Exhibit 10.7

PURCHASE AND SALE AGREEMENT
BY AND AMONG
MID-CON ENERGY PROPERTIES, LLC
MID-CON ENERGY OPERATING, LLC
AS SELLER
AND
PO&G PANHANDLE, LP
AS PURCHASER
Executed on May 26, 2016

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SECTION 1.1 PURCHASE AND SALE..........................................................................9

Section 1.2	Assets.........................................................................................9

Section 1.3	Excluded Assets.......................................................................12

Section 1.4	Effective Time; Proration of Costs and Revenues...................13

Section 1.5	Delivery and Maintenance of Records....................................14

ARTICLE 2 PURCHASE PRICE.....................................................................................15

Section 2.1	Purchase Price.........................................................................15

Section 2.2	Adjustments to Purchase Price................................................15

Section 2.3	Deposit....................................................................................17

Section 2.4	Allocated Values.....................................................................17

ARTICLE 3 TITLE MATTERS.......................................................................................17

Section 3.1	Seller’s Title...........................................................................17

Section 3.2	Definition of Defensible Title................................................18

Section 3.3	Definition of Permitted Encumbrances..................................19

Section 3.4	Notice of Title Defect Adjustments........................................21

Section 3.5	Casualty or Condemnation Loss.............................................25

Section 3.6	Limitations on Applicability....................................................25

ARTICLE 4 ENVIRONMENTAL MATTERS.................................................................26

Section 4.1	Assessment..............................................................................26

Section 4.2	NORM, Wastes and Other Substances....................................27

Section 4.3	Environmental Defects............................................................27

Section 4.4	Inspection Indemnity...............................................................29

Section 4.5	Exclusive Remedy...................................................................29

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLER........................29

Section 5.1	Generally.................................................................................30

Section 5.2	Existence and Qualification....................................................30

Section 5.3	Power......................................................................................30

Section 5.4	Authorization and Enforceability...........................................30

Section 5.5	No Conflicts...........................................................................30

Section 5.6	Liability for Brokers’ Fees.....................................................31

Section 5.7	Litigation................................................................................31

Section 5.8	Taxes and Assessments...........................................................31

Section 5.9	Compliance with Laws...........................................................31

Section 5.10	Outstanding Capital Commitments........................................32

Section 5.11	Imbalances..............................................................................32

Section 5.12	Bankruptcy..............................................................................32

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Section 5.13	Transfer Requirements............................................................32

Section 5.14	Preference Rights....................................................................32

Section 5.15	Payment of Royalties..............................................................32

Section 5.16	Oil and Gas Operations...........................................................32

Section 5.17	Well Status; Plugging and Abandonment................................33

Section 5.18	Non-Consent Operations.........................................................33

Section 5.19	Permits.....................................................................................33

Section 5.20	Tax Partnership........................................................................33

Section 5.21	Suspense Accounts..................................................................34

Section 5.22	Insurance; Bonding.................................................................34

Section 5.23	Material Contracts...................................................................34

Section 5.24	Environmental Matters............................................................34

Section 5.25	Mortgages and Other Instruments...........................................35

Section 5.26	Payments for Hydrocarbon Production...................................36

Section 5.27	Payout Balances......................................................................36

Section 5.28	Hedging...................................................................................36

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PURCHASER...............36

Section 6.1	Existence and Qualification....................................................36

Section 6.2	Power.......................................................................................36

Section 6.3	Authorization and Enforceability............................................36

Section 6.4	No Conflicts............................................................................37

Section 6.5	Liability for Brokers’ Fees......................................................37

Section 6.6	Litigation................................................................................37

Section 6.7	Financing................................................................................37

Section 6.8	Limitation...............................................................................37

Section 6.9	SEC Disclosure......................................................................37

Section 6.10	Bankruptcy.............................................................................38

Section 6.11	Qualification..........................................................................38

Section 6.12	Consents................................................................................38

Section 6.13	Independent Evaluation.........................................................38

ARTICLE 7 COVENANTS OF THE PARTIES.............................................................39

Section 7.1	Government Reviews............................................................39

Section 7.2	Notification of Breaches.......................................................39

Section 7.3	Letters-in-Lieu; Assignments; Operatorship.........................40

Section 7.4	Public Announcements..........................................................40

Section 7.5	Operation of Business...........................................................40

Section 7.6	Transfer Requirements..........................................................41

Section 7.7	Tax Matters...........................................................................42

Section 7.8	Further Assurances...............................................................42

Section 7.9	Insurance..............................................................................43

Section 7.10	Record Retention.................................................................43

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Section 7.11	Bonds, Letters of Credit and Guarantees.................................43

Section 7.12	Cure of Misrepresentations......................................................43

Section 7.13	Plugging, Abandonment, Decommissioning and Other Costs.44

Section 7.14	Employees................................................................................44

Section 7.15	Satisfaction of Conditions........................................................44

ARTICLE 8 CONDITIONS TO CLOSING......................................................................44

Section 8.1	Conditions of Seller to Closing................................................44

Section 8.2	Conditions of Purchaser to Closing.........................................46

ARTICLE 9 CLOSING......................................................................................................47

Section 9.1	Time and Place of Closing.......................................................47

Section 9.2	Obligations of Seller at Closing...............................................47

Section 9.3	Obligations of Purchaser at Closing........................................48

Section 9.4	Closing Adjustments and Closing Payment.............................49

ARTICLE 10 TERMINATION..........................................................................................51

Section 10.1	Termination..............................................................................51

Section 10.2	Effect of Termination...............................................................52

Section 10.3	Distribution of Deposit Upon Termination..............................52

ARTICLE 11 POST-CLOSING OBLIGATIONS; INDEMNIFICATION;
LIMITATIONS; DISCLAIMERS AND WAIVERS..........................................................53

Section 11.1	Assumed Seller Obligations.....................................................53

Section 11.2	Survival....................................................................................54

Section 11.3	Indemnification by Seller.........................................................55

Section 11.4	Indemnification by Purchaser..................................................55

Section 11.5	Indemnification Proceedings...................................................56

Section 11.6	Release.....................................................................................58

Section 11.7	Disclaimers..............................................................................58

Section 11.8	Waiver of Trade Practices Acts................................................60

Section 11.9	Redhibition Waiver..................................................................60

Section 11.10	Recording.................................................................................61

Section 11.11	Non-Compensatory Damages..................................................61

Section 11.12	Disclaimer of Application of Anti-Indemnity Statutes............61

ARTICLE 12 MISCELLANEOUS....................................................................................61

Section 12.1	Counterparts.............................................................................61

Section 12.2	Notices.....................................................................................62

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Section 12.3	Sales or Use Tax Recording Fees and Similar Taxes and Fees..62

Section 12.4	Exhibits and Schedules............................................................62

Section 12.5	Expenses..................................................................................63

Section 12.6	Change of Name......................................................................63

Section 12.7	Governing Law; Venue; and Waiver of Jury Trial...................63

Section 12.8	Captions...................................................................................64

Section 12.9	Waivers....................................................................................64

Section 12.10	Assignment..............................................................................64

Section 12.11	Entire Agreement.....................................................................64

Section 12.12	Amendment.............................................................................64

Section 12.13	No Third-Party Beneficiaries..................................................64

Section 12.14	References...............................................................................65

Section 12.15	Construction............................................................................65

Section 12.16	Conspicuousness.....................................................................65

Section 12.17	Severability.............................................................................66

Section 12.18	Time of Essence......................................................................66

v

EXHIBITS

Exhibit A	Leases

Exhibit A-1	Wells and Units

Exhibit A-2	Working Interests and Net Revenue Interests

Exhibit B	Form of Assignment, Conveyance and Bill of Sale

Exhibit C	Form of Title Indemnity Agreement
SCHEDULES

Schedule 1.2(d)	Contracts

Schedule 1.2(e)	Easements

Schedule 1.2(k)	Vehicles and Vessels

Schedule 1.3(e)	Excluded Assets

Schedule 3.3(l)	Permitted Encumbrances

Schedule 3.4(a)	Allocated Values

Schedule 5.7	Litigation

Schedule 5.8	Taxes and Assessments

Schedule 5.9	Compliance with Laws

Schedule 5.10	Outstanding Capital Commitments

Schedule 5.11	Imbalances

Schedule 5.13	Transfer Requirements

Schedule 5.16	Oil and Gas Operations

Schedule 5.17	Plugging and Abandonment

Schedule 5.21	Suspense Accounts

Schedule 5.22	Insurance; Bonding

Schedule 5.23	Material Contracts

Schedule 5.24	Environmental Matters

Schedule 7.5	Operation of Business

Schedule 7.14	Employees

vi

DEFINITIONS
“Adjustment Period” means the period beginning at the Effective Time and ending on the Closing Date.
“Adjusted Purchase Price” shall mean the Purchase Price after calculating and applying the adjustments set forth in Section 2.2.
“AFE” means authority for expenditure.
“Affiliates” with respect to any Person, means any Person that directly or indirectly controls, is controlled by or is under common control with such Person. The concept of control, controlling or controlled as used in the aforesaid context means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise. No Person shall be deemed an Affiliate of any Person by reason of the exercise or existence of rights, interests or remedies under this Agreement.
“Agreed Accounting Firm” has the meaning set forth in Section 9.4(c).
“Agreed Interest Rate” means the rate of interest published in the Wall Street Journal from time to time, as the one month London Interbank Offered Rate (LIBOR) plus 250 basis points, with adjustments in that rate to be made on the same day as any change in that rate.
“Agreement” has the meaning set forth in the preamble hereto.
“Allocated Value” has the meaning set forth in Section 3.4(a).
“Applicable Contracts” means all Contracts by which the Properties and other Assets are bound or that primarily relate to the Properties or other Assets and (in each case) that will be binding on the Assets or Purchaser after the Closing, including, without limitation; farmin and farmout agreements; bottomhole agreements; crude oil, condensate and natural gas purchase and sale, gathering, transportation and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements; balancing agreements; pooling declarations or agreements; unitization agreements; processing agreements; saltwater disposal agreements; facilities or equipment leases; crossing agreements; letters of no objection; platform use agreements; production handling agreements; and other similar contracts and agreements, of Seller and primarily related to the Properties or other Assets, but exclusive of any master service agreements.
“Assessment” has the meaning set forth in Section 4.1(b).
“Assets” has the meaning set forth in Section 1.2.
“Assumed Seller Obligations” has the meaning set forth in Section 11.1.
“Business Day” means any calendar day except Saturdays, Sundays, and Federal holidays.

“Claim” or “Claims” means any demand, claim or notice sent or given in writing by a Person to another Person in which the former asserts that it has suffered a Loss, has become a party to a Proceeding or subjected to a demand that is the responsibility of the latter Person.
“Claim Notice” has the meaning set forth in Section 11.2(c).
“Closing” has the meaning set forth in Section 9.1(a).
“Closing Date” has the meaning set forth in Section 9.1(b).
“Closing Payment” has the meaning set forth in Section 9.4(a).
“Closing Statements” means the Preliminary Closing Statement and the Final Closing Statement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Confidentiality Agreement” has the meaning set forth in Section 4.1(g).
“Contracts” has the meaning set forth in Section 1.2(d).
“Conveyance” has the meaning set forth in Section 3.1(b).
“Cure Period” has the meaning set forth in Section 3.4(c).
“Customary Post-Closing Consents” means the consents, approvals, required notices, filing with or other actions for the assignment of the Assets to Purchaser that are customarily obtained after the assignment of properties similar to the Assets.
“Defensible Title” has the meaning set forth in Section 3.2(a).
“Deposit” has the meaning set forth in Section 2.3.
“DOJ” shall mean the Department of Justice.
“DTPA” has the meaning set forth in Section 11.8(a).
“Easements” has the meaning set forth in Section 1.2(e).
“Effective Time” has the meaning set forth in Section 1.4(a).
“Environmental Claim Date” has the meaning set forth in Section 4.3.
“Environmental Defect” has the meaning set forth in Section 4.3.
“Environmental Defect Amount” has the meaning set forth in Section 4.3.
“Environmental Defect Deductible” has the meaning set forth in Section 4.3.

“Environmental Defect Notice” has the meaning set forth in Section 4.3.
“Environmental Laws” means, as the same may have been amended, superseded or replaced, any federal, state or local statute, law, regulation, ordinance, rule, order or decree including any rule of common law, relating to (i) the control of any potential pollutant or protection of the environment, including air, water, land or endangered, threatened, or protected species, (ii) the generation, use, handling, treatment, storage, disposal, production or transportation of waste materials, petroleum or natural gas, or (iii) the regulation of or exposure to Hazardous Materials, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (“RCRA”); the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq. the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Endangered Species Act, 16 U.S.C. § 1531 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Atomic Energy Act, 42 U.S.C. § 2011 et seq.; and all applicable related law, whether local, state, territorial, or national, of any Governmental Body having jurisdiction over the property in question addressing pollution or protection of human health, safety, natural resources or the environment and all regulations implementing the foregoing. The term “Environmental Laws” includes all judicial and administrative decisions, orders, directives, and decrees issued by a Governmental Body pursuant to the foregoing.
“Environmental Liabilities” shall mean any and all environmental response costs (including costs of remediation), damages, natural resource damages, settlements, consulting fees, expenses, penalties, fines, orphan share, prejudgment and post-judgment interest, court costs, attorneys’ fees, and other liabilities incurred or imposed (i) pursuant to any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar act (including settlements) by any Governmental Body to the extent arising out of any violation of, or remedial obligation under, any Environmental Laws which are attributable to the ownership or operation of the Assets prior to, on or after the Effective Time or (ii) pursuant to any claim or cause of action by a Governmental Body or other Person for personal injury, property damage, damage to natural resources, remediation or response costs to the extent arising out of any exposure to Hazardous Materials, any violation of, or any remediation or obligation under, any Environmental Laws which is attributable to the ownership or operation of the Assets prior to, on or after the Effective Time; provided that “Environmental Liabilities” excludes any of the foregoing to the extent caused by or relating to NORM or disclosed in any Schedule. Notwithstanding the foregoing, the phrases “violation of Environmental Laws” and “remedial obligation under any Environmental Laws” and words of similar import shall mean, as to any given Asset, the violation of or failure to meet specific objective requirements or standards that are clearly applicable to such Asset under applicable Environmental Laws where such requirements or standards are in effect as of the Effective Time. The phrase does not include good or desirable operating practices or standards that may be employed or adopted by other oil or gas well operators or recommended by a Governmental Body.

“Environmental Permits” has the meaning set forth in Section 5.24(a)(ii).
“Equipment” has the meaning set forth in Section 1.2(f).
“Excluded Assets” has the meaning set forth in Section 1.3.
“Excluded Seller Obligations” has the meaning set forth in Section 11.1.
“Final Adjustment” has the meaning set forth in Section 9.4(b).
“Final Closing Statement” has the meaning set forth in Section 9.4(b).
“Final Purchase Price” has the meaning set forth in Section 9.4(b).
“Final Settlement Date” has the meaning set forth in Section 9.4(b).
“Form 8594” has the meaning set forth in Section 2.4.
“FTC” shall mean the Federal Trade Commission.
“Fundamental Representations” has the meaning set forth in Section 11.2(a).
“Geologic Data” means all seismic, geological, geochemical or geophysical data (including cores and other physical samples of materials from wells or tests) belonging to Seller or licensed from third parties relating to the Properties that can be transferred without additional consideration to such third parties other than tape copying costs and expenses (or including such licensed data in the event Purchaser agrees to pay such additional consideration).
“Governmental Body” or “Governmental Bodies” means any federal, state, local, municipal, or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; and any court or governmental tribunal.
“Hazardous Material” means (i) any “hazardous substance,” as defined by CERCLA, (ii) any “hazardous waste” or “solid waste,” in either case as defined by RCRA, and any analogous state statutes, and any regulations promulgated thereunder, (iii) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any applicable Environmental Laws, (iv) any radioactive material, including any naturally occurring radioactive material, and any source, special or byproduct material as defined in 42 U.S.C. 2011 et seq. and any amendments or authorizations thereof, (v) any regulated asbestos-containing materials in any form or condition, (vi) any regulated polychlorinated biphenyls in any form or condition, and (vii) petroleum, petroleum hydrocarbons or any fraction, derivative or byproducts thereof.
“Hydrocarbons” means (i) oil, gas, casinghead gas, condensate and other gaseous and liquid hydrocarbons or any combination thereof and (ii) all other minerals (whether similar or dissimilar to the minerals listed in (i) above) of every kind and character which may be extracted from or produced from the Properties and (iii) sulphur and other minerals extracted from or produced with the foregoing.
“Imbalance” or “Imbalances” means any over-production, under-production, over-delivery, under-delivery or similar imbalance of Hydrocarbons produced from or allocated to the Assets, regardless of whether such over-production, under-production, over-delivery under-delivery or similar imbalance arises at the platform, wellhead, pipeline, gathering system, transportation system, processing plant or other location.
“Indemnified Party” has the meaning set forth in Section 11.5(a).
“Indemnifying Party” has the meaning set forth in Section 11.5(a).
“Indemnity Agreement” has the meaning set forth in Section 3.4(d)(i).
“Indemnity Deductible” has the meaning set forth in Section 11.5(d)(ii).
“Independent Expert” has the meaning set forth in Section 4.3.
“Individual Benefit Threshold” has the meaning set forth in Section 3.4(j).
“Individual Environmental Threshold” has the meaning set forth in Section 4.3.
“Individual Title Threshold” has the meaning set forth in Section 3.4(j).
“Lands” has the meaning set forth in Section 1.2(a).
“Laws” means all statutes, laws, rules, regulations, ordinances, orders, and codes of or by any Governmental Bodies.
“Leases” has the meaning set forth in Section 1.2(a).
“Losses” means any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, Taxes, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other actual out of pocket expenses incurred in investigating and preparing for or in connection with any Proceeding).
“Lowest Cost Response” means the response or action required under Environmental Laws or Environmental Permits that addresses the condition present sufficient to bring the condition or the affected Asset into compliance with Environmental Laws or Environmental Permits or to address the liability created under Environmental Law, at a reasonable cost (considered as a whole taking into consideration the use of the Properties and in order to avoid any material negative impact such response or action may have on the operations of the relevant Assets and any potential material additional costs or liabilities that may likely arise as a result of such response or action) as compared to any other response that is required or allowed under Environmental Laws.
“Material Adverse Effect” means any effect that is material and adverse to the ownership, operation or value of the Assets, taken as a whole, and as currently operated; provided, however, that “Material Adverse Effect” shall not include (i) any effect resulting from entering into this Agreement or the announcement of the transactions contemplated by this Agreement; (ii) any effect resulting from changes in general market, economic, financial or political conditions or any outbreak of hostilities or war unless such result in a disproportionate impact on the Assets, (iii) any effect that affects the Hydrocarbon exploration, production, development, processing, gathering and/or transportation industry generally (including changes in commodity prices or general market prices in the Hydrocarbon exploration, production, development, processing, gathering and/or transportation industry generally), and (iv) any effect resulting from a change in Laws or regulatory policies.
“Material Contracts” means those Contracts that are material to the ownership or current operation of the Assets, including (i) all of the unit agreements, farmout and farmin agreements, pooling agreements, pooling designations, unit operating agreements and operating agreements, exploration agreements, participation agreements, transportation and gathering agreements, rig contracts, pipe and other supply contracts and area of mutual interest agreements, (ii) all of the production sales, marketing and processing agreements, other than such agreements which are terminable by Seller without penalty on 90 or fewer days’ notice, (iii) any Contract that could reasonably be expected to obligate Seller to expend, or pursuant to which Seller may receive, in excess of $75,000 in any calendar year, (iv) any Contract that is with an Affiliate and (v) any Contract that evidences an obligation to pay the deferred purchase price of property or services.
“Material Environmental Defect” means an uncured Environmental Defect that exceeds the Individual Environmental Threshold.
“Material Title Benefit” means a Title Benefit that exceeds the Individual Benefit Threshold.
“Material Title Defect” means an uncured Title Defect that exceeds the Individual Title Threshold.
“Net Revenue Interest” has the meaning set forth in Section 3.2(a)(i).
“NORM” means naturally occurring radioactive material.
“Notice Period” has the meaning set forth in Section 11.5(a).
“Permitted Encumbrances” has the meaning set forth in Section 3.3.
“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Body or any other entity.
“Personal Property” has the meaning set forth in Section 1.2(g).
“Phase II” has the meaning set forth in Section 4.1(b).

“Pipelines” has the meaning set forth in Section 1.2(g).
“Preference Right” means any right or agreement that enables any Person to purchase or acquire any Asset or any interest therein or portion thereof as a result of or in connection with (i) the sale, assignment or other transfer of any Asset or any interest therein or portion thereof or (ii) the execution or delivery of this Agreement or the consummation or performance of the terms and conditions contemplated by this Agreement.
“Preliminary Closing Statement” has the meaning set forth in Section 9.4(a).
“Proceeding” has the meaning set forth in Section 5.7.
“Properties” has the meaning set forth in Section 1.2(c).
“Property Costs” has the meaning set forth in Section 1.4(b).
“Purchase Price” has the meaning set forth in Section 2.1.
“Purchaser” has the meaning set forth in the preamble hereto.
“Purchaser Indemnified Persons” has the meaning set forth in Section 11.3.
“Purchaser’s Representatives” has the meaning set forth in Section 4.1(a).
“Records” has the meaning set forth in Section 1.2(j).
“REGARDLESS OF FAULT” means WITHOUT REGARD TO THE CAUSE OR CAUSES OF ANY CLAIM, INCLUDING, WITHOUT LIMITATION, EVEN THOUGH A CLAIM IS CAUSED IN WHOLE OR IN PART BY:
OTHER THAN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THE NEGLIGENCE (WHETHER SOLE, JOINT, CONCURRENT, COMPARATIVE, CONTRIBUTORY, ACTIVE OR PASSIVE), STRICT LIABILITY, OR OTHER FAULT OF THE SELLER INDEMNIFIED PERSONS; AND/OR
A PRE-EXISTING DEFECT, WHETHER PATENT OR LATENT, OF THE PREMISES OF PURCHASER’S PROPERTY OR SELLER’S PROPERTY (INCLUDING WITHOUT LIMITATION THE ASSETS).
“Retained Asset” has the meaning set forth in Section 7.6(b).
“Retained Employee Liabilities” shall mean any liabilities of Seller or any of its Affiliates arising out of claims by or on behalf of employees of Seller or any of its Affiliates with respect to events that occur on or prior to the Closing and that relate to their employment with, or the terminations of their employment from, Seller.
“Seller” has the meaning set forth in the preamble hereto.

“Seller Indemnified Persons” has the meaning set forth in Section 11.4.
“Seller Operated Assets” shall mean Assets operated by Seller.
“Taxes” means all federal, state, local, and foreign income, profits, franchise, sales, use, ad valorem, property, severance, production, excise, stamp, documentary, real property transfer or gain, gross receipts, goods and services, registration, capital, transfer, or withholding taxes or other governmental fees or charges imposed by any taxing authority, including any interest, penalties or additional amounts which may be imposed with respect thereto.
“Termination Date” has the meaning set forth in Section 10.1(b)(i).
“Third Party Claim” has the meaning set forth in Section 11.5(a).
“Title Arbitrator” has the meaning set forth in Section 3.4(i).
“Title Benefit” has the meaning set forth in Section 3.2(b).
“Title Benefit Amount” has the meaning set forth in Section 3.4(e).
“Title Benefit Deductible” has the meaning set forth in Section 3.4(j).
“Title Benefit Notice” has the meaning set forth in Section 3.4(b).
“Title Claim Date” has the meaning set forth in Section 3.4(a).
“Title Defect” has the meaning set forth in Section 3.2(b).
“Title Defect Amount” has the meaning set forth in Section 3.4(d)(i).
“Title Defect Deductible” has the meaning set forth in Section 3.4(j).
“Title Defect Notice” has the meaning set forth in Section 3.4(a).
“Title Defect Property” has the meaning set forth in Section 3.4(a).
“Transfer Requirement” means any consent, approval, authorization or permit of, or filing with or notification to, any Person which is required to be obtained, made or complied with for or in connection with any sale, assignment or transfer of any Asset or any interest therein; provided, however, that “Transfer Requirement” shall not include any Customary Post-Closing Consents.
“Transfer Taxes” has the meaning set forth in Section 12.3.
“Units” has the meaning set forth in Section 1.2(c).
“UTPCPL” has the meaning set forth in Section 11.8(a).
“Wells” has the meaning set forth in Section 1.2(b).

PURCHASE AND SALE AGREEMENT
This Purchase and Sale Agreement (this “Agreement”) is executed on May 26, 2016, by and between MID-CON ENERGY PROPERTIES, LLC, a Delaware limited liability company, and MID-CON ENERGY OPERATING, LLC, an Oklahoma limited liability company (collectively, “Seller”), and PO&G PANHANDLE, LP, a Texas limited partnership (“Purchaser”).
RECITALS
A.    Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller the properties and rights of Seller hereafter described, in the manner and upon the terms and subject to the conditions hereafter set forth.
B.    Capitalized terms used herein shall have the meanings ascribed to them in this Agreement as such terms are identified and/or defined in the preceding Definitions Section hereof.
NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:
ARTICLE 1

PURCHASE AND SALE
Section 1.1 Purchase and Sale.
At the Closing, and upon the terms and subject to the conditions of this Agreement, Seller agrees to sell, assign, transfer and convey the Assets to Purchaser and Purchaser agrees to purchase, accept and pay for the Assets and to assume the Assumed Seller Obligations.
Section 1.2 Assets.
As used herein, the term “Assets” means, subject to the terms and conditions of this Agreement, all of Seller’s right, title, interest and estate, real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, in and to the following (but excluding the Excluded Assets):
(a) All of the oil and gas leases; subleases and other leaseholds; net profits interests; carried interests; farmout rights; options; and other properties and interests described on Exhibit A (collectively, the “Leases”), together with each and every kind and character of right, title, claim, and interest that Seller has in and to the Leases and the lands covered by the Leases or the lands currently pooled, unitized, communitized or consolidated therewith (the “Lands”);

(b) All oil, gas, water, disposal or injection wells located on or associated with the Lands, whether producing, shut-in, or abandoned (even to the extent not located on the Lands provided that each such well is listed on Exhibit A-1), including the wells shown on Exhibit A-1 (collectively, the “Wells”);
(c) All interest of Seller derived from the Leases in or to any currently existing pools or units which include any Lands or all or a part of any Leases or include any Wells, including those pools or units shown on Exhibit A-1 (the “Units”; the Units, together with the Leases, Lands and Wells, being hereinafter referred to as the “Properties”), and including all interest of Seller derived from or allocated to the Leases in production of Hydrocarbons from any such Unit, whether such Unit production of Hydrocarbons comes from wells located on or off of a Lease, and all tenements, hereditaments and appurtenances belonging to the Leases and Units;
(d) All contracts, agreements and instruments by which the Properties are bound, or that relate to or are otherwise applicable to the Properties and will be binding on the Properties after Closing, but only to the extent applicable to the Properties rather than Seller’s other properties and only with respect to rights and obligations arising thereunder from and after the Effective Time unless such right or obligation is an Assumed Seller Obligation, including but not limited to, operating agreements, unitization, pooling and communitization agreements, declarations and orders, joint venture agreements, farmin and farmout agreements, exploration agreements, participation agreements, area of mutual interest agreements, disposal agreements, water use agreements, facilities or equipment leases, letters of no objection, production handling agreements, exchange agreements, transportation or gathering agreements, bottomhole agreements, balancing agreements, storage agreements, and agreements for the sale and purchase of oil, gas, casinghead gas or processing agreements to the extent applicable to the Properties or the production of Hydrocarbons produced in association therewith from the Properties, including those identified on Schedule 1.2(d) (hereinafter collectively referred to as “Contracts”), but excluding any master service agreements scheduled on Schedule 1.3(e) and any contracts, agreements and instruments to the extent transfer is restricted by third-party agreement to the extent scheduled on Schedule 5.13 or applicable Law and the necessary consents to transfer are not obtained pursuant to Section 7.6 and provided that “Contracts” shall not include the instruments constituting the Leases;
(e) All easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights (“Easements”) appurtenant to, and used or held for use in connection with the Properties (including those identified on Schedule 1.2(e)), but excluding any permits and other rights to the extent transfer is restricted by third-party agreement to the extent scheduled on Schedule 5.13 or applicable Law and the necessary consents to transfer are not obtained pursuant to Section 7.6;
(f) All equipment, machinery, fixtures and other tangible personal property and improvements located on or used, or held for use, in connection with the Properties (including well equipment, casing, rods, tanks, boilers, buildings, tubing, pumps, motors, and compression equipment) (other than vehicles or vessels listed on Schedule 1.3(e)) (collectively, “Equipment”);
(g) All flow lines, pipelines, gathering systems, processing and separation facilities, and appurtenances thereto located on the Properties or used, or held for use, in connection with the operation of the Properties (“Pipelines” and, together with the Equipment and Wells, “Personal Property”);
(h) All Hydrocarbons produced from or attributable to the Properties from and after the Effective Time;
(i) All Imbalances;
(j) All of the files, records, information and data, whether written or electronically stored, relating solely to the Assets, including: lease files; land files; well files; gas and oil sales contract files; gas processing files; division order files; abstracts; title opinions; land surveys; logs; maps; engineering data and reports; technical evaluations and technical outputs; evaluations; interpretive data or studies (including, without limitation, geological or geophysical interpretative data); and other books, records, data, files, and accounting records, in each case to the extent related to the Assets, or used or held for use in connection with the maintenance or operation thereof, but excluding (i) any books, records, data, files, logs, maps, evaluations, outputs, and accounting records to the extent disclosure or transfer would result in a violation of applicable Law or is restricted by any Transfer Requirement scheduled on Schedule 5.13 that is not satisfied pursuant to Section 7.6, (ii) computer or communications software or intellectual property (including tapes, codes, data and program documentation and all tangible manifestations and technical information relating thereto), (iii) attorney-client privileged communications and work product of Seller’s or any of its Affiliates’ legal counsel (other than title opinions and title reports), (iv) reserve studies, and (v) records relating to the negotiation and consummation of the sale of the Assets (subject to such exclusions, the “Records”); provided, however, that Seller may retain copies of such Records as Seller has reasonably determined may be required for existing litigation, tax, accounting, and auditing purposes;
(k) All vehicles and vessels used, or held for use, in connection with the ownership and operation of the Assets, including those specifically listed on Schedule 1.2(k);
(l) All Geological Data;
(m) Hydrocarbons stored in tanks and pipelines attributable to the ownership and operation of the Assets that belong to Seller as of the Effective Time;
(n) Any claim against third parties relating to the Assumed Seller Obligations; and
(o) Any claims and causes of action arising under or with respect to any Asset and all proceeds arising from such claims and causes of action, including any settlements thereof, to the extent such claims, causes of action and proceeds are attributable to the period after the Effective Time or that relate to an Assumed Seller Obligation.

Section 1.3 Excluded Assets.
Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the purchase and sale contemplated hereby (collectively, the “Excluded Assets”):
(a) all limited liability company, financial, income and franchise tax and legal records of Seller that relate to Seller’s business generally (whether or not relating to the Assets), and all books, records and files that relate to the Excluded Assets and those records retained by Seller pursuant to Section 1.2(j) and copies of any other Records retained by Seller pursuant to Section 1.5;
(b) All reserve estimates and economic estimates;
(c) all rights to any refund of Taxes or other costs or expenses borne by Seller or Seller’s predecessors in interest and title attributable to periods prior to the Effective Time, except to the extent the same relate to Assumed Seller Obligations;
(d) Seller’s area-wide bonds, permits and licenses or other permits, licenses or authorizations used in the conduct of Seller’s business generally;
(e) those items listed in Schedule 1.3(e);
(f) all trade credits, account receivables, note receivables, take-or-pay amounts receivable, and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time (other than Hydrocarbons stored in tanks and pipelines attributable to the ownership and operation of the Assets that belong to Seller as of the Effective Time);
(g) all claims and causes of action (including any claims for insurance proceeds) arising from acts, omissions or events or damage to or destruction of property with respect to all periods prior to the Effective Time, except to the extent the same relate to Assumed Seller Obligations;
(h) all right, title and interest of Seller in and to vehicles or vessels listed on Schedule 1.3(e);
(i) except to the extent the same relate to Assumed Seller Obligations, all rights, titles, claims and interests of Seller or any Affiliate of Seller (i) to or under any policy or agreement of insurance or any insurance proceeds; except to the extent provided in Section 3.5, and (ii) to or under any bond or bond proceeds;
(j) any patent, patent application, logo, service mark, copyright, trade name, trademark or other intellectual property of or associated with Seller or any Affiliate of Seller or any business of Seller or of any Affiliate of Seller;
(k) all personal computers and associated peripherals and all radio and telephone equipment;

(l) all proprietary and other computer software;
(m) all documents and instruments of Seller that may be protected by an attorney-client privilege (other than title opinions and title reports);
(n) all Geologic Data listed on Schedule 1.3(e);
(o) any offices, office leases or personal property that are not directly related to the Assets; and
(p) all Assets that are excluded and not conveyed to Purchaser under Sections 3.4(d)(ii), 3.5 or 7.6 (or any other provision) of this Agreement.
Section 1.4 Effective Time; Proration of Costs and Revenues.
(a) Subject to Section 1.5, possession of the Assets shall be transferred from Seller to Purchaser at the Closing, but for purposes of the adjustments made to the Closing Statements certain financial benefits and burdens of the Assets shall be transferred effective as of 7:00 A.M., local time, on May 1, 2016 (the “Effective Time”), as described below.
(b) “Earned” and “incurred”, as used in this Agreement, shall be interpreted in accordance with generally accepted accounting principles and Council of Petroleum Accountants Society (COPAS) standards, as applicable. “Property Costs” means all costs attributable to the ownership and operation of the Assets (including without limitation costs of insurance relating specifically to the Assets, royalties and overriding royalties payable on account of production from the Assets, and ad valorem, property, severance, Hydrocarbon production and similar Taxes based upon or measured by the ownership or operation of the Assets or the production of Hydrocarbons therefrom, but excluding any other Taxes) and capital expenditures incurred in the ownership and operation of the Assets in the ordinary course of business and, where applicable, in accordance with the relevant operating or unit agreement, if any, and overhead costs charged to the Assets under the relevant operating agreement or unit agreement, if any, by unaffiliated third parties and, with respect to Assets operated by Seller, an amount equal to the amount Seller is entitled to receive under the applicable operating or unit agreement (pro-rated for any partial months as applicable), but excluding without limitation liabilities, losses, costs, and expenses attributable to (i) Claims for personal injury or death, property damage or violation of any Law, (ii) obligations to plug wells or dismantle, abandon and salvage facilities, (iii) obligations to remediate any contamination of groundwater, surface water, soil, Equipment or Pipelines under applicable Environmental Laws, (iv) obligations to furnish make-up gas according to the terms of applicable gas sales, gathering or transportation contracts, (v) gas balancing obligations and (vi) obligations to pay working interests, royalties, overriding royalties or other interests held in suspense by Seller that are reflected on Schedule 5.21, all of which are addressed in Article 11. For purposes of this Section 1.4, determination of whether Property Costs are attributable to the period before or after the Effective Time for purposes of the adjustments in the Closing Statements shall be based on when services are rendered, when the goods are delivered, or when the work is performed. For clarification, the date an item or work is ordered is not the date of a transaction for settlement purposes in the Closing Statements, but rather the date on which the item ordered is delivered to the job site, or the date on which the work ordered is performed, shall be the relevant date. For purposes of allocating Hydrocarbon production (and accounts receivable with respect thereto) under this Section 1.4, (i) liquid Hydrocarbons shall be deemed to be “from or attributable to” the Properties when they pass through the pipeline connecting into the storage facilities into which they are run and (ii) gaseous Hydrocarbons shall be deemed to be “from or attributable to” the Properties when they pass through the delivery point sales meters on the pipelines through which they are transported. Seller shall utilize reasonable interpolative procedures to arrive at an allocation of Hydrocarbon production when exact meter readings or gauging and strapping data is not available. Seller shall provide to Purchaser, no later than five (5) Business Days prior to Closing, all data necessary to support any estimated allocation, for purposes of establishing the adjustment to the Purchase Price pursuant to Section 2.2 hereof that will be used to determine the Closing Payment for purposes of the Preliminary Closing Statement (as defined in Section 9.4(a)). Taxes (except income, franchise and similar taxes), right-of-way fees, insurance premiums and the Property Costs that are paid periodically (but not delay rentals, bonuses, minimum royalties, option payments, lease extension payments or shut-in royalties) shall be prorated based on the number of days in the applicable period falling before and the number of days in the applicable period falling at or after the Effective Time, except that Hydrocarbon production, severance and similar Taxes shall be prorated based on the number of units actually produced, purchased or sold or proceeds of sale, as applicable, before, and at or after, the Effective Time.
(c) Purchaser shall be entitled to all Hydrocarbon production from or attributable to the Properties at and after the Effective Time (and all products and proceeds attributable thereto) and to all other income, proceeds, receipts and credits earned with respect to the Assets at or after the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs incurred at and after the Effective Time. Seller shall be entitled to all Hydrocarbon production from or attributable to the Properties prior to the Effective Time (and all products and proceeds attributable thereto) and to all other income, proceeds, receipts and credits earned with respect to the Assets prior to the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs incurred prior to the Effective Time. In each case, Purchaser shall be responsible for the portion allocated to the period at and after the Effective Time and Seller shall be responsible for the portion allocated to the period before the Effective Time.
Section 1.5 Delivery and Maintenance of Records.
Seller, at Purchaser’s sole cost and expense, shall deliver the Records to Purchaser not later than ten (10) days following Closing. Purchaser shall be entitled to all original Records maintained by Seller and to a copy of all electronic Records maintained by Seller. Seller shall be entitled to keep a copy or copies of all Records; provided, however, that Seller shall keep confidential and not disclose and shall not sell or otherwise allow third parties to review, copy or otherwise use (for any purpose) any Records retained by Seller for their own account, except as required by law and for disclosures to Seller’s representatives, consultants and legal counsel bound by an obligation of confidentiality. Purchaser shall preserve the Records for a period of seven (7) years following the Closing and will allow Seller and its representatives, consultants and advisors reasonable access, during normal business hours and upon reasonable notice, to the Records (at the location of such Records in Purchaser’s organization) for any legitimate business reason of Seller, including in order for Seller to comply with a Tax or other legally required reporting obligation or Tax or legal dispute;

provided, however, that Purchaser shall not be required to grant access to Seller or any of its representatives, consultants or advisors, to any Records that are subject to an attorney/client or attorney work product privilege, that would cause Purchaser to violate any obligation to any third party or breach any restriction legally binding on Purchaser or that are trade secrets of Purchaser. Any such access shall be at the sole cost and expense of Seller.
ARTICLE 2

PURCHASE PRICE
Section 2.1 Purchase Price.
The purchase price for the Assets (the “Purchase Price”) shall be Eighteen Million Dollars ($18,000,000.00) payable in United States currency by wire transfer in same day funds as and when provided in this Agreement and as adjusted as provided in Section 2.2.
Section 2.2 Adjustments to Purchase Price.
For purposes of the Closing Statements, the Purchase Price for the Assets shall be adjusted as follows (with such adjustments being made so as not to give any duplicative effect) with all such amounts being determined in accordance with generally accepted accounting principles and Council of Petroleum Accountants Society (COPAS) standards:
(a) Reduced by the aggregate amount of the following proceeds actually received by Seller: (i) proceeds from the sale of Hydrocarbons (net of any royalties, overriding royalties or other burdens paid by Seller to third parties on or payable out of Hydrocarbon production, gathering, processing and transportation costs and any Hydrocarbon production, severance, sales or excise Taxes not reimbursed to Seller by the purchaser of Hydrocarbon production) produced from or attributable to the Properties during the period between the Effective Time and the Final Settlement Date, and (ii) other proceeds earned with respect to the Assets during the period between the Effective Time and the Final Settlement Date;
(b) Increased by the aggregate amount of the following proceeds actually received by Purchaser: (i) proceeds from the sale of Hydrocarbons (net of any royalties, overriding royalties or other burdens paid by Purchaser to third parties on or payable out of Hydrocarbon production, gathering, processing and transportation costs and any Hydrocarbon production, severance, sales or excise Taxes not reimbursed to Purchaser by the purchaser of Hydrocarbon production) produced from or attributable to the Properties for periods prior to the Effective Time except for Hydrocarbons described in Section 2.2(i), and (ii) other proceeds earned with respect to the Assets for periods prior to the Effective Time;
(c) (i) If Seller makes the election under Section 3.4(d)(i) with respect to a Material Title Defect, subject to the Title Defect Deductible, reduced by the Title Defect Amount with respect to such Material Title Defect for which the Title Defect Amount has been determined and (ii) subject to the Title Benefit Deductible, increased by the Title Benefit Amount with respect to each Material Title Benefit for which the Title Benefit Amount has been determined;
(d) Subject to the Environmental Defect Deductible, reduced by the Environmental Defect Amount with respect to each Material Environmental Defect if the Environmental Defect Amount has been determined;
(e) Increased by the amount of all Property Costs and other costs attributable to the ownership and operation of the Assets after the Effective Time which are actually paid by Seller and incurred by Seller (including any overhead costs under Section 1.4 with respect to the Seller Operated Assets deemed charged to the Assets with respect to the Adjustment Period even though not actually paid), except any Property Costs and other such costs already deducted in the determination of proceeds in Section 2.2(a);
(f) Reduced to the extent provided in Section 3.4(d)(ii) for any Properties excluded from the Assets pursuant to Section 3.4(d);
(g) Reduced to the extent provided in Section 4.3 for any Properties excluded from the Assets pursuant to Section 4.3;
(h) Increased or reduced as provided elsewhere in this Agreement or as agreed upon in writing by Seller and Purchaser;
(i) Increased by the value of the amount of merchantable Hydrocarbons stored in tanks and pipelines attributable to the ownership and operation of the Assets that belong to Seller as of the Effective Time (which value shall be computed at the applicable third-party contract prices for the month of March 2016 for such stored Hydrocarbons);
(j) INTENTIONALLY OMITTED;
(k) Reduced to the extent provided in Section 7.6 with respect to Retained Assets;
(l) Reduced by the amount of funds held in suspense listed on Schedule 5.21; and
(m) Reduced by the amount of all Property Costs and other costs attributable to the ownership and operation of the Assets prior to the Effective Time which are actually paid by Purchaser and incurred by Purchaser, or which Purchaser is required to assume under this Agreement, except any Property Costs and other such costs already deducted in the determination of proceeds in Section 2.2(b).
For purposes of the Preliminary Closing Statement and Final Closing Statement, but subject to the indemnities provided in this Agreement, each adjustment made pursuant to Section 2.2(a) or Section 2.2(b) shall serve to satisfy, up to the amount of the adjustment, Purchaser’s or Seller’s, as applicable, entitlement to Hydrocarbon production from or attributable to the Properties during the Adjustment Period, and to the value of other income, proceeds, receipts and credits earned with respect to the Assets during the Adjustment Period, and as such, Purchaser shall not have any separate rights to receive any Hydrocarbon production or income, proceeds, receipts and credits with respect to which an adjustment has been made. Similarly, the adjustments described in Sections 2.2(e) or Section 2.2(m) shall serve to satisfy, up to the amount of the adjustment, Purchaser’s or Seller’s, as applicable, obligation to pay Property Costs and other costs attributable to the ownership and operation of the Assets which are incurred during the Adjustment Period, and as such, notwithstanding anything in this Agreement to the contrary, Purchaser or Seller, as applicable, shall not be separately obligated to pay for any Property Costs or other such costs with respect to which an adjustment has been made.
Where available, actual figures will be used to prepare the Preliminary Closing Statement. To the extent actual figures are not available, estimates will be used subject to adjustment as provided in Section 9.4.
Section 2.3 Deposit.
Concurrently with the execution of this Agreement, Purchaser has paid to Seller an earnest money deposit in an amount equal to five percent (5%) of the Purchase Price (the “Deposit”). The Deposit shall be non-interest bearing and applied against the Purchase Price if the Closing occurs or shall be otherwise distributed in accordance with the terms of this Agreement.
Section 2.4 Allocated Values.
Purchaser has determined the allocation of the Purchase Price among the Properties being acquired. The Allocated Values are set forth in Schedule 3.4(a). Prior to the Closing, Purchaser shall prepare Internal Revenue Service Form 8594, Asset Acquisition Statement Under Section 1060 (“Form 8594”), in conformity with the Allocated Values. Purchaser and Seller shall attach such Form 8594 to their respective tax returns for the 2016 tax year, and to the extent that the Purchase Price is adjusted, consistently revise and amend the allocation schedule and Form 8594 as necessary. The allocation derived pursuant to this Section shall be binding on Purchaser and Seller for all tax reporting purposes and neither Purchaser nor Seller (or any of their respective Affiliates) shall take any position (whether in tax returns, tax audits, or other administrative or court proceedings with respect to taxes) which is inconsistent with such allocation unless required to do so by applicable law.
ARTICLE 3

TITLE MATTERS
Section 3.1 Seller’s Title.
(a) Except for the special warranty of title referenced in Section 3.1(b) and contained in the Conveyance and without limiting the rights expressly provided in this Article 3, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to Seller’s title to any of the Assets, and Purchaser hereby acknowledges and agrees that the Purchaser’s sole remedy for any defect of title, including any Title Defect, with respect to any of the Assets (i) before Closing, shall be as set forth in Section 3.4(c), Section 3.4(d), Section 8.2 and Article 10 and (ii) after Closing, shall be pursuant to the special warranty of title referenced in Section 3.1(b) and contained in the Conveyance or pursuant to Section 3.4(i) with respect to any Title Defects or Title Defect Amounts that are not agreed upon by Closing.
(b) The conveyance covering the Assets to be delivered by Seller to Purchaser shall be substantially in the form of Exhibit B (the “Conveyance”). The Conveyance shall contain a special warranty of Defensible Title by, through and under Seller and its Affiliates, but not otherwise, but shall otherwise be without warranty of title of any kind, express, implied or statutory or otherwise.
(c) Purchaser shall not be entitled to protection under Seller’s special warranty of title in the Conveyance against any Title Defect reported by Purchaser under Section 3.4(a) prior to the Title Claim Date.
(d) Notwithstanding anything herein provided to the contrary, if a Title Defect that may be asserted under this Article 3 results from any matter which could also result in the breach of any representation or warranty of Seller set forth in Article 5 (but excluding Section 5.18, Section 5.23, Section 5.26 (with respect to calls on production) and Section 5.27), then Purchaser shall only be entitled to assert such matter (i) before Closing, as a Title Defect to the extent permitted by this Article 3, or (ii) after Closing, as a breach of Seller’s special warranty of title referenced in Section 3.1(b) and contained in the Conveyance, and shall be precluded from also asserting such matter as the basis of the breach of any such representation or warranty.
Section 3.2 Definition of Defensible Title.
(a) As used in this Agreement, the term “Defensible Title” means that record title of Seller with respect to the Units, Wells or other Assets shown in Exhibit A-1 that, except for and subject to Permitted Encumbrances:
(i) Entitles Seller to receive a share of the Hydrocarbons produced, saved and marketed (and the proceeds therefrom) from any Unit, Well or other Asset shown in Exhibit A-1 throughout the duration of the productive life of such Unit, Well or other Asset and in all applicable depths and formations (after satisfaction of all royalties, overriding royalties, net profits interests or other similar burdens on or measured by production of Hydrocarbons) (a “Net Revenue Interest”), of not less than the Net Revenue Interest shown in Exhibit A-1 for such Unit, Well or other Asset, except (solely to the extent that such actions do not cause a breach of Seller’s covenants under Section 7.5) for decreases in connection with those operations in which Seller may, with Purchaser’s consent, from and after the date hereof become a non-consenting co-owner, decreases resulting from the election to ratify or the establishment or amendment of pools or units after the date hereof, in each case with Purchaser’s consent, and decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries as shown in each case on Schedule 5.11, and except as stated in such Exhibit A-1;
(ii) Obligates Seller to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, (i) any Unit, Well or other Asset shown in Exhibit A-1 not greater than the “working interest” shown in Exhibit A-1 for such Unit, Well or other Asset in all applicable depths and formations without increase throughout the productive life of such Unit, Well or other Asset, except as stated in Exhibit A-1 and except for increases resulting from contribution requirements with respect to non-consenting co-owners under applicable operating agreements and increases that are accompanied by at least a proportionate increase in Seller’s Net Revenue Interest as shown in Exhibit A-1; and
(iii) Is free and clear of liens, encumbrances, obligations, security interests, irregularities, pledges, or other defects.
(b) As used in this Agreement, the term “Title Defect” means any lien, charge, encumbrance, obligation (including contract obligation), defect, or other matter (including without limitation a discrepancy in Net Revenue Interest or working interest) that causes Seller not to have Defensible Title in and to the Units, Wells or other Assets shown on Exhibit A-1 as of the Effective Time and the Closing. As used in this Agreement, the term “Title Benefit” shall mean any right, circumstance or condition that operates to increase the Net Revenue Interest of Seller in any Unit, Well or other Asset shown on Exhibit A-1 throughout the duration of the productive life of such Asset and in all depths and formations, without causing a greater than proportionate increase in Seller’s working interest above that shown in Exhibit A-1 as of the Effective Time and the Closing. Notwithstanding the foregoing, the following shall not be considered Title Defects:
(i) defects based solely on a lack of information in Seller’s files;
(ii) defects arising out of lack of corporate or other entity authorization unless Purchaser provides affirmative evidence that the action was not authorized and results in another Person’s actual and superior claim of title to the relevant Asset;
(iii) defects based on a gap in Seller’s chain of title in the county or parish records as to the oil and gas leases comprising the Leases, unless such gap is affirmatively shown to exist in such records by an abstract of title, title opinion or landman’s title chain (which documents shall be included in a Title Defect Notice);
(iv) defects that have been cured by applicable Laws of limitation or prescription; and
(v) defects arising out of a lack of survey, unless a survey is expressly required by applicable Laws.
Section 3.3 Definition of Permitted Encumbrances.
As used herein, the term “Permitted Encumbrances” means any or all of the following:
(a) Royalties and any overriding royalties, reversionary interests and other burdens on production, to the extent that the net cumulative effect of such burdens does not reduce Seller’s Net Revenue Interest below that shown in Exhibit A-1 as to any applicable depth or formation or as to any period of time or increase Seller’s working interest above that shown in Exhibit A-1 as to any applicable depth or formation or as to any period of time without a corresponding increase in the Net Revenue Interest;

(b) All Leases to the extent that they do not, individually or in the aggregate, (i) reduce Seller’s Net Revenue Interest below that shown in Exhibit A-1 as to any depth or formation or as to any period of time, (ii) increase Seller’s working interest above that shown in Exhibit A-1 as to any depth or formation or as to any period of time without a proportionate increase in the Net Revenue Interest, or (iii) interfere in any material respect with the use, ownership or operation of, the Assets subject thereto or affected thereby;
(c) Transfer Requirements applicable to this or any future transaction;
(d) Liens for current Taxes or assessments not yet delinquent or, if delinquent, are being contested in good faith in the normal course of business;
(e) Materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s and other similar liens or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by Law), provided such amounts are paid prior to delinquency;
(f) All rights to consent by, required notices to, filings with, or other actions by, Governmental Bodies in connection with the sale or conveyance of the Assets or interests therein pursuant to this or any future transaction if they are not required or customarily obtained prior to the sale or conveyance;
(g) Excepting circumstances where such rights have already been triggered, rights of reassignment arising upon final intention to abandon or release the Assets, or any of them;
(h) Easements listed on Schedule 1.2(e) and Contracts listed on Schedule 1.2(d) to the extent that the net cumulative effect of such Easements and Contracts do not (i) reduce Seller’s Net Revenue Interest below that shown in Exhibit A-1, (ii) increase Seller’s working interest above that shown in Exhibit A-1 without a corresponding increase in Net Revenue Interest, or (iii) detract in any material respect from the value of, or interfere in any material respect with the use, ownership, operation or development of the Assets;
(i) Calls on Hydrocarbon production under existing Contracts that are listed on Schedule 1.2(d);
(j) All rights reserved to or vested in any Governmental Body to control or regulate any of the Assets in any manner, and all obligations and duties under all applicable Laws or under any franchise, grant, license or permit issued by any such Governmental Body, provided there is no existing breach thereof or non-compliance therewith;
(k) Any encumbrance on or affecting the Assets which is discharged by Seller at or prior to Closing;
(l) Any matters shown on Schedule 3.3(l);
(m) Imbalances associated with the Assets;

(n) Liens granted under applicable joint operating agreements for amounts not delinquent; and
(o) Such Title Defects as Purchaser may have waived expressly in writing.
Section 3.4 Notice of Title Defect Adjustments.
(a) To assert a claim of a Title Defect prior to Closing, Purchaser must deliver claim notices to Seller (each, a “Title Defect Notice”) on or before July 15, 2016 (the “Title Claim Date”); provided, however, that Purchaser agrees that it shall furnish Seller once every two (2) weeks, commencing on the fourteenth (14th) day following the date of this Agreement until the Title Claim Date with a Title Defect Notice if any officer of Purchaser or its Affiliates discover or learn of any Title Defect during such two (2) week period, which notice may be preliminary in nature and supplemented before the expiration of the Title Claim Date. Each Title Defect Notice shall be in writing and shall include (i) a description of the alleged Title Defect(s), (ii) the Units, Wells or other Assets in Exhibit A-1 affected by the Title Defect (each, a “Title Defect Property”), (iii) the Allocated Value of each Title Defect Property, (iv) to the extent available and in Purchaser’s possession, supporting documents reasonably necessary for Seller (as well as any title attorney or examiner hired by Seller) to verify the existence of the alleged Title Defect(s), and (v) the amount by which Purchaser reasonably believes the Allocated Value of each Title Defect Property is reduced by the alleged Title Defect(s) and the computations and information upon which Purchaser’s belief is based. Notwithstanding any other provision of this Agreement to the contrary, but subject to Section 3.1(d) and Purchaser’s rights in connection with the special warranty of title referenced in Section 3.1(b) and contained in the Conveyance, Purchaser shall be deemed to have waived its right to assert Title Defects of which Seller has not been given notice on or before the Title Claim Date. For purposes hereof, the “Allocated Value” of an Asset shall mean the portion of the Purchase Price that has been allocated to a particular Unit or Well in Schedule 3.4(a).
(b) Seller shall have the right, but not the obligation, to deliver to Purchaser on or before the Title Claim Date, with respect to each Title Benefit, a notice (a “Title Benefit Notice”) including (i) a description of the Title Benefit, (ii) the Units, Wells or other Assets in Exhibit A-1 affected, (iii) the Allocated Values of the Units, Wells or other Assets in Exhibit A-1 subject to such Title Benefit, (iv) supporting documents reasonably necessary for Purchaser (as well as any title attorney or examiner hired by Purchaser) to verify the existence of the alleged Title Benefit(s) and (v) the amount by which Seller reasonably believes the Allocated Value of those Units, Wells or other Assets is increased by the Title Benefit, and the computations and information upon which Seller’s belief is based. Seller shall be deemed to have waived all Title Benefits of which it has not given notice to Purchaser on or before the Title Claim Date.
(c) Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure to the reasonable satisfaction of Purchaser at any time on or prior to Closing (the “Cure Period”), unless the parties may otherwise agree, any Title Defects of which it has been advised in writing by Purchaser pursuant to the procedures hereof.
(d) In the event that (A) any Title Defect is not waived by Purchaser and (B) Seller does not elect on or before Closing to cure any Title Defect or Seller has elected before Closing to cure a Title Defect but such Title Defect has not been cured by the expiration of the Cure Period, then subject to the parties’ rights under Section 3.4(i), Article 8 and Article 10, Seller shall:
(i) Convey the Property that is subject to such Title Defect, and subject to the Individual Title Threshold and the Title Defect Deductible, reduce the Purchase Price by an amount agreed upon (“Title Defect Amount”) pursuant to Section 3.4(g) by Purchaser and Seller as being the value of such Title Defect, taking into consideration the Allocated Value of the Property subject to such Title Defect, the portion of the Property subject to such Title Defect and the legal effect of such Title Defect on the Property affected thereby; provided, however, that the methodology, terms and conditions of Section 3.4(g) shall control any such determination;
However, Seller may alternatively elect, with Purchaser’s consent, to:
(i) indemnify Purchaser against all liability, loss, cost and expense resulting from such Title Defect pursuant to an indemnity agreement (the “Indemnity Agreement”) in the form to be mutually agreed upon; or
(ii) retain the portion or percentage of the Property that is subject to such Title Defect, together with all associated Assets, in which event the Purchase Price shall be reduced by an amount equal to the Allocated Value associated therewith.
(e) Subject to the Individual Benefit Threshold and the Title Benefit Deductible, with respect to each Unit, Well or other Asset in Exhibit A-1 affected by Title Benefits reported under Section 3.4(b), the Purchase Price shall be increased by an amount (the “Title Benefit Amount”) equal to the increase in the Allocated Value for such Unit, Well or other Asset in Exhibit A-1 caused by such Title Benefits, as determined pursuant to Section 3.4(h).
(f) Except as provided in Section 8.2 and Article 10, Section 3.4(d) shall be the exclusive right and remedy of Purchaser with respect to Title Defects asserted by Purchaser pursuant to Section 3.4(a). Section 3.4(e) shall be the exclusive right and remedy of Seller with respect to Title Benefits asserted by Seller pursuant to Section 3.4(b).
(g) The Title Defect Amount resulting from a Title Defect shall be the amount by which the Allocated Value of the Title Defect Property affected by such Title Defect is reduced as a result of the existence of such Title Defect and shall be determined in accordance with the following methodology, terms and conditions:
(i) if Purchaser and Seller agree on the Title Defect Amount, that amount shall be the Title Defect Amount;
(ii) if the Title Defect is a lien, encumbrance or other charge which is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Title Defect Property;
(iii) if the Title Defect represents a discrepancy between (A) the Net Revenue Interest for any Title Defect Property and (B) the Net Revenue Interest stated on Exhibit A-1 for such Title Defect Property, then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property multiplied by a fraction, the numerator of which is the Net Revenue Interest decrease and the denominator of which is the Net Revenue Interest stated on Exhibit A-1 for such Title Defect Property;
(iv) if the Title Defect represents an obligation, encumbrance, burden or charge upon or other defect in title to the Title Defect Property of a type not described in subsections (i), (ii) or (iii) above, then the Title Defect Amount shall be determined by taking into account the Allocated Value of the Title Defect Property, the portion of the Title Defect Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Title Defect Property, the values placed upon the Title Defect by Purchaser and Seller and such other factors as are necessary to make a proper evaluation; and
(v) the Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder; and
(vi) notwithstanding anything to the contrary in this Article 3, the aggregate Title Defect Amounts attributable to the effect of all Title Defects upon any Title Defect Property shall not exceed the Allocated Value of the Title Defect Property.
(h) Title Benefit Amount. The Title Benefit Amount resulting from a Title Benefit shall be determined in accordance with the following methodology, terms and conditions:
(i) if Purchaser and Seller agree on the Title Benefit Amount, then that amount shall be the Title Benefit Amount; and
(ii) the Title Benefit Amount for any Title Benefit not determined pursuant to subsection (i) above shall be the product of the Allocated Value of the affected Property multiplied by a fraction, the numerator of which is the Net Revenue Interest increase and the denominator of which is the Net Revenue Interest stated on Exhibit A-1 for such Property.
(i) Seller and Purchaser shall attempt in good faith to agree on all Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts prior to Closing. If Seller and Purchaser are unable to agree by Closing, then subject to each party’s rights under Article 8 and Article 10, the Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts in dispute shall be exclusively and finally resolved by arbitration pursuant to this Section 3.4(i). There shall be a single arbitrator, who shall be a title attorney with at least ten (10) years’ experience in oil and gas titles involving properties in the regional area in which the Properties are located, as selected by mutual agreement of Purchaser and Seller within fifteen (15) Business Days after the end of the Cure Period, and absent such mutual agreement, by the Dallas office of the American Arbitration Association (the “Title Arbitrator”). The arbitration proceeding shall be held in Fort Worth, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section. The Title Arbitrator’s determination shall be made within fifteen (15) Business Days after submission of the matters in dispute and shall be final and binding upon both parties, without right of appeal. In making his determination, the Title Arbitrator shall be bound by the rules set forth in Sections 3.4(a), 3.4(b), 3.4(c), 3.4(d), 3.4(e), 3.4(f), 3.4(g), 3.4(h), and 3.4(j) and may consider such other matters as in the opinion of the Title Arbitrator are necessary or helpful to make a proper determination. Additionally, the Title Arbitrator may consult with and engage disinterested third parties to advise the Title Arbitrator, including without limitation petroleum engineers. The Title Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts submitted by either party and may not award damages, interest or penalties to either party with respect to any matter. Seller and Purchaser shall each bear its own legal fees and other costs of presenting its case. Each party shall bear one-half of the costs and expenses of the Title Arbitrator, including any costs incurred by the Title Arbitrator that are attributable to such third party consultation. Within ten (10) days after the Title Arbitrator delivers written notice to Purchaser and Seller of his award with respect to a Title Defect Amount or a Title Benefit Amount, (i) Purchaser shall pay to Seller the amount, if any, so awarded by the Title Arbitrator to Seller, plus interest payable on such amount at the Agreed Interest Rate from (but not including) the Closing Date to (and including) the date on which such amount is paid to Seller and (ii) Seller shall pay to Purchaser the amount, if any, so awarded by the Title Arbitrator to Purchaser, plus interest payable on such amount at the Agreed Interest Rate from (but not including) the Closing Date to (and including) the date on which such amount is paid to Purchaser.
(j) Notwithstanding anything to the contrary in this Agreement, (i) in no event shall there be any adjustments to the Purchase Price for any individual uncured Title Defect for which the Title Defect Amount therefor does not exceed $10,000 (“Individual Title Threshold”); and (ii) in no event shall there be any adjustments to the Purchase Price for uncured Title Defects unless the aggregate Title Defect Amounts attributable to all uncured Material Title Defects exceeds a deductible in an amount equal to one and five tenths Percent (1.5%) of the Purchase Price (the “Title Defect Deductible”), after which point adjustments to the Purchase Price shall be made or available to Purchaser only to the extent the aggregate Title Defect Amounts with respect to uncured Material Title Defects are in excess of such Title Defect Deductible. Notwithstanding anything to the contrary in this Agreement, (A) in no event shall there be any increase in the Purchase Price for any individual Title Benefit for which the Title Benefit Amount therefor does not exceed $10,000 (“Individual Benefit Threshold”); and (B) in no event shall there be any increase in the Purchase Price for Title Benefits unless the aggregate Title Benefit Amounts attributable to all Material Title Benefits exceeds a deductible in an amount equal to one and five tenths (1.5%) of the Purchase Price (the “Title Benefit Deductible”), after which point adjustments to the Purchase Price shall be made only to the extent the aggregate Title Benefit Amounts with respect to Material Title Benefits are in excess of such Title Benefit Deductible.

Section 3.5 Casualty or Condemnation Loss.
(a) From and after the Effective Time, but subject to the provisions of Section 3.5(b), and below, Purchaser shall assume all risk of loss with respect to and any change in the condition of the Assets during the Adjustment Period for production of Hydrocarbons through normal depletion (including but not limited to the watering out of any Well, collapsed casing or sand infiltration of any Well) and the depreciation of personal property due to ordinary wear and tear.
(b) If, during the Adjustment Period any portion of the Assets is destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain or if proceedings for such purposes shall be pending or threatened, and the sum of all Losses from all such casualties and takings exceeds or is expected to exceed Twenty Percent (20%) of the total unadjusted Purchase Price, either party shall have the right to terminate this Agreement and Purchaser shall promptly receive back the Deposit. If the sum of all Losses from all such casualties and takings is Twenty Percent (20%) or less of the total unadjusted Purchase Price, Purchaser shall be required to close notwithstanding any such destruction, taking or proceeding or the threat thereof, and Seller shall (i) at Closing pay to Purchaser all sums paid or payable to Seller by third parties by reason of any casualty or taking insofar as with respect to the Assets and shall assign, transfer and set over to Purchaser or subrogate Purchaser to all of Seller’s right, title and interest (if any) in insurance claims, unpaid awards and other rights against third parties (other than Affiliates of Seller and its directors, officer, employees and agents) arising out of the casualty or taking and (ii) indemnify Purchaser through a document reasonably acceptable to Seller and Purchaser against any costs or expenses that Purchaser reasonably incurs to repair the Assets subject to such casualty or taking that are, in the aggregate, in excess of the amount paid to Purchaser by Seller pursuant to subsection (i) above.
Section 3.6 Limitations on Applicability.
The right of Purchaser to assert a Title Defect under this Agreement and receive a remedy therefor under this Article 3 shall terminate as of the Title Claim Date, provided there shall be no termination of Purchaser’s or Seller’s rights under Section 3.4 with respect to any bona fide Title Defect properly reported in a Title Defect Notice or bona fide Title Benefit Claim properly reported in a Title Benefit Notice on or before the Title Claim Date. From and after Closing, subject to Purchaser’s right to assert a breach of the representations and warranties set forth in Section 5.18, Section 5.23, Section 5.26 (with respect to calls on production) and Section 5.27 or Seller’s breach of its covenants under Section 7.5, Purchaser’s sole and exclusive rights and remedies with regard to title to the Assets shall be as set forth in, and shall arise under, the Conveyance transferring the Assets from Seller to Purchaser.

ARTICLE 4

ENVIRONMENTAL MATTERS
Section 4.1 Assessment.
(a) From and after the date hereof and up to and including the Closing Date (or earlier termination of this Agreement) but subject to (i) applicable Laws, (ii) the other provisions of this Section 4.1 and (iii) obtaining any required consents of third parties (with respect to which consents Seller shall use commercially reasonable efforts to obtain), Seller shall afford to Purchaser and its officers, employees, agents, accountants, attorneys, investment bankers consultants, and other authorized representatives (“Purchaser’s Representatives”) full access, during normal business hours and upon reasonable notice, to the Assets and all Records and other documents in Seller’s or any their respective Affiliates’ possession relating primarily to the Assets (provided, however, that Purchaser’s right to access all Records and such other documents shall not be subject to the limitation set forth in subsection (iii) of this Section 4.1(a)). Seller shall also make available to Purchaser and Purchaser’s Representatives, upon reasonable notice during normal business hours, Seller’s personnel knowledgeable with respect to the Assets in order that Purchaser may make such diligence investigation as Purchaser considers necessary or appropriate, and shall provide Purchaser access to the complete environmental reports, audits, data, and other documents related to the environmental condition or compliance of the Assets in Seller’s possession or control . All investigations and due diligence conducted by Purchaser or any Purchaser’s Representative shall be conducted at Purchaser’s sole cost, risk and expense and any conclusions made from any examination done by Purchaser or any Purchaser’s Representative shall result from Purchaser’s own independent review and judgment, provided Seller complies with this Section 4.1(a).
(b) Upon reasonable notice to Seller, Purchaser shall have the right to conduct a Phase 1 environmental site assessment, environmental compliance audit or other visual inspection of all or any portion of the Assets (the “Assessment”), to be conducted by a reputable environmental consulting or engineering firm. In the event the Assessment identifies a “recognized environmental condition” as such term is defined in ASTM Standard 1527 13 or a compliance audit identifies a material non-compliance finding, Purchaser shall have the right to conduct a subsurface investigation, testing or other review as Purchaser reasonably determines (the “Phase II”). The Assessment and Phase II shall be conducted at the sole cost and expense of Purchaser, and shall be subject to the indemnity provisions of Section 4.4. If any of the proposed activities unreasonably interfere with normal operation of the Properties, Seller may require an appropriate reasonable modification of the proposed activity. Seller shall have the right to be present during any Assessment or Phase II of the Assets and shall have the right, at its option and expense, to split samples with Purchaser.
(c) Purchaser shall coordinate its Assessments and Phase II of the Assets with Seller to minimize any unreasonable inconvenience to or interruption of the conduct of business by Seller. Purchaser shall abide by Seller’s safety rules, regulations and operating policies while conducting its due diligence evaluation of the Assets including any environmental or other inspection or assessment of the Assets.

(d) Purchaser agrees to provide Seller promptly, but not later than the Environmental Claim Date, copies of all reports, test results, and other non-privileged documentation and data prepared or compiled by Purchaser and/or any of Purchaser’s Representatives to the extent related to an Environmental Defect and which contain information collected or generated from Purchaser’s due diligence with respect to the Assets. Seller shall not be deemed by its receipt of said documents or otherwise to have made any representation or warranty, expressed, implied or statutory, as to the condition to the Assets or to the accuracy of said documents or the information contained therein, provided Seller notifies Purchaser of an material inaccuracies identified by Seller in its review of the documents or information.
(e) Upon completion of Purchaser’s due diligence, Purchaser shall at its sole cost and expense and without any cost or expense to Seller or its Affiliates, (i) repair all damage done to the Assets to the extent caused by Purchaser’s due diligence and complete such work in accordance with recognized industry standards, (ii) restore the Assets to the approximate same condition than existed prior to commencement of Purchaser’s due diligence, to the extent of any damage related to Purchaser’s due diligence, and (iii) remove all equipment, tools or other property brought onto the Assets in connection with Purchaser’s due diligence. Any damage to the Assets (including, without limitation, any real property, platform or other fixtures associated with such Assets) to the extent caused by Purchaser’s due diligence will be promptly corrected by Purchaser.
(f) During all periods that Purchaser, and/or any of Purchaser’s Representatives are on the Assets, Purchaser shall maintain, at its sole expense and with insurers reasonably satisfactory to Seller, policies of insurance of the types and in the amounts consistent with recognized industry practices. Coverage under all insurance required to be carried by Purchaser hereunder will list Seller Indemnified Parties as additional named insureds. Upon request by Seller, Purchaser shall provide evidence of such insurance to Seller prior to entering upon the Assets.
(g) Seller shall not, and shall cause its representatives to not, disclose any information obtained by Purchaser and its representatives pursuant to this Section 4.1 without Purchaser’s express written consent. Seller shall maintain such information in strict confidence in the same manner contemplated by the terms of that certain confidentiality agreement dated March 8, 2016, by and between Seller and Purchaser (the “Confidentiality Agreement”).
Section 4.2 NORM, Wastes and Other Substances.
Purchaser acknowledges that the Assets have been used for the exploration, development, and production of Hydrocarbons and that Equipment and sites included in the Assets may contain NORM.
Section 4.3 Environmental Defects.
If, as a result of its investigation pursuant to Section 4.1, Purchaser determines that with respect to any individual Asset, there exists a violation of an Environmental Law or Environmental Permit or a condition thereon that currently creates liability or requires investigation or remediation under applicable Environmental Laws (other than with respect to NORM ) (in each case, an “Environmental Defect”), then on or prior to July 15, 2016 (the “Environmental Claim Date”),

Purchaser may notify Seller in writing of such Environmental Defect (an “Environmental Defect Notice”). Except for the indemnity for an Excluded Seller Obligation or breach of the environmental representation and warranty set forth in Section 5.24, for all purposes of this Agreement and applicable Law, Purchaser shall be deemed to have waived any Environmental Defect and any right or remedy arising as a result thereof which Purchaser fails to assert as an Environmental Defect by an Environmental Defect Notice received by Seller on or before the Environmental Claim Date. To be effective, each such notice shall set forth (i) a description of the matter constituting the alleged Environmental Defect, (ii) the Units/Wells and associated Assets affected by the Environmental Defect, (iii) the estimated Lowest Cost Response to eliminate the Environmental Defect in question (the “Environmental Defect Amount”), and (iv) supporting documents reasonably necessary for Seller to verify the existence of the alleged Environmental Defect and the Environmental Defect Amount. Purchaser shall furnish Seller once every two (2) weeks until the Environmental Claim Date with an Environmental Defect Notice if any officer of Purchaser or its Affiliates discover or become aware of an Environmental Defect during such two (2) week period, which notice may be preliminary in nature and supplemented before the expiration of the Environmental Claim Date. Subject to the following sentence, with respect to each Environmental Defect asserted by Purchaser in an Environmental Defect Notice, Seller shall elect to have one of the following remedies apply: (i) reduce the Purchase Price by an amount agreed upon in writing by Purchaser and Seller as being a reasonable estimate of the cost of curing the Environmental Defect, provided that if an Environmental Defect is estimated to result in a cost higher than the Allocated Value of the Asset, Purchaser may elect to exclude the Asset and such Asset shall be retained by Seller, in which event the Purchase Price shall be reduced by an amount equal to the Allocated Value of such Property, (ii) with Purchaser’s consent, retain the Property or part of the Asset that is associated with such Environmental Defect Notice and affected by such Environmental Defect, in which event the Purchase Price shall be reduced by an amount equal to the Allocated Value of such Property or part of the Asset, (iii) with Purchaser’s consent, perform or cause to be performed such operations or actions as are necessary to cure any Environmental Defect to the reasonable satisfaction of Purchaser before Closing and provide Purchaser documents to demonstrate that each Environmental Defect has been cured or (iv) with Purchaser’s consent, enter into an agreement with Purchaser to be negotiated in good faith with Purchaser for a plan of investigation and remediation or compliance with respect to such Environmental Defect and the time period by which such remediation or compliance shall take place after Closing. If Seller disagrees with any of Purchaser’s assertions with respect to the existence of an Environmental Defect or the Environmental Defect Amount, Purchaser and Seller will attempt to resolve the dispute prior to Closing. If the dispute cannot be resolved within twenty (20) days of the first meeting of Purchaser and Seller, either party may submit the dispute to an environmental consultant approved in writing by Seller and Purchaser that is experienced in environmental corrective or compliance action at oil and gas properties in the relevant jurisdiction and that shall not have performed professional services for either party or any of their respective Affiliates during the previous five years (the “Independent Expert”). The Independent Expert will conduct the dispute resolution proceeding by written submissions from Purchaser and Seller with exhibits, including interrogatories, supplemented with appearances by Purchaser and Seller, if necessary, as the Independent Expert may deem necessary. After the parties and Independent Expert have had the opportunity to review all such submissions, which in no event shall be later than thirty (30) days counted from and after such submissions are made, the Independent Expert shall call for a final, written offer of resolution from each party, which shall be provided within five (5) Business Days. The Independent Expert shall render its decision within twenty (20) Business Days of the deadline for receiving such offers by selecting one or the other of the offers it has received or some compromise based upon the two offers received. The Independent Expert may not award damages, interest or penalties to either party with respect to any matter. The decision of the Independent Expert shall be final and binding upon both parties, without right of appeal. Seller and Purchaser shall each bear its own legal fees and other costs of presenting its case to the Independent Expert. Each party shall bear one-half of the costs and expenses of the Independent Expert. The parties shall adjust the Purchase Price to reflect the Environmental Defect Amounts, as agreed by the parties or as determined by the Independent Expert, for all uncured Environmental Defects (subject to the estimate delivered under Section 9.4(a) for then unresolved Environmental Defects); provided, that notwithstanding anything to the contrary, (a) in no event shall there be any adjustments to the Purchase Price for any individual uncured Environmental Defect for which the Environmental Defect Amount therefor does not exceed $50,000 (“Individual Environmental Threshold”); and (b) in no event shall there be any adjustments to the Purchase Price for any uncured Environmental Defect unless the aggregate Environmental Defect Amount attributable to all Material Environmental Defects exceeds one and five tenths Percent (1.5%) of the Purchase Price (the “Environmental Defect Deductible”), after which point Purchaser shall be entitled to adjustments to the Purchase Price only to the extent the aggregate Environmental Defect Amounts with respect to all uncured Material Environmental Defects are in excess of such Environmental Defect Deductible. To the extent the Independent Expert fails to determine any disputed Environmental Defect Amounts prior to Closing, then, within ten (10) days after the Independent Expert delivers written notice to Purchaser and Seller of his award with respect to an Environmental Defect Amount, Seller shall pay to Purchaser the amount, if any, so awarded by the Independent Expert.
Section 4.4 Inspection Indemnity.
Purchaser hereby agrees to defend, indemnify and hold harmless owners of the Assets and Seller Indemnified Parties from and against any and all Losses to the extent resulting from the Assessment or any field visit, environmental property assessment, or other due diligence activity conducted by Purchaser or any Purchaser’s Representative with respect to the Assets.
Section 4.5 Exclusive Remedy.
Subject to the limitations contained therein and subject further to the indemnity for breach of the environmental representation and warranty contained in Section 5.24, Section 4.3 shall be the exclusive right and remedy of Purchaser with respect to any Environmental Defect, provided Seller has complied with its obligations under this Article 4. Purchaser hereby waives any claims of cost recovery or contribution from Seller or its Affiliates related to the Assets under any Environmental Law or other cause of action, provided Seller has complied with its obligations under this Article 4.
ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLER

Section 5.1 Generally.
(a) Any representation or warranty qualified “to the knowledge of Seller” or “to Seller’s knowledge” or with any similar knowledge qualification is limited to matters within the actual knowledge of the officers of Seller. “Actual knowledge” for purposes of this Agreement means information actually personally known by such Persons, without any further duty of inquiry or investigation.
(b) Inclusion of a matter on a Schedule to a representation or warranty which addresses matters having a Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Material Adverse Effect. Likewise, the inclusion of a matter on a Schedule in relation to a representation or warranty shall not be deemed an indication that such matter necessarily would, or may, breach such representation or warranty absent its inclusion on such Schedule.
(c) Subject to the foregoing provisions of this Section 5.1, the disclaimers and waivers contained in Sections 11.7, 11.8, 11.9, 11.11 and 11.12 and the other terms and conditions of this Agreement, Seller represents and warrants to Purchaser the matters set out in the remainder of this Article 5.
Section 5.2 Existence and Qualification.
Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the States of Delaware and Oklahoma and is duly qualified to do business, and is in good standing, in each jurisdiction where the Assets are located.
Section 5.3 Power.
Seller has full limited liability company power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.
Section 5.4 Authorization and Enforceability.
The execution, delivery and performance of this Agreement, and the performance of the transactions contemplated hereby, have been duly and validly authorized by all necessary limited liability company action on the part of Seller. This Agreement has been duly executed and delivered by Seller (and all documents required hereunder to be executed and delivered by Seller at Closing will be duly executed and delivered by Seller) and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.5 No Conflicts.

Subject to the giving of all notices to third parties and the receipt of all consents, approvals and waivers from third parties set forth in Schedule 5.13, the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated herein will not (a) conflict with or result in a breach of any provisions of the organizational documents of Seller, (b) result in a material default (with due notice or lapse of time or both) or the creation of any material lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which Seller is a party or which affect the Assets, (c) violate any judgment, order, ruling, or decree in any material respect applicable to Seller as a party in interest, or (d) violate any Laws in any material respect applicable to Seller or any of the Assets.
Section 5.6 Liability for Brokers’ Fees.
Purchaser shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Seller or its Affiliates for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.
Section 5.7 Litigation.
With respect to the Assets, Seller’s ownership, operation, development, maintenance, or use of any of the Assets or the transactions contemplated herein, except to the extent the foregoing relate to Environmental Laws or Environmental Liabilities and except as set forth in Schedule 5.7, no proceeding, arbitration, action, claim, suit, pending settlement, or other legal proceeding of any kind or nature before or by any Governmental Body, arbitrator or panel (each, a “Proceeding,” and collectively “Proceedings”) (including any take-or-pay claims) to which Seller or any of its Affiliates is a party and which relates to the Assets or the transactions contemplated herein or which are reasonably likely to impair materially Seller’s ability to perform its obligations under this Agreement is pending or, to Seller’s knowledge, threatened against Seller or any of its Affiliates.
Section 5.8 Taxes and Assessments.
Except as disclosed in Schedule 5.8, during the period of Seller’s ownership of the Assets, to Seller’s knowledge all ad valorem, property, production, severance and similar taxes and assessments (including penalties and interest) based on or measured by the ownership of the Assets, the production of Hydrocarbons or the receipt of proceeds therefrom that have become due and payable before the Effective Time are being properly paid, other than taxes which are being contested in good faith.
Section 5.9 Compliance with Laws.
Except as disclosed on Schedule 5.9, the Assets are, and the ownership, operation, development, maintenance, and use of any of the Assets are, in material compliance with the provisions and requirements of all Laws of all Governmental Bodies having jurisdiction with respect to the Assets, or the ownership, operation, development, maintenance, or use of any of the Assets. No notice in writing from any Governmental Body or other Person has been received by Seller claiming any violation of or noncompliance with any Law with respect to the Assets in any material respect. Notwithstanding the foregoing, Seller makes no representation or warranty, express or implied, under this Section 5.9 relating to any Environmental Liabilities or Environmental Law.
Section 5.10 Outstanding Capital Commitments.
As of the date hereof, there are no outstanding or proposed AFEs or other commitments to make capital expenditures which are binding on the Assets and which Seller reasonably anticipates will individually require expenditures by the owner of the Assets after the Effective Time in excess of $50,000 (net to Seller’s interest) other than those shown on Schedule 5.10.
Section 5.11 Imbalances.
Schedule 5.11 accurately sets forth in all material respects all of Seller’s Imbalances as of the respective dates set forth therein, arising with respect to the Assets.
Section 5.12 Bankruptcy.
There are no bankruptcy, reorganization, or receivership proceedings pending against, being contemplated by, or, to Seller’s knowledge, threatened against Seller.
Section 5.13 Transfer Requirements.
Except as shown on Schedule 5.13 the Assets and transactions contemplated by this Agreement are not subject to any applicable Transfer Requirements or Customary Post-Closing Consents.
Section 5.14 Preference Rights.
The Assets and transactions contemplated by this Agreement are not subject to any applicable Preference Rights.
Section 5.15 Payment of Royalties.
All rentals, royalties, shut in royalties, overriding royalties, in-lieu royalties and other payments due with respect to the Assets which accrued or are attributable to the period prior to the date hereof have been properly and fully paid, or are included within the suspense accounts referenced in Schedule 5.21.
Section 5.16 Oil and Gas Operations.
All Wells that have been drilled, completed, recompleted, worked-over, operated or produced by Seller as “operator” have been drilled, completed, recompleted, worked-over, operated and produced in accordance with generally accepted oil and gas field practices in compliance in all material respects with the applicable Leases, pooling and unit agreements, joint operating agreements and Laws. To Seller’s knowledge, all Wells that have not been drilled, completed, recompleted, worked-over, operated or produced by Seller as “operator” have been drilled, completed, recompleted, worked-over, operated and produced in accordance with generally accepted oil and gas field practices in compliance in all material respects with applicable leases, pooling and unit agreements, joint operating agreements and Laws. Except as provided in Schedule 5.16, Seller operates all of the Assets and is the operator under each operating agreement listed on Schedule 5.23.
Section 5.17 Well Status; Plugging and Abandonment.
Neither Seller, nor to Seller’s knowledge, any third party operator, has abandoned, or is in the process of plugging and abandoning, any Wells associated with the Properties. Except as provided in Schedule 5.17, there are no wells associated with the Properties:
(a) with respect to which Seller, or, to Seller’s knowledge, any other Person, has received a governmental order requiring that such well be plugged and abandoned that has not been plugged and abandoned; or
(b) that have been plugged and abandoned by Seller, or, to Seller’s knowledge, any other Person, that have not been plugged in accordance with applicable requirements of each Governmental Body having jurisdiction over the well.
All wells, pits, tanks, salt water disposal facilities, pipelines, compressor units and pits, and other facilities located on the Properties and no longer used in connection with the ownership, operation, development, maintenance, or use of any of the Assets have been filled, plugged, removed and/or abandoned in compliance with all Laws in all material respects. Seller has not installed (and to Seller’s knowledge, no other Person has installed) underground storage tanks or unlined pits in, on or underlying any of the Assets.
Section 5.18 Non-Consent Operations.
No operations are being conducted or have been conducted with respect to the Assets as to which Seller has elected to be a nonconsenting party under the terms of the applicable operating agreement and with respect to which Seller has not yet recovered its full participation.
Section 5.19 Permits.
Seller possesses all material permits, licenses, orders, approvals, variances, waivers, franchises, rights, and other authorizations, required to be obtained from any Governmental Body for conducting its business with respect to the Assets as presently conducted, such authorizations are currently in full force and effect, there are no material uncured violations of the terms and provision of such authorizations, and no written notices of violation have been received by Seller and no proceedings are pending or, to Seller’s knowledge, threatened, that might result in any modification, revocation, termination or suspension of any such authorizations or which would require any corrective or remediation action by Seller.
Section 5.20 Tax Partnership.

To Seller’s knowledge, none of the Assets is held by or is subject to any contractual arrangement between Seller and any other Person, whether owning undivided interests therein or otherwise, that is treated as or constitutes a partnership for United States federal Tax purposes.
Section 5.21 Suspense Accounts.
Schedule 5.21, lists (i) all funds held in suspense by Seller as of the date set forth on such Schedule 5.21 that are attributable to the Assets, (ii) a description from Seller’s existing records of the source of such funds and the reason they are being held in suspense and (iii) the names of the Persons claiming such funds or to whom such funds are owed. Purchaser acknowledges that royalties and payments owed with respect to the Assets are primarily paid by the purchaser of the Hydrocarbons produced from such Assets. Consequently, Schedule 5.21 has been compiled based on Seller’s actual knowledge based on representations from such purchasers.
Section 5.22 Insurance; Bonding.
Schedule 5.22 contains a true and complete list of (a) all policies of insurance (other than officer’s and director’s liability policies) maintained by or for the benefit of Seller as of the date hereof with respect to the ownership or operation of the Assets and (b) all bonds, letters of credit and guarantees posted by Seller or its Affiliates with Governmental Bodies or third parties with respect to the ownership or operation of the Assets.
Section 5.23 Material Contracts.
(a) As of the date hereof, a true and complete copy of each Material Contract has been provided to Purchaser and each Material Contract is listed on Schedule 5.23;
(b) Seller has not received or given written notice of default under any of the Material Contracts or Leases (which default has not been cured or otherwise resolved) and, to Seller’s knowledge, there is no event that, with the giving of notice or the lapse of time or both, would constitute a default under any of the Material Contracts or Leases;
(c) The Material Contracts are in full force and effect as to (and binding upon) Seller and, to Seller’s knowledge, each counterparty thereto;
(d) Seller has not received written notices of (i) termination of any Lease or Material Contract or (ii) the exercise of any premature termination, price redetermination, market-out, or curtailment of any Material Contract; and
(e) There are no fines or penalties currently due and owing with respect to any Material Contract.
Section 5.24 Environmental Matters.
(a) Except as set forth on Schedule 5.24:

(i) The Assets have been used by Seller solely for oil and gas and related operations. The Assets have not been used by Seller, or to the knowledge of Seller, by anyone else, for the generation, treatment, storage, disposal, processing, remediation, transportation or transmission of any Hazardous Materials or as a landfill or other waste disposal site, other than for salt water disposal, in each case, in compliance with Environmental Laws. There has not been any spill, discharge, release, disposal or other handling of Hazardous Materials on, in, through, from or under the Assets in violation of any Environmental Laws.
(ii) The Seller has timely obtained, maintained in full force and effect, and currently maintains in full force and effect, all permits, licenses, authorizations, approvals, registrations, variances and certificates required under Environmental Laws for the operation of the Assets (“Environmental Permits”), and has made all notifications and filings required by, and otherwise complied with, and is in compliance with, in all material respects, all Environmental Laws applicable to the Assets and all Environmental Permits.
(iii) There is no pending, or to Seller’s knowledge, threatened investigation, inquiry, hearing, administrative or other proceeding, order, notice, information request, consent decree, order, complaint, citation, litigation, claim, action, cause of action or suit, remedial obligation or settlement from, by or with any Governmental Body or other third party alleging any failure to comply with, violation of, or liability arising under Environmental Law or Environmental Permits with respect to the Assets.
(iv) None of the Assets are currently listed on, or have ever been listed on, any list or database of a Governmental Authority concerning Environmental Defects, including, the National Priorities List.
(v) There are no Environmental Liabilities to any Governmental Body or to any private person in connection with any release, discharge, spill, disposal, storage, treatment, processing, remediation, transportation, transmission or other handling of Hazardous Materials which would adversely affect the value of the Assets.
(vi) Neither Seller nor any Affiliate of Seller (or third party operator of the Assets) has filed or given any notice or report to any Governmental Body or other third party indicating or reporting any past or present treatment, storage, disposal, processing, remediation, transportation, transmission or other handling, or any spill, discharge or release, of any Hazardous Materials with respect to the Assets in violation of, or in a manner that could reasonably be expected to result in liability under, Environmental Law or any Environmental Permit.
(b) Set forth on Schedule 5.24 is a list of all environmental reports, investigations and audits possessed or controlled by Seller (whether conducted by or on behalf of Seller, a predecessor entity or a third party, and whether done at the initiative of Seller, a predecessor entity or directed by any Governmental Body or any other third party) relating to any matter addressed in this Section 5.24, true, correct and complete copies of which have been provided to Purchaser.

Section 5.25 Mortgages and Other Instruments.
Except for the mortgages filed pursuant to that certain Credit Agreement between Seller and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent and the lenders party thereto, there is no lien or security interest in or on any Asset securing indebtedness for borrowed money has been created by, through or under Seller or any Affiliate of Seller that burden any of the Assets.
Section 5.26 Payments for Hydrocarbon Production.
Seller is not obligated under any contract or agreement for the sale of gas from the Assets containing a take-or-pay, advance payment, prepayment or similar provision, or under any gathering, transmission or any other contract or agreement with respect to any of the Assets to gather, deliver, process or transport any gas without then or thereafter receiving full payment therefor. Except as provided in the Material Contracts set forth on Schedule 5.23, no Person has any call upon, option to purchase, or similar rights with respect to the production of Hydrocarbons produced from the Assets.
Section 5.27 Payout Balances.
None of the Wells and Units listed on Exhibit A-1 are subject to a reversion or other adjustment at some level of cost recovery or payout (or passage of time or other event other than termination of a Lease by its terms).
Section 5.28 Hedging.
None of the Assets is subject to or is bound by any futures, hedge, swap, collar, put, call, option or other commodities contract or agreement that will be binding upon the Purchaser or the Assets after the Closing.
ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF PURCHASER
Purchaser represents and warrants to Seller the following:
Section 6.1 Existence and Qualification.
Purchaser is duly organized, validly existing and in good standing under the laws of the state of its formation; and Purchaser is duly qualified to do business, and is in good standing, in every jurisdiction in which it is required to qualify in order to conduct its business; and Purchaser is or will be as of Closing duly qualified to do business in each jurisdiction where the Assets are located.
Section 6.2 Power.

Purchaser has full power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.
Section 6.3 Authorization and Enforceability.
The execution, delivery and performance of this Agreement, and the performance of the transactions contemplated hereby, have been duly and validly authorized by all necessary management action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser (and all documents required hereunder to be executed and delivered by Purchaser at Closing will be duly executed and delivered by Purchaser) and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 6.4 No Conflicts.
The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any provisions of the organizational or other governing documents of Purchaser nor will it violate any Laws in any material respect applicable to Purchaser or any of its property.
Section 6.5 Liability for Brokers’ Fees.
Seller shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Purchaser or its Affiliates, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.
Section 6.6 Litigation.
There are no Proceedings pending, or, to the actual knowledge of Purchaser, threatened in writing before any Governmental Body against Purchaser or any Affiliate of Purchaser which are reasonably likely to impair materially Purchaser’s ability to perform its obligations under this Agreement.
Section 6.7 Financing.
On or prior to the Closing Date, Purchaser will have sufficient cash or other sources of immediately available funds (in each case, in United States dollars) to enable it to pay the Closing Payment to Seller at the Closing and to otherwise satisfy its obligations under this Agreement.
Section 6.8 Limitation.
Except for the representations and warranties expressly made by Seller in Article 5 of this Agreement, in the Conveyances or confirmed in any certificate furnished or to be furnished to

Purchaser pursuant to this Agreement, Purchaser represents and acknowledges that (i) there are no representations or warranties, express, statutory or implied, as to the Assets or prospects thereof, and (ii) Purchaser has not relied upon any oral or written information provided by Seller.
Section 6.9 SEC Disclosure.
Purchaser is acquiring the Assets for its own account for use in its trade or business, and not with a view toward or for sale associated with any distribution thereof, nor with any present intention of making a distribution thereof within the meaning of the Securities Act of 1933, as amended, and applicable state securities laws.
Section 6.10 Bankruptcy.
There are no bankruptcy, reorganization or receivership proceedings pending against, being contemplated by, or, to Purchaser’s actual knowledge, threatened against Purchaser.
Section 6.11 Qualification.
Purchaser shall be qualified at Closing to own and assume operatorship of private, federal and state oil, gas and mineral leases in all jurisdictions where the Assets to be transferred to it are located, and the consummation of the transactions contemplated in this Agreement will not cause Purchaser to be disqualified as such an owner or operator. To the extent required by the applicable Law, as of the Closing, Purchaser will have lease bonds, area-wide bonds or any other surety bonds as may be required by, and in accordance with, such state or federal regulations governing the ownership and operation of the Assets.
Section 6.12 Consents.
Except for Customary Post-Closing Consents and any Transfer Requirements relating to the Assets, there are no consents or other restrictions on assignment that Purchaser is obligated to obtain or furnish, including, but not limited to, requirements for consents from third parties to any assignment (in each case) that would be applicable in connection with the consummation of the transactions contemplated by this Agreement by Purchaser.
Section 6.13 Independent Evaluation.
Purchaser is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities. In making its decision to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser (a) has relied or shall rely solely on its own independent investigation and evaluation of the Assets and the advice of its own legal, tax, economic, insurance, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives or consultants or advisors engaged by Seller, and (b) has satisfied or shall satisfy itself through its own due diligence as to the environmental and physical condition and state of repair of and contractual arrangements and other matters affecting the Assets.

Section 6.14 No Known Title or Environmental Defects
As of the execution date, Purchaser is not aware of any Title Defects or Environmental Defects against the Assets for which it will submit a Title Defect Notice or an Environmental Defect Notice.
ARTICLE 7

COVENANTS OF THE PARTIES
Section 7.1 Government Reviews.
Before and after the Closing, Seller and Purchaser shall in a timely manner (a) make all required filings, if any, with and prepare applications to and conduct negotiations with, each Governmental Body as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby and (b) provide such information as each may reasonably request to make such filings, prepare such applications and conduct such negotiations. Each party shall cooperate with and use all commercially reasonable efforts to assist the other with respect to such filings, applications and negotiations.
Section 7.2 Notification of Breaches.
Until the Closing,
(a) Purchaser shall notify Seller promptly after Purchaser obtains actual knowledge that any representation or warranty of Seller contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date, or that any covenant or agreement to be performed or observed by Seller prior to or on the Closing Date has not been so performed or observed in any material respect.
(b) Seller shall notify Purchaser promptly after Seller obtains actual knowledge that any representation or warranty of Purchaser contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date, or that any covenant or agreement to be performed or observed by Purchaser prior to or on the Closing Date has not been so performed or observed in any material respect.
(c) Without limiting a party’s rights under Section 10.1(c) or Section 10.1(d), if any of Purchaser’s or Seller’s representations or warranties is untrue or shall become untrue in any material respect between the date of execution of this Agreement and the Closing Date, or if any of Purchaser’s or Seller’s covenants or agreements to be performed or observed prior to or on the Closing Date shall not have been so performed or observed in any material respect, but if such breach of representation, warranty, covenant or agreement shall (if curable) be cured by the Closing, then such breach shall be considered not to have occurred for all purposes of this Agreement. No such notification under subsection (a) or (b) above shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

(d) There shall be no breach of the covenants in this Section as a result of a party’s failure to report a breach of any representation or warranty or a failure to perform or observe any covenant or agreement of which it had actual knowledge if the party subject to the breach or failure also had actual knowledge thereof prior to Closing.
Section 7.3 Letters-in-Lieu; Assignments; Operatorship.
(a) Seller will execute on the Closing Date letters in lieu of division and transfer orders relating to the Assets, on forms prepared by Purchaser (with the cooperation of Seller) and reasonably satisfactory to Seller, directing all purchasers of production to make payment to Purchaser of proceeds attributable to production from the Assets from and after the Effective Time to reflect the transaction contemplated hereby.
(b) Seller will prepare (with the cooperation of Purchaser) and execute, and Purchaser will execute, on the Closing Date, all assignments necessary to convey to Purchaser all federal and state Leases (if any) in the form as prescribed by the applicable Governmental Body and otherwise acceptable to Purchaser and Seller.
(c) Seller will reasonably assist Purchaser in Purchaser’s efforts to succeed Seller as operator of any Wells and Units included in the Assets. Purchaser shall, promptly following Closing, file all appropriate forms and declarations or bonds with federal and state agencies relative to its assumption of operatorship of the Assets. At Closing, for all Seller Operated Assets, Seller shall execute and deliver to Purchaser, on forms to be supplied by Purchaser (with the cooperation of Seller), and Purchaser shall promptly file, the appropriate forms with the applicable regulatory agency transferring operatorship of such Assets to Purchaser.
Section 7.4 Public Announcements.
Until the Closing, neither Seller nor Purchaser shall make, or permit any agent or Affiliate to make, any press release or other public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby without the prior written consent of the other party; provided, however, the foregoing shall not restrict disclosures by Purchaser or Seller which are required by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the disclosing party or its Affiliates. At or after Closing, the content of any press release or public announcement first announcing the consummation of this transaction shall be subject to the prior review and reasonable approval of Seller and Purchaser; provided, however, the foregoing shall not restrict disclosures by Purchaser or Seller which are required by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the disclosing party or its Affiliates.
Section 7.5 Operation of Business.
Except as set forth on Schedule 7.5, until the Closing, Seller (a) will operate the Assets and the business thereof in the ordinary course, (b) will cause the Assets to be maintained and operated in a prudent, good and workmanlike manner and pay or cause to be paid all costs and expenses in connection therewith promptly when due (including, all rentals, royalties, shut in royalties, overriding royalties and in-lieu royalties), (c) will maintain Seller's relationships with suppliers, customers and others having business relations with Seller with respect to the ownership or operation of the Assets so that they will be preserved for Purchaser on and after the Closing Date, (d) will not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, (i) commit to any operation, or series of related operations, reasonably anticipated to require future capital expenditures by Purchaser as owner of the Assets in excess of $50,000, proportionate to Seller’s working interest, (ii) make any capital expenditures in respect of the Assets in excess of $50,000, proportionate to Seller’s working interest, (iii) agree not to participate in any operation, (iv) terminate, materially amend, or extend any Material Contracts, (v) grant or create any Preference Right or Transfer Requirement with respect to the Assets, (vi) enter into any contract or agreement which, if entered into prior to the date of this Agreement, would have been required to be listed as a Material Contract on Schedule 5.23, (vii) enter into any settlement of any pending or threatened Proceeding relating to the Assets or consent to the entry of any decree or order by a Governmental Body with respect to the Assets or (viii) voluntarily relinquish Seller's position as operator with respect to any of the Seller Operated Assets; (e) will maintain insurance coverage on the Assets presently furnished by nonaffiliated third parties in the amounts and of the types presently in force, (f) will use commercially reasonable efforts to maintain in full force and effect all Leases, (g) will maintain all governmental permits and approvals affecting the Assets, (h) will not transfer, farmout, sell, hypothecate, encumber or otherwise dispose of any Assets except for sales and dispositions of Hydrocarbon production and Equipment made in the ordinary course of business consistent with past practices, (i) will give prompt written notice to Purchaser of any notice of default (or threat of default, whether disputed or denied) received or given by Seller under any instrument or agreement affecting the Assets to which Seller is a party or by which Seller of any of the Assets are bound and (j) will not commit to do any of the foregoing. Purchaser’s approval of any action restricted by this Section 7.5 shall be considered granted within ten (10) days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Seller’s written notice) of Seller’s written notice to Purchaser requesting such consent unless Purchaser notifies Seller to the contrary in writing during that period. In the event of an emergency, Seller may take such action as a reasonably prudent operator would take and shall notify Purchaser of such action promptly thereafter.
Purchaser acknowledges that Seller may own an undivided interest in certain of the Assets, and Purchaser agrees that the acts or omissions of the other working interest owners who are not affiliated with Seller shall not constitute a violation of the provisions of this Section 7.5 nor shall any action required by a vote of working interest owners constitute such a violation so long as Seller has voted its interest in a manner consistent with the provisions of this Section 7.5, provided that until the Closing Seller shall use commercially reasonable efforts to provide Purchaser with notice of any such actions, but shall have no liability to Purchaser for any failure to so notify.
Section 7.6 Transfer Requirements.
(a) The transactions contemplated by this Agreement are expressly subject to all validly existing and applicable Transfer Requirements, including those that are listed on Schedule 5.13. Promptly after the execution hereof, Seller shall initiate all procedures which are required to comply with or obtain the waiver of all applicable Transfer Requirements with respect to the transactions contemplated by this Agreement.
(b) If a Transfer Requirement applicable to the transactions contemplated by this Agreement is not obtained, complied with or otherwise satisfied prior to the Closing Date, then, at Purchaser’s option, any Asset or portion thereof affected by such Transfer Requirement (a “Retained Asset”) shall be held back from the Assets to be transferred and conveyed to Purchaser at Closing and the Purchase Price to be paid at Closing shall be reduced by an amount equal to the Allocated Value of such Asset. Any Retained Asset so held back at the initial Closing will be conveyed to Purchaser within ten (10) days following the date on which Seller obtains, complies with or otherwise satisfies all Transfer Requirements with respect to such Retained Asset for a purchase price equal to the amount by which the Purchase Price was reduced on account of the holding back of such Retained Asset; provided, however, that if all Transfer Requirements with respect to any Retained Assets so held back at the initial Closing are not obtained, complied with or otherwise satisfied within ninety (90) days following the Closing Date, then Purchaser shall have the right to elect in writing to (a) have such Retained Assets eliminated from the Assets and this Agreement or (b) waive the Transfer Requirements which have not been obtained, complied with or satisfied with respect to such Retained Assets, in which case Seller shall immediately convey such Retained Asset to Purchaser for the portion of the Purchase Price withheld with respect thereto. Any subsequent conveyance of a Retained Asset will be subject to all Closing requirements and conditions applicable to the initial Closing hereunder and appropriate adjustments to Purchase Price in accordance with the provisions of Section 2.2 will be made to account for any delayed Closing with respect to a Retained Asset.
(c) Seller shall use its commercially reasonable efforts to obtain all applicable consents; provided, however, Seller shall not be obligated to pay any consideration to (or incur any cost or expense for the benefit of) the holder of any Transfer Requirement in order to obtain compliance therewith.

Section 7.7 Tax Matters.
Subject to the provisions of Section 12.3, Purchaser shall be responsible for all Taxes related to the Assets (other than ad valorem, property, severance, Hydrocarbon production and similar Taxes based upon or measured by the ownership or operation of the Assets or the production of Hydrocarbons therefrom, which are addressed in Section 1.4, and income, franchise and similar Taxes). Notwithstanding the foregoing, Seller shall handle payment to the appropriate Governmental Body of all Taxes with respect to the Assets which are required to be paid prior to Closing (and shall file all Tax Returns with respect to such Taxes). If requested by Purchaser, Seller will assist Purchaser with preparation of all ad valorem and property Tax Returns for periods ending on or before the Closing Date (including any extensions requested). Seller shall deliver to Purchaser within thirty (30) days of filing copies of all Tax Returns to be filed by Seller relating to the Assets and any supporting documentation to be provided by Seller to Governmental Bodies for Purchaser’s approval, which shall not be unreasonably withheld, excluding Tax Returns related to income tax, franchise tax, or other similar Taxes. Purchaser shall file all Tax Returns covering Taxes treated as Property Costs that are required to be filed after the Closing Date unless covered above.
Section 7.8 Further Assurances.
After Closing, Seller and Purchaser each agrees to take such further actions (including using commercially reasonable efforts to obtain all applicable Customary Post-Closing Consents) and to execute, acknowledge and deliver all such further documents, including any further instruments of conveyance and transfer, as are reasonably requested by the other party for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement. Additionally, prior to Closing, Seller agrees to cooperate with Purchaser to negotiate a mutually agreeable contract related to the supply of water to the Midwell Unit from the Tepee Creek Unit on terms similar to those terms contained in the Appleby Water Supply Agreement dated January 2016.
Section 7.9 Insurance.
Effective as of the Closing Date, Purchaser shall cause the following insurance to be carried and maintained with respect to the Assets: (i) general liability insurance with combined single limits per occurrence of not less than $1,000,000.00 for bodily injury and property damage, including property damage by completed operations, and contractual liability as respects any contract into which Purchaser may enter under the terms of this Agreement; and (ii) any other policies identified in Section 8.1(h).
Section 7.10 Record Retention.
Purchaser, for a period of seven (7) years following Closing, will (i) retain the Records, (ii) provide Seller, its Affiliates and its and their officers, employees and representatives with access to the Records (to the extent that Seller has not retained a copy) during normal business hours for review and copying at Seller’s expense and upon reasonable notice, and (iii) provide Seller, its Affiliates and its and their officers, employees and representatives with access, during normal business hours, to materials received or produced after Closing relating to any indemnity claims made under Sections 11.3 and 11.4 of this Agreement for review and copying at Seller’s expense.

If Purchaser shall desire to dispose of or transfer any such Records or other materials upon or after the expiration of such seven-year period, Purchaser shall, prior to any disposition, give Seller notice and a reasonable opportunity at Seller’s expense to segregate and remove or copy such Records or other materials as Seller may select.
Section 7.11 Bonds, Letters of Credit and Guarantees
Purchaser acknowledges that none of the bonds, letters of credit and guarantees set forth on Schedule 5.22 posted by Seller or its Affiliates with Governmental Bodies or third parties and relating to the Assets are transferable to Purchaser. Except to the extent that Purchaser will, as of Closing, be covered by the bonds of the operators of the applicable Assets, then on or before the Closing Date, Purchaser shall obtain, or cause to be obtained in the name of Purchaser, and make available replacements for such bonds, letters of credit and guarantees. After Closing, Purchaser shall reasonably cooperate with Seller to obtain cancellation of the bonds, letters of credit and guarantees posted by Seller and/or its Affiliates that are related solely to the Assets conveyed to Purchaser.
Section 7.12 Cure of Misrepresentations.
If any of the representations and warranties contained in Articles 5 or 6 hereof are determined (whether by notice from a party or otherwise) to have been untrue or incorrect as of the date of this Agreement, then any cure by the party making such representations and warranties shall be at such party’s own expense.

Section 7.13 Plugging, Abandonment, Decommissioning and Other             Costs.
In addition to its other obligations under this Agreement, Purchaser shall comply with all Laws, Leases, Contracts (including all joint and unit operating agreements) and prevailing industry standards relating to (i) the plugging, abandonment and/or replugging of all Wells, including inactive Wells or temporarily abandoned Wells, included in the Assets, (ii) the dismantling or decommissioning and removal of any Equipment and other property of whatever kind related to or associated with operations and activities conducted by the owner or operator on the Properties, pursuant to the Leases or Applicable Contracts and (iii) the clean up, restoration and/or remediation of the property covered by the Leases or related to the Assets (collectively, “P&A Obligations”).
Section 7.14 Employees.
Schedule 7.14 sets forth a list of all current employees or contractors of Seller and its Affiliates involved in the current day-to-day operation, development, maintenance or use of any of the Assets and until the Closing, Seller shall use commercially reasonable efforts to facilitate discussions between Purchaser and each such employee or contractor regarding the possibility of Purchaser hiring such employees or contractors to continue their involvement in the day-to-day operation, development, maintenance or use of any of the Assets after Closing; provided, however, that Purchaser shall not be obligated to hire any such employees or contractors.
Section 7.15 Satisfaction of Conditions.
Seller and Purchaser will each use commercially reasonable efforts to take all actions and to do all things necessary to consummate, make effective and comply with all of the terms of this Agreement (including satisfaction, but not waiver, of the conditions to Closing for which such party is responsible or otherwise in control).
ARTICLE 8

CONDITIONS TO CLOSING
Section 8.1 Conditions of Seller to Closing.
The obligations of Seller to consummate the transactions contemplated by this Agreement are subject, at the option of Seller, to the satisfaction or waiver by Seller on or prior to Closing of each of the following conditions:
(a) Each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties of Purchaser that are qualified by materiality, which shall be true and correct in all respects) as of the Closing Date as though made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects (other than those representations and warranties of Purchaser that are qualified by materiality, which shall be true and correct in all respects) as of such specified date;
(b) Purchaser shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;
(c) No Proceeding by a third party (including any Governmental Body) seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement shall be pending or threatened before any Governmental Body and no order, writ, injunction or decree shall have been entered and be in effect by any court or any Governmental Body of competent jurisdiction, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that on a temporary or permanent basis restrains, enjoins or invalidates the transactions contemplated hereby;
(d) Purchaser shall have delivered (or be ready, willing and able to immediately deliver) to Seller duly executed counterparts of the Conveyances and all other documents and certificates to be delivered by Purchaser under Section 9.3 and shall have performed (or be ready, willing and able to immediately perform) the other obligations required to be performed by it under Section 9.3 (including, without limitation, delivery of the Closing Payment);
(e) The sum of (i) all uncured Title Defect Amounts for Material Title Defects determined under Section 3.4(g) prior to Closing, plus (ii) the Allocated Value of all Properties retained by Seller pursuant to Section 3.4(d)(ii), plus (iii) all Title Defect Amounts asserted by Purchaser for all Title Defects and Title Defect Amounts that have not been agreed upon by the parties, less (iv) the sum of all Title Benefit Amounts for Material Title Benefits determined under Section 3.4(h) prior to the Closing, plus (v) Environmental Defects Amounts attributable to Material Environmental Defects, determined or asserted in accordance with this Agreement, plus (vi) all Environmental Defect Amounts asserted by Purchaser for all Environmental Defects and Environmental Defect Amounts that have not been agreed upon by the parties, plus (vii) the Allocated Value of all Properties retained by Seller pursuant to Section 4.3, plus (viii) the sum of the aggregate reductions in the Purchase Price determined under Section 7.6(b), shall be less than ten percent (10%) of the total unadjusted Purchase Price;
(f) The sum of all Losses from casualties to and takings of the Assets, determined or asserted in accordance with this Agreement, shall be less than twenty percent (20%) of the unadjusted Purchase Price;
(g) Purchaser shall have obtained, or caused to be obtained, in the name of Purchaser, and made available replacements for Seller’s and/or its Affiliates’ bonds, letters of credit and guaranties, if any, to the extent required by the second sentence of Section 7.11; and
(h) Purchaser shall have furnished Seller with certificates of insurance on forms reasonably acceptable to Seller which list Purchaser’s insurance policies relating to the Assets, including (i) insurance which complies with all applicable workers’ compensation and occupational disease laws covering all of Purchaser’s employees performing any work or activities as to oil and gas leasehold interests subject to this Agreement, (ii) commercial general liability insurance (including contractual liability coverage) and pollution liability insurance, (iii) excess liability insurance (including contractual liability coverage) of at least $4,000,000, and (iv) such other insurance and proof of financial responsibility as is required under the applicable Laws.
Section 8.2 Conditions of Purchaser to Closing.
The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject, at the option of Purchaser, to the satisfaction or waiver by Purchaser on or prior to Closing of each of the following conditions:
(a) Each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties of Seller that are qualified by materiality, which shall be true and correct in all respects) as of the Closing Date as though made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects (other than those representations and warranties of Seller that are qualified by materiality, which shall be true and correct in all respects) as of such specified date;
(b) Seller shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;
(c) No Proceeding by a third party (including any Governmental Body) seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement shall be pending or threatened before any Governmental Body and no order, writ, injunction or decree shall have been entered and be in effect by any court or any Governmental Body of competent jurisdiction, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that on a temporary or permanent basis restrains, enjoins or invalidates the transactions contemplated hereby;
(d) Seller shall have delivered (or be ready, willing and able to immediately deliver) to Purchaser duly executed counterparts of the Conveyances and all other documents and certificates to be delivered by Seller under Section 9.2 and shall have performed (or be ready, willing and able to immediately perform) the other obligations required to be performed by it under Section 9.2;
(e) The sum of (i) all uncured Title Defect Amounts for Material Title Defects determined under Section 3.4(g) prior to Closing, plus (ii) the Allocated Value of all Properties retained by Seller pursuant to Section 3.4(d)(ii), plus (iii) all Title Defect Amounts asserted by Purchaser for all Title Defects and Title Defect Amounts that have not been agreed upon by the parties, less (iv) the sum of all Title Benefit Amounts for Material Title Benefits determined under Section 3.4(h) prior to the Closing, plus (v) Environmental Defects Amounts attributable to Material Environmental Defects, determined or asserted in accordance with this Agreement, plus (vi) all Environmental Defect Amounts asserted by Purchaser for all Environmental Defects and Environmental Defect Amounts that have not been agreed upon by the parties, plus (vii) the Allocated

Value of all Properties retained by Seller pursuant to Section 4.3, plus (viii) the sum of the aggregate reductions in the Purchase Price determined under Section 7.6(b), shall be less than ten percent (10%) of the total unadjusted Purchase Price;
(f) The sum of all Losses from casualties to and takings of the Assets, determined or asserted in accordance with this Agreement, shall be less than twenty percent (20%) of the unadjusted Purchase Price; and
(g) Seller shall have delivered to Purchaser all consents, authorizations and approvals that are (i) required to be obtained under each of the operating agreements listed on Schedule 5.23 from any one or more parties to such agreements in order to appoint and elect Purchaser as successor operator thereunder as of the Closing and (ii) reasonably acceptable to Purchaser.
ARTICLE 9

CLOSING
Section 9.1 Time and Place of Closing.
(a) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article 10, and subject to the satisfaction or waiver of the conditions set forth in Article 8 (other than conditions the fulfillment of which by their nature is to occur at the completion of the transactions contemplated by this Agreement (the “Closing”)), the Closing shall take place at 10:00 a.m., local time, on July 29, 2016, at Seller’s offices in Dallas, Texas, unless another date, time or place is mutually agreed to in writing by Purchaser and Seller. If any of the conditions (other than conditions the fulfillment of which by their nature is to occur at the Closing) set forth in Article 8 are not satisfied or waived at the time the Closing is to occur pursuant to the foregoing sentence of this Section 9.1(a), then subject to Article 10 the Closing shall occur on a date thereafter that is the third Business Day after the satisfaction or waiver of all such conditions.
(b) The date on which the Closing occurs is herein referred to as the “Closing Date.”
Section 9.2 Obligations of Seller at Closing.
At the Closing, upon the terms and subject to the conditions of this Agreement, Seller shall deliver or cause to be delivered to Purchaser, or perform or cause to be performed, the following:
(a) the Conveyances in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices, and any other conveyances on official forms and related documentation necessary to transfer the Assets to Purchaser in accordance with the requirements of any Governmental Body, duly executed by Seller;

(b) letters-in-lieu of transfer orders contemplated by Section 7.3, duly executed by Seller;
(c) a certificate duly executed by an authorized corporate officer of Seller, dated as of Closing, certifying on behalf of Seller that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been fulfilled;
(d) a certificate duly executed by an authorized corporate officer of Seller, dated as of the Closing, (i) attaching and certifying on behalf of Seller complete and correct copies of (x) the certificate of formation and the operating agreement of Seller, each as in effect as of the Closing, and (y) the resolution of the [managers] of Seller authorizing the execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby, and (ii) certifying on behalf of Seller the incumbency of each authorized representative of Seller executing this Agreement or any document delivered in connection with the Closing;
(e) the Preliminary Closing Statement;
(f) an executed statement described in Treasury Regulation 1.1445-2(b)(2) certifying that Seller is not a foreign person within the meaning of the Code;
(g) any other agreements, instruments and documents which are required by other terms of this Agreement to be executed and/or delivered at Closing;
(h) full releases, effective as of the Closing, of all liens and security interests securing indebtedness for borrowed money created by, through or under Seller or any of its Affiliates that burden any of the Assets; and
(i) all written consents, authorizations and approvals required pursuant to Section 8.2(g).
Section 9.3 Obligations of Purchaser at Closing.
At the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser shall deliver or cause to be delivered to Seller, or perform or cause to be performed, the following:
(a) a wire transfer of the Closing Payment, in same-day funds to an account or accounts designated in writing by Seller at least three (3) Business Days before Closing;
(b) the Conveyances and any other conveyances on official forms and related documentation necessary to transfer the Assets to Purchaser in accordance with the requirements of any Governmental Body, duly executed by Purchaser;
(c) letters-in-lieu of transfer orders contemplated by Section 7.3, duly executed by Purchaser;
(d) a certificate by an authorized officer of Purchaser, dated as of Closing, certifying on behalf of Purchaser that the conditions set forth in Sections 8.1(a) and 8.1(b) have been fulfilled;

(e) the Preliminary Closing Statement; and
(f) any other agreements, instruments and documents which are required by other terms of this Agreement to be executed and/or delivered at Closing.
Section 9.4 Closing Adjustments and Closing Payment.
(a) Not later than five (5) Business Days prior to the Closing Date, Seller shall prepare and deliver to Purchaser, based upon the information reasonably available to Seller, a preliminary settlement statement reasonably estimating the Adjusted Purchase Price after giving effect to all adjustments listed in Sections 2.2 and Section 2.3 (the “Preliminary Closing Statement”). The estimate delivered in accordance with this Section 9.4(a) shall constitute the dollar amount to be paid by Purchaser to Seller at the Closing (the “Closing Payment”). Within three (3) Business Days after receipt of the Preliminary Closing Statement, Purchaser may deliver to Seller a written report containing all changes with the explanation therefor that Purchaser proposes to be made to the Preliminary Closing Statement. The Preliminary Closing Statement, as agreed upon by the parties hereto, will be used to determine the amount of the Closing Payment. If the parties hereto are unable to reach agreement, the Preliminary Closing Statement as prepared by Seller will be used to determine the Closing Payment, absent manifest error.
(b) As soon as reasonably practicable after the Closing but not later than ninety (90) days following the Closing Date, Seller shall prepare and deliver to Purchaser a statement (the “Final Closing Statement”) setting forth the final calculation of the Purchase Price and showing the calculation of each adjustment, based, to the extent possible, on actual credits, charges, receipts and other items before and after the Effective Time and taking into account all adjustments provided for in this Agreement (the “Final Purchase Price”). Seller shall, at Purchaser’s request, supply reasonable documentation available to support any credit, charge, receipt or other item. Seller shall afford Purchaser and its representatives the opportunity to review such statement and the supporting schedules, analyses, work papers, and other underlying records or documentation as are reasonably necessary and appropriate in Purchaser’s review of such statement. Each party shall cooperate fully and promptly with the other and their respective representatives in such examination with respect to all reasonable requests related thereto. As soon as reasonably practicable but not later than the 30th day following receipt of Seller’s statement hereunder, Purchaser shall deliver to Seller a written report containing any changes that Purchaser proposes be made to such statement. Seller and Purchaser shall undertake to agree on the final statement of the Final Purchase Price on a date that is no later than October 31, 2016 (such date, the “Final Settlement Date”). Unless the parties are unable to reach agreement on the Final Closing Statement on or before the Final Settlement Date, then on the Final Settlement Date, (x) Purchaser shall pay to Seller the amount by which the Final Purchase Price exceeds the Closing Payment or (y) Seller shall pay to Purchaser the amount by which the Closing Payment exceeds the Final Purchase Price, as applicable (in either case, the “Final Adjustment”).
(c) In the event that Seller and Purchaser cannot reach agreement by the Final Settlement Date, either party may refer the remaining matters in dispute to a mutually agreed upon independent accounting firm, for review and final determination (the “Agreed Accounting Firm”). If issues are submitted to the Agreed Accounting Firm for resolution, Seller and Purchaser shall each enter into a customary engagement letter with the Agreed Accounting Firm at the time the issues remaining in dispute are submitted to the Agreed Accounting Firm. The Agreed Accounting Firm will be directed to (i) review the statement setting forth Seller’s calculation of the Final Purchase Price and the records relating thereto only with respect to items identified by Purchaser in its written report containing changes to such statement that remain disputed immediately following the Final Settlement Date and (ii) determine the final adjustments in accordance with the terms of this Agreement. Each party shall furnish the Agreed Accounting Firm such work papers and other records and information relating to the objections in dispute as the Agreed Accounting Firm may reasonably request and that are available to such party or its Affiliates (and such parties’ independent public accountants). The parties will, and will cause their representatives to, cooperate and assist in the conduct of any review by the Agreed Accounting Firm, including, but not limited to, making available books, records and, as available, personnel as reasonably required. The Agreed Accounting Firm shall conduct the arbitration proceedings in Fort Worth, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 9.4. The Agreed Accounting Firm’s determination shall be made within thirty (30) days after submission of the matters in dispute and shall be final and binding on both parties, without right of appeal and such decision shall constitute an arbitral award upon which a judgment may be entered by a court having jurisdiction thereof. In determining the proper amount of any adjustment to the Final Purchase Price, the Agreed Accounting Firm shall not increase the Final Purchase Price more than the increase proposed by Seller nor decrease the Final Purchase Price more than the decrease proposed by Purchaser, as applicable, and may not award damages or penalties to either party with respect to any matter. Seller and Purchaser shall each bear its own legal fees and other costs of presenting its case. Each party shall bear one-half of the costs and expenses of the accounting firm. Within ten (10) Business Days after the date on which the parties or the Agreed Accounting Firm, as applicable, finally determines the disputed matters, (x) Purchaser shall pay to Seller the amount by which the Final Purchase Price exceeds the Closing Payment or (y) Seller shall pay to Purchaser the amount by which the Closing Payment exceeds the Final Purchase Price, as applicable. Any post-Closing payment pursuant to this Section 9.4(b) shall bear interest at the Agreed Interest Rate from (but not including) the Closing Date to (and including) the date both Purchaser and Seller have executed the final settlement statement. The parties acknowledge that it is not the intent of this Agreement that either party be deprived of material amounts of revenue or be burdened by material amounts of expense until the final adjustment pursuant to Section 9.4(b). If at any time after Closing either party believes it is owed material revenues or material expense reimbursement, which revenues and expense reimbursement owed shall be netted against revenues and expenses due the other party, it may request payment from the other party, not more frequently than monthly, and such party shall make payment of any undisputed amounts within a commercially reasonable period of time. For purposes of the immediately preceding sentence, material shall mean an amount in excess of $500,000.
(d) All payments made or to be made hereunder to Seller shall be by electronic transfer of immediately available funds to the account of Seller as may be specified by Seller in writing. All payments made or to be made hereunder to Purchaser shall be by electronic transfer of immediately available funds to a bank and account specified by Purchaser in writing to Seller. Upon execution of the Final Closing Statement by the parties and the payment of the Final Adjustment by one party to the other, neither party shall have any further obligation for any additional adjustments to the Purchase Price under Section 2.2. Notwithstanding anything in this Agreement to the contrary, after the Final Settlement Date, (i) if a party receives revenues that belong to the other party under this Agreement, the party receiving the revenues agrees to promptly remit those revenues to the other party, and (ii) if a party pays Property Costs when the other party is required to pay pursuant to Section 1.2(c), the party on whose behalf the Property Costs were paid agrees to promptly reimburse the other party for the Property Costs paid on its behalf upon receiving satisfactory evidence of such payment; provided, however, that neither party will be obligated to reimburse the other party for any such Property Cost in excess of $10,000 unless it has been consulted about that Property Cost prior to payment.
ARTICLE 10

TERMINATION
Section 10.1 Termination.
This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:
(a) by mutual written consent of Seller and Purchaser;
(b) by either Seller or Purchaser, if:
(i) the Closing shall not have occurred on or before August 12, 2016 (the “Termination Date”); provided, however, that no party shall have the right to terminate this Agreement under this Section 10.1(b)(i) if such party is at such time in material breach of any provision of this Agreement; or
(ii) there shall be any Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Body shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling, or other action shall have become final and non-appealable;
(c) by Seller, if (i) any of the representations and warranties of Purchaser contained in this Agreement shall not be true and correct in all material respects (provided that any such representation or warranty that is already qualified by a materiality standard or a material adverse effect qualification shall not be further qualified); or (ii) Purchaser shall have failed to fulfill in any material respect any of its obligations under this Agreement required to be performed prior to Closing; and, in the case of each of clauses (i) and (ii), such misrepresentation, or breach of warranty or failure, if curable, has not been cured within ten (10) days after written notice thereof from Seller to Purchaser; provided that any cure period shall not extend beyond the Termination Date and shall not extend the Termination Date;
(d) by Purchaser, if (i) any of the representations and warranties of Seller contained in this Agreement shall not be true and correct in all material respects (provided that any such representation or warranty that is already qualified by a materiality or Material Adverse Effect qualification shall not be further qualified); or (ii) Seller shall have failed to fulfill in any material respect any of its obligations under this Agreement required to be performed prior to Closing, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty or failure, if curable, has not been cured within ten (10) days after written notice thereof from Purchaser to Seller; provided that any cure period shall not extend beyond the Termination Date and shall not extend the Termination Date; or
(e) by either Seller or Purchaser pursuant to Section 3.5(b).
Section 10.2 Effect of Termination.
If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no further force or effect (except for the provisions of Section 4.4, Section 5.6, Section 6.5, Section 7.4, Section 11.7, Section 11.8, Section 11.9, Section 11.11 and Section 11.12 of this Agreement and this Article 10, the Section entitled “Definitions,” and Article 12, all of which shall continue in full force and effect). Notwithstanding the foregoing, nothing contained in this Section 10.2 shall relieve any party from liability for Losses resulting from its breach of this Agreement.
Section 10.3 Distribution of Deposit Upon Termination.
(a) If Seller terminates this Agreement solely (i) because any of the conditions to Closing set forth in Section 8.1(a) or Section 8.1(b) have not been satisfied or (ii) because of Purchaser’s refusal to close notwithstanding the satisfaction of the conditions precedent set forth in Section 8.2 , then Seller may retain the Deposit, as its sole and exclusive remedy as liquidated damages, free of any claims by Purchaser or any other Person with respect thereto. It is expressly stipulated by the parties that the actual amount of damages resulting from such a termination would be difficult if not impossible to determine accurately because of the unique nature of this Agreement, the unique nature of the Assets, the uncertainties of applicable commodity markets and differences of opinion with respect to such matters, and that the liquidated damages provided for herein are a reasonable estimate by the parties of such damages. Upon such termination by Seller, Seller shall be free immediately to enjoy all rights of ownership of the Assets and to sell, transfer, encumber or otherwise dispose of the Assets to any Person without any restriction under this Agreement.
(b) If this Agreement is terminated for any reason other than the reasons set forth in Section 10.3(a), then Seller shall deliver within one (1) Business Day thereafter the Deposit to Purchaser by electronic transfer of immediately available funds to an account or accounts designated in writing by Purchaser, without interest thereon, free of any claims by Seller or any other Person with respect thereto, and Purchaser shall be entitled to all remedies available at Law or in equity.
(c) Notwithstanding anything to the contrary in this Agreement, Purchaser shall not be entitled to receive interest on the Deposit, whether the Deposit is applied against the Purchase Price or returned to Purchaser pursuant to this Section 10.3.

ARTICLE 11

POST-CLOSING OBLIGATIONS; INDEMNIFICATION;
LIMITATIONS; DISCLAIMERS AND WAIVERS
Section 11.1 Assumed Seller Obligations.
Subject to the indemnification by Seller under Section 11.3, on the Closing Date, Purchaser shall assume and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the obligations and liabilities of Seller, known or unknown, with respect to the Assets, regardless of whether such obligations or liabilities arose prior to, on or after the Effective Time, including but not limited to obligations to (a) furnish makeup gas according to the terms of applicable gas sales, gathering or transportation contracts, and to satisfy all other gas balancing obligations, if any, (b) pay working interests, royalties, overriding royalties and similar burdens affecting the Assets, and all amounts attributable to any such interests held in suspense that are described on Schedule 5.21, (c) properly plug and abandon any and all wells (including, without limitation, the Wells), including inactive wells or temporarily abandoned wells, drilled on the Properties, as required by applicable Law, (d) replug any well, wellbore, or previously plugged well on the Properties to the extent required by a Governmental Body, (e) dismantle, salvage and remove any equipment, structures, materials, platforms, flow lines, and property of whatever kind related to or associated with operations and activities conducted on the Properties, (f) clean up, restore and/or remediate the premises covered by or related to the Assets in accordance with applicable agreements and Laws, (g) pay all Property Costs, and (h) perform all obligations applicable to or imposed on the lessee, owner, or operator under the Leases or attributable to the ownership or operation of the Assets and related Contracts, or as required by applicable Laws (all of said obligations and liabilities, subject to the exclusions below, herein being referred to as the “Assumed Seller Obligations”); provided, however, that notwithstanding any other provision of this Agreement to the contrary, the Assumed Seller Obligations shall not include, and Purchaser shall have no obligation to assume, any obligations or liabilities of Seller to the extent that they are (such excluded obligations and liabilities, the “Excluded Seller Obligations”):
(i) attributable to or arise out of the Excluded Assets;
(ii) except to the extent constituting Environmental Liabilities, all obligations and liabilities to the extent attributable to or arising out of the ownership, operation or use of any of the Assets on or before the Effective Time;
(iii) attributable to or arising out of the actions, suits or proceedings, if any, set forth on Schedule 5.7 or Schedule 5.24;
(iv) Retained Employee Liabilities and any liability or obligation for compensation or reimbursement to any of Seller’s current or former employees for work performed,

including any liabilities or obligations related to or arising under any employee benefit plan, express or implied contract, wages, bonuses, commissions or severance benefits prior to Closing;
(v) Attributable to all Property Costs before the Effective Time;
(vi) the transport or disposal or the arrangement for transport or disposal of any Hazardous Material prior to the Closing Date from the Properties to any off-site location;
(vii) any fines, penalties and sanctions asserted, imposed or levied by any Governmental Body resulting from any criminal investigation or proceedings arising out of or related to Seller’s ownership, use, maintenance or operation of the Assets; or
(viii) any death, physical injury or illness to any employees or contractors of Seller related to or arising out of Seller’s ownership or operation of the Assets.
Section 11.2 Survival.
(a) All representations and warranties of Seller and Purchaser contained herein shall survive Closing until the 15 month anniversary of the Closing Date; provided, however, that the representations and warranties contained in Section 5.2, Section 5.3, Section 5.4, Section 5.6, Section 6.1, Section 6.2, Section 6.3, and Section 6.5 (collectively, the “Fundamental Representations”) shall survive until the expiration of the applicable statute of limitations period. Upon the expiration of a representation or warranty in accordance with the foregoing, such representation or warranty shall be deemed terminated and have no further force or effect for any purpose under this Agreement, after which time no claim may be made under such expired representation or warranty. The parties intend to shorten the applicable statute of limitations as provided herein.
(b) Except as provided in the remainder of this paragraph, the covenants and other agreements of Seller and Purchaser set forth in this Agreement shall survive the Closing Date until fully performed. Section 7.5 and all other covenants and agreements that are expressly required to be performed by Seller prior to Closing shall survive Closing until the 15 month anniversary of the Closing Date. Section 7.9 shall survive the Closing until the 12 month anniversary of the Closing Date. Seller’s indemnities under Section 11.3(a) and Section 11.3(b) and Purchaser’s indemnities under Section 11.4(a) and Section 11.4(b) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except in each case as to matters for which a Claim Notice has been delivered to the Indemnifying Party on or before such expiration date. All other indemnity obligations shall survive until the expiration of the applicable statute of limitations period.
(c) No party hereto shall have any indemnification obligation pursuant to this Article 11 or otherwise hereunder unless it shall have received from the party seeking indemnification a written notice (a “Claim Notice”) of the existence of the claim for or in respect of which indemnification is being sought hereunder on or before the expiration of the applicable survival period set forth in Section 11.2. If an Indemnified Party delivers a Claim Notice with respect to a representation or warranty to an Indemnifying Party before the expiration of the applicable survival period set forth in Section 11.2, then the applicable representation, warranty, covenant or agreement shall survive until, but only for purposes of, the resolution of the matter covered by such Claim Notice. A Claim Notice shall set forth with reasonable specificity (1) the basis for such claim under this Agreement, and the facts that otherwise form the basis of such claim and (2) to the extent reasonably estimable, an estimate of the amount of such claim (which estimate shall not be conclusive of the final amount of such claim) and an explanation of the calculation of such estimate.
Section 11.3 Indemnification by Seller.
From and after the Closing, subject to the terms and conditions of this Article 11 (including, without limitation, the survival and the timing requirement in Section 11.2), Seller shall indemnify, defend and hold harmless, and shall pay on a current basis, Purchaser and its Affiliates and its and their respective directors, officers, employees, stockholders, managers, members, general partners, equity owners, agents, consultants, advisors and other representatives (including legal counsel, accountants and financial advisors) and the successors and permitted assigns of this Agreement of Purchaser (collectively, the “Purchaser Indemnified Persons”) from and against any and all Losses asserted against, resulting from, imposed upon, or incurred or suffered by any Purchaser Indemnified Person to the extent resulting from, arising out of or relating to:
(a) any breach of any representation or warranty of Seller contained in this Agreement or confirmed in any certificate furnished by or on behalf of Seller to Purchaser in connection with this Agreement;
(b) any breach or nonfulfillment of or failure to perform any covenant or agreement of Seller contained in this Agreement or confirmed in any certificate furnished by or on behalf of Seller in connection with this Agreement;
(c) any Excluded Seller Obligations; or
(d) Any other indemnity obligations of Seller contained herein.
Section 11.4 Indemnification by Purchaser.
From and after the Closing, subject to the adjustments to the Purchase Price for purposes of the Closing Statements contained in Section 2.2 and Section 9.4 and the terms and conditions of this Article 11 (including, without limitation, the survival and timing requirements of Section 11.2), and except for Losses from which Seller is required to indemnify Purchaser Indemnified Persons (subject to all survival, timing, amount and other limitations hereunder) under this Agreement, Purchaser shall indemnify, defend and hold harmless, and pay on a current basis, Seller, Seller’s Affiliates, and each of their respective directors, officers, employees, stockholders, managers, members, general partners, equity owners, agents, consultants, advisors and other representatives (including legal counsel, accountants and financial advisors) (all such persons referred to collectively as the “Seller Indemnified Persons”) from and against any and all Losses, asserted against, resulting from, imposed upon, or incurred or suffered by any Seller Indemnified Person, directly or indirectly, to the extent resulting from, arising out of, or relating to:

(a) any breach of any representation or warranty of Purchaser contained in this Agreement or confirmed in any certificate furnished by or on behalf of Purchaser to Seller in connection with this Agreement REGARDLESS OF FAULT;
(b) any breach or nonfulfillment of or failure to perform any covenant or agreement of Purchaser contained in this Agreement or confirmed in any certificate furnished by or on behalf of Purchaser to Seller in connection with this Agreement REGARDLESS OF FAULT;
(c) any and all Property Costs from and after the Effective Time;
(d) the Assumed Seller Obligations REGARDLESS OF FAULT;
(e) to the extent applicable to the ownership, operation or use of the Assets, Environmental Laws, Environmental Liabilities, the release of materials into the environment or protection of human health, safety, natural resources or the environment, or any other environmental condition of the Assets, REGARDLESS OF FAULT; or
(f) Any other indemnity obligations of Purchaser contained herein, including without limitation, Section 4.4.
Section 11.5 Indemnification Proceedings.
(a) In the event that any claim or demand for which Seller or Purchaser (such Person, an “Indemnifying Party”) may be liable to a Purchaser Indemnified Person under Section 11.3 or to an Seller Indemnified Person under Section 11.4 (an “Indemnified Party”) is asserted against or sought to be collected from an Indemnified Party by a third party (a “Third Party Claim,”) the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Third Party Claim by delivery of a Claim Notice, provided that the failure or delay to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Article 11, except (and solely) to the extent that the Indemnifying Party demonstrates that its defense of such Third Party Claim is actually and materially prejudiced thereby. The Indemnifying Party shall have thirty (30) days from receipt of the Claim Notice from the Indemnified Party (in this Section 11.5, the “Notice Period”) to notify the Indemnified Party whether or not the Indemnifying Party desires, at the Indemnifying Party’s sole cost and expense, to defend the Indemnified Party against such claim or demand; provided, that the Indemnified Party is hereby authorized prior to and during the Notice Period, and at the cost and expense of the Indemnifying Party, to file any motion, answer or other pleading that it shall reasonably deem necessary to protect its interests or those of the Indemnifying Party. The Indemnifying Party shall have the right to assume the defense of such Third Party Claim only if and for so long as the Indemnifying Party (i) notifies the Indemnified Party during the Notice Period that the Indemnifying Party is assuming the defense of such Third Party Claim, (ii) uses counsel of its own choosing that is reasonably satisfactory to the Indemnified Party, and (iii) conducts the defense of such Third Party Claim in an active and diligent manner. If the Indemnifying Party is entitled to, and does, assume the defense of any such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the Indemnifying Party elects (and is entitled) to assume the defense of such Third Party Claim, (i) no compromise or settlement thereof or consent to any admission or the entry of any judgment with respect to such Third Party Claim may be effected by the Indemnifying Party without the Indemnified Party’s written consent (which shall not be unreasonably withheld, conditioned or delayed) unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party (and no injunctive or other equitable relief is imposed upon the Indemnified Party) and there is an unconditional provision whereby each plaintiff or claimant in such Third Party Claim releases the Indemnified Party from all liability with respect thereto and (ii) the Indemnified Party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld). If the Indemnifying Party elects not to assume the defense of such Third Party Claim (or fails to give notice to the Indemnified Party during the Notice Period or otherwise is not entitled to assume such defense), the Indemnified Party shall be entitled to assume the defense of such Third Party Claim with counsel of its own choice, at the expense and for the account of the Indemnifying Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.
(b) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party, shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any Third Party Claim (i) at the reasonable expense of the Indemnifying Party, as to which the Indemnifying Party fails to assume the defense during the Notice Period after the Indemnified Party gives notice thereof to the Indemnifying Party or (ii) at the reasonable expense of the Indemnifying Party, to the extent the Third Party Claim seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, could materially adversely affect the business, condition (financial or other), capitalization, assets, liabilities, results of operations or prospects of the Indemnified Party. The Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of the Indemnifying Party without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).
(c) In any case in which an Indemnified Party seeks indemnification hereunder and no Third Party Claim is involved, the Indemnified Party shall deliver a Claim Notice to the Indemnifying Party within a reasonably prompt period of time after an [officer] of such Indemnified Party or its Affiliates has obtained knowledge of the Loss giving rise to indemnification hereunder. The failure or delay to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Article 11 except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively mitigate the resulting Losses or otherwise prejudices the Indemnifying Party.
(d) Notwithstanding any other provision of this Agreement to the contrary:
(i) Subject to the following sentence, Seller shall not be required to indemnify any Person under Section 11.3(a) with respect to a breach of any representation and warranty that is not a Fundamental Representation for any individual liability, loss, cost, expense, claim, award or judgment that does not exceed $50,000.
(ii) Seller shall not be required to indemnify any Person under Section 11.3(a) with respect to a breach of any representation and warranty that is not a Fundamental Representation until and unless the aggregate amount of liability for all Losses for which Claim Notices are delivered by Purchaser in accordance with this Agreement exceeds an amount equal to three percent (3%) of the Purchase Price (the “Indemnity Deductible”), after which point Purchaser shall be entitled to claim Losses only to the extent such Losses are in excess of the Indemnity Deductible.
(iii) Seller shall not be required to indemnify any Person under Section 11.3 for aggregate Losses in excess of an amount equal to twenty five percent (25%) of the Purchase Price, except for claims made under the indemnity in Section 11.3(b) or Section 11.3(c) as it relates to the Excluded Seller Obligations.
(iv) For purposes of determining whether there has been a breach of any representation or warranty of Seller for which Seller is required to indemnify any Person under Section 11.3(a), any dollar or materiality qualifiers in Seller’s representations or warranties shall be disregarded.
Section 11.6 Release.
EXCEPT FOR MATTERS FOR WHICH SELLER IS REQUIRED TO INDEMNIFY PURCHASER INDEMNIFIED PERSONS UNDER SECTION 11.3 OR PURSUANT TO SECTION 3.4(d)(i), OR WITH RESPECT TO POST-CLOSING REMEDIATION AGREED TO PURSUANT TO SECTION 4.3 (IF ANY) OR EXCLUDED SELLER OBLIGATIONS, AT THE CLOSING PURCHASER HEREBY RELEASES, REMISES AND FOREVER DISCHARGES THE SELLER INDEMNIFIED PERSONS FROM ANY AND ALL CLAIMS, KNOWN OR UNKNOWN, WHETHER NOW EXISTING OR ARISING IN THE FUTURE, CONTINGENT OR OTHERWISE, WHICH PURCHASER MIGHT NOW OR SUBSEQUENTLY MAY HAVE AGAINST THE SELLER INDEMNIFIED PERSONS, RELATING DIRECTLY OR INDIRECTLY TO THE CLAIMS ARISING OUT OF OR INCIDENT TO ENVIRONMENTAL LAWS, ENVIRONMENTAL LIABILITIES, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, INCLUDING, WITHOUT LIMITATION, RIGHTS TO CONTRIBUTION UNDER CERCLA, REGARDLESS OF FAULT.
Section 11.7 Disclaimers.
(a) EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE 5 OF THIS AGREEMENT, OR CONFIRMED IN THE CERTIFICATE OF SELLER TO BE DELIVERED PURSUANT TO SECTION 9.2(c), OR IN THE CONVEYANCE, (I) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, (EXPRESS, STATUTORY OR IMPLIED) WITH RESPECT TO THE ASSETS OR THE

TRANSACTIONS CONTEMPLATED HEREBY AND (II) SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO PURCHASER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO PURCHASER BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF SELLER OR ANY OF ITS AFFILIATES).
(b) EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 5 OF THIS AGREEMENT, OR CONFIRMED IN THE CERTIFICATE OF SELLER TO BE DELIVERED PURSUANT TO SECTION 9.2(c), OR IN THE CONVEYANCE, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, ENVIRONMENTAL LIABILITIES, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, (III) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (IV) THE QUANTITY, QUALITY OR RECOVERABILITY OF PETROLEUM SUBSTANCES IN OR FROM THE ASSETS, (V) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (VI) THE PRODUCTION OF HYDROCARBONS FROM THE ASSETS, (VII) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VIII) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, (IX) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO PURCHASER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM REDHIBITORY VICES OR DEFECTS (INCLUDING THOSE CONTEMPLATED IN LOUISIANA CIVIL CODE ARTICLES 2475, AND 2520 THROUGH 2548), FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT PURCHASER SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS (EXCEPT FOR EXCLUDED

SELLER OBLIGATIONS) AND THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE, OR (X) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.
Section 11.8 Waiver of Trade Practices Acts.
(a) It is the intention of the parties that Purchaser’s rights and remedies with respect to this transaction and with respect to all acts or practices of Seller, past, present or future, in connection with this transaction shall be governed by legal principles other than the Texas Deceptive Trade Practices--Consumer Protection Act, Tex. Bus. & Com. Code Ann. § 17.41 et seq. (the “DTPA”) or the Louisiana unfair trade practices and consumer protection law, La. R.S. 51:1402, et seq. (the “UTPCPL”). As such, Purchaser hereby waives the applicability of the DTPA and the UTPCPL to this transaction and any and all duties, rights or remedies that might be imposed by the DTPA and/or the UTPCPL, whether such duties, rights and remedies are applied directly by the DTPA or the UTPCPL itself or indirectly in connection with other statutes; provided, however, Purchaser does not waive § 17.555 of the DTPA. Purchaser acknowledges, represents and warrants that it is purchasing the goods and/or services covered by this Agreement for commercial or business use; that it has assets of $5,000,000.00 or more according to its most recent financial statement prepared in accordance with GAAP; that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of a transaction such as this; and that it is not in a significantly disparate bargaining position with Seller.
(b) Purchaser expressly recognizes that the price for which Seller has agreed to perform its obligations under this Agreement has been predicated upon the inapplicability of the DTPA and the UTPCPL and this waiver of the DTPA and the UTPCPL. Purchaser further recognizes that Seller, in determining to proceed with the entering into of this Agreement, has expressly relied on this waiver and the inapplicability of the DTPA and the UTPCPL.
Section 11.9 INTENTIONALLY OMITTED.

Section 11.10 Recording.
As soon as practicable after Closing, Purchaser shall record the Conveyances in the appropriate counties and/or parishes and provide Seller with copies of all recorded or approved instruments. The Conveyances are intended to convey all of the Properties being conveyed pursuant to this Agreement. Certain Properties or specific portions of the Properties that are leased from, or require the approval to transfer by, a Governmental Body are conveyed under the Conveyances and also are described and covered by other separate assignments made by Seller to Purchaser on officially approved forms, or forms acceptable to such entity, in sufficient multiple originals to satisfy applicable statutory and regulatory requirements. The interests conveyed by such separate assignments are the same, and not in addition to, the interests conveyed in the Conveyances attached as Exhibit B. Further, such assignments shall be deemed to contain the special warranty of title of Seller and all of the exceptions, reservations, rights, titles, power and privileges set forth herein and in the Conveyances as fully and only to the extent as though they were set forth in each such separate assignment.
Section 11.11 Non-Compensatory Damages
None of the Purchaser Indemnified Parties nor Seller Indemnified Parties shall be entitled to recover from Seller or Purchaser, or their respective Affiliates, any indirect, consequential, punitive or exemplary damages or damages for lost profits of any kind arising under or in connection with this Agreement or the transactions contemplated hereby, except to the extent any such party suffers such damages (including costs of defense and reasonable attorney’s fees incurred in connection with defending of such damages) to a third party, which damages (including costs of defense and reasonable attorney’s fees incurred in connection with defending against such damages) shall not be excluded by this provision as to recovery hereunder. Subject to the preceding sentence, Purchaser, on behalf of each of the Purchaser Indemnified Parties, and Seller, on behalf of each of Seller Indemnified Parties, waive any right to recover punitive, special, exemplary and consequential damages, including damages for lost profits, arising in connection with or with respect to this Agreement or the transactions contemplated hereby.
Section 11.12 Disclaimer of Application of Anti-Indemnity Statutes
The parties acknowledge and agree that the provisions of any anti-indemnity statute relating to oilfield services and associated activities shall not be applicable to this Agreement and/or the transactions contemplated hereby.
ARTICLE 12

MISCELLANEOUS
Section 12.1 Counterparts.
This Agreement may be executed and delivered (including by facsimile transmission) in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.
Section 12.2 Notices.
All notices which are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by telecopy or by registered or certified mail, postage prepaid, or sent by electronic mail (provided any such electronic mail transmission is confirmed either orally or by written confirmation), as follows:

If to Seller:	Mid-Con Energy Properties, LLC
Attn: Charles L. McLawhorn, III
2431 E. 61st Street, Suite 850
Tulsa, Oklahoma 74136
Telephone: (918) 743-7575

Telecopy: (918) 743-8859
Email: cmclawhorn@midcon-energy.com

If to Purchaser:	PO&G Resources, LP
Attn: George A. Oggero, General Counsel, Chief Compliance Officer, & Land Manager
5847 San Felipe, Suite 3200
Houston, Texas 77057
Telephone: 713-589-8138
Telecopy: 713-244-0650
Email: George_oggero@pogresources.com

Either party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the party to which such notice is addressed.
Section 12.3 Sales or Use Tax Recording Fees and Similar Taxes and             Fees.
Purchaser shall bear any sales, use, excise, real property transfer, gross receipts, goods and services, registration, capital, documentary, stamp or transfer Taxes, recording fees and similar Taxes and fees (collectively “Transfer Taxes”) incurred and imposed upon, or with respect to, the transactions contemplated by this Agreement. Seller will determine, and Purchaser will cooperate with Seller in determining the amount of any Transfer Taxes, if any, that is due in connection with the transactions contemplated by this Agreement and Purchaser agrees to pay any such Transfer Tax to Seller or to the appropriate Governmental Body. If any of the transactions contemplated by this Agreement are exempt from any such Transfer Taxes upon the filing of an appropriate certificate or other evidence of exemption, Purchaser will timely furnish to Seller such certificate or evidence.
Section 12.4 Exhibits and Schedules.
All of the Exhibits and Schedules referred to in this Agreement constitute a part of this Agreement. Seller and Purchaser and their respective counsel have received a complete set of the Exhibits and Schedules prior to and as of the execution of this Agreement. Purchaser agrees that, with respect to the representations and warranties of Seller contained in this Agreement, Seller shall have the continuing right until the Closing to add, supplement or amend the Schedules to its representations and warranties with respect to any matter first arising hereafter that does not result in a breach by Seller of any provision of Section 7.5 which, if existing at the date of this Agreement or thereafter, would have been required to be set forth or described in such Schedules. For purposes of determining whether the conditions set forth in Section 8.2(a) have been fulfilled, the Schedules to Seller’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto after the date of this Agreement; provided, however, that if the Closing shall occur, then all Claims with respect to all matters disclosed pursuant to any such addition, supplement or amendment at or prior to the Closing shall be waived and Purchaser shall not be entitled to make a claim with respect thereto pursuant to Section 11.3(a) of this Agreement for a breach of the representations and warranty to which such matters relate.
Section 12.5 Expenses.
Except as otherwise expressly provided in Section 12.3, or elsewhere in this Agreement, (a) all expenses incurred by Seller in connection with or related to the authorization, preparation or execution of this Agreement, the Conveyance delivered hereunder and the Exhibits and Schedules hereto and thereto, and all other matters related to the Closing, including without limitation, all fees and expenses of counsel, accountants and financial advisers employed by Seller, shall be borne solely and entirely by Seller, and (b) all such expenses incurred by Purchaser shall be borne solely and entirely by Purchaser.
Section 12.6 Change of Name.
As promptly as practicable after Closing, but in any case within ninety (90) days after the Closing Date, Purchaser shall eliminate the names “Mid-Con Energy Properties, LLC”, “Mid-Con” and any variants thereof from the Assets acquired pursuant to this Agreement and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to Seller.
Section 12.7 Governing Law; Venue; and Waiver of Jury Trial.
THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS. EXCEPT TO THE EXTENT PROVIDED IN SECTION 3.4(i) SECTION 4.3 OR SECTION 9.4(c), JURISDICTION AND VENUE WITH RESPECT TO ANY DISPUTES ARISING HEREUNDER SHALL BE PROPER ONLY IN HARRIS COUNTY, TEXAS, AND THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN SUCH COURTS OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.
Section 12.8 Captions.
The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.
Section 12.9 Waivers.

Any failure by any party to comply with any of its obligations, agreements or conditions herein contained may be waived in writing, but not in any other manner, by the party to whom such compliance is owed. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The rights of Seller and Purchaser under this Agreement shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.
Section 12.10 Assignment.
No party shall assign all or any part of this Agreement (other than by Purchaser to an Affiliate of Purchaser), nor shall any party assign or delegate any of its rights or duties hereunder (other than by Purchaser to an Affiliate of Purchaser), without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 12.11 Entire Agreement.
The Confidentiality Agreement, this Agreement and the Exhibits and Schedules attached hereto, and the documents to be executed hereunder constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.
Section 12.12 Amendment.
(a) This Agreement may be amended or modified only by an agreement in writing executed by the parties hereto.
(b) No waiver of any right under this Agreement shall be binding unless executed in writing by the party to be bound thereby.
Section 12.13 No Third-Party Beneficiaries.
Nothing in this Agreement shall entitle any Person other than Purchaser or Seller to any claims, remedy or right of any kind, except as to those rights expressly provided to the Seller Indemnified Persons and Purchaser Indemnified Persons (provided, however, any claim for indemnity hereunder on behalf of a Seller Indemnified Person or a Purchaser Indemnified Person must be made and administered by a party to this Agreement).
Section 12.14 References.
In this Agreement:
(a) References to any gender includes a reference to all other genders;

(b) References to the singular includes the plural, and vice versa;
(c) Reference to any Article or Section means an Article or Section of this Agreement;
(d) Reference to any Exhibit or Schedule means an Exhibit or Schedule to this Agreement, all of which are incorporated into and made a part of this Agreement;
(e) Unless expressly provided to the contrary, “hereunder”, “hereof’, “herein” and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement;
(f) “Include” and “including” shall mean include or including without limiting the generality of the description preceding such term; and
(g) Capitalized terms used herein shall have the meanings ascribed to them in this Agreement as such terms are identified and/or defined in the Definitions section hereof.
Section 12.15 Construction.
Purchaser is a party capable of making such investigation, inspection, review and evaluation of the Assets as a prudent party would deem appropriate under the circumstances including with respect to all matters relating to the Assets, their value, operation and suitability. Each of Seller and Purchaser has had substantial input into the drafting and preparation of this Agreement and has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transactions contemplated hereby. This Agreement is the result of arm’s-length negotiations from equal bargaining positions. In the event of a dispute over the meaning or application of this Agreement, it shall be construed fairly and reasonably and no consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.
Section 12.16 Conspicuousness.
The parties agree that provisions in this Agreement in “bold” type satisfy any requirements of the “express negligence rule” and any other requirements at law or in equity that provisions be conspicuously marked or highlighted.
Section 12.17 Severability.
If any term or other provisions of this Agreement is held invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party; provided, however, that if any such term or provision may be made enforceable by limitation thereof, then such term or provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable Law. Upon determining that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 12.18 Time of Essence.
Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto on the date first above written.

SELLER:
MID-CON ENERGY PROPERTIES, LLC,
a Delaware limited liability company

By:      Mid-Con Energy Partners, LP, a
   Delaware limited partnership, its
   Sole Member

By:      Mid-Con Energy GP, LLC, a
   Delaware limited liability company,
   Its General Partner

   By: Jeffrey R. Olmstead
      Chief Executive Officer
MID-CON ENERGY OPERATING, LLC,
an Oklahoma limited liability company

By: Jeffrey R. Olmstead
   Chief Executive Officer

PURCHASER:
PO&G PANHANDLE, LP,
a Texas limited partnership

By:      PO&G Panhandle Manager, LLC, a
   Texas limited liability company,
Its General Partner

By:      TJK, LLC, a
   Nevada limited liability company
   Its Sole Member

By: Steven A. Pfeifer
      Manager

EXHIBIT A
Attached to and for all purposes made a part of that certain Purchase and Sale Agreement dated May 26, 2016, by and among MID-CON ENERGY PROPERTIES, LLC, as Seller, and PO&G PANHANDLE, LP, as Purchaser.

Unit/Lease	LESSOR	LESSEE	LEASE DATE	BOOK	PAGE	ST	COUNTY	LEGAL	LEGAL DESCRIPTION
HRMU	ANADARKO LAND CORP., A NEBRASKA CORPORATION	MID-CON ENERGY CORPORATION	12/19/2005	2006	224734	CO	CHEYENNE	013S-043W-001, 013S-043W-13	W/2 SE/4 of Sec 1-13S-43W and N/2 NW/4 of Sec 13-13S-43W
HRMU	ANADARKO E & P COMPANY LP, A DELAWARE LIMITED PARTNERSHIP	MID-CON ENERGY CORPORATION	12/192005	2006	224735	CO	CHEYENNE	013S-043W-001, 013S-043W-14	SW/4; E/2 SE/4 of Sec 1-13S-43W and NE/4 & S/2 NW/4 of Sec 13-13S-43W
HRMU	LAS ANIMAS MINERALS LTD	WILBANKS & ASSOCIATES INC	1/11/1988	249	533	CO	CHEYENNE	013S-043W-012	Lots 11 – 14 (aka SW/4) of Sec 12-13S-43W
ONA	ESTATE OF ZANE RAYMOND SMALTS, A MINOR, RAYMOND SMALTS, GUARDIAN	THE ATLANTIC REFINING COMPANY	7/1/1959	84	305	OK	CIMARRON	004N-009E-025	E/2 NE/4; Limited to Morrow formation
ONA	RAYMOND AND NADINE SMALTS - HUSBAND AND WIFE	THE ATLANTIC REFINING COMPANY	9/17/1959	84	319	OK	CIMARRON	004N-009E-025	NE/4 SE/4, N/2 SE/4 SE/4; Limited to Morrow formation - 25; S/2 SE/4 SE/4; Limited to Morrow formation
ONA	IVA ELIZA WILSON, JESSIE MAE WILSON, KALL AND REX E. WILSON	THE ATLANTIC REFINING COMPANY	4/1/1962	100	159	OK	CIMARRON	004N-009E-025	NE/4 SE/4, N/2 SE/4 SE/4; Limited to Morrow formation - 25; S/2 SE/4 SE/4; Limited to Morrow formation
MIDWELL	CLAUDYA JO SMITH AND CYRUS L. SMITH	BURK ROYALTY CO.	9/29/1992	280	722	OK	CIMARRON	004N-009E-035	NE/4
MIDWELL	ROSALIE LANDAU & DAVID LANDAU	BURK ROYALTY CO.	12/17/1992	281	881	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	BARBARA CRISS BENNETT ALEXANDER & JOHN ALEXANDER, WH	BURK ROYALTY CO.	12/20/1992	281	792	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	RAEANN ZAHN, HEIR OF ROSE BRYANT, AND THOMAS ZAHN, WH	BURK ROYALTY CO.	12/20/1992	282	135	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	MICHAEL BATTAGLIA, HEIR OF ROSE BRYANT, AND NIELA BATTAGLIA, HW	BURK ROYALTY CO.	12/20/1992	283	48	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	JILL L. ENNIS HOPKINS AND EARL D. HOPKINS, WH	BURK ROYALTY CO.	12/20/1992	282	596	OK	CIMARRON	004N-009E-035	NE/4 SW/4

MIDWELL	TILFORD R. BAILEY & INEZROSE BAILEY	BURK ROYALTY CO.	12/20/1992	281	909	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	KIP DANIEL ENNIS	BURK ROYALTY CO.	12/20/1992	282	250	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	DICK AND DELMA M. WHITE, HW	BURK ROYALTY CO.	12/20/1992	281	684	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	JANE AND RONALD SHOUSE	BURK ROYALTY CO.	12/20/1992	281	883	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	RICHARD W. ENNIS AND MARY ANN ENNIS, HW	BURK ROYALTY CO.	12/20/1992	282	91	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	JERRY C. ENNIS AND ANITA A. ENNIS, HW	BURK ROYALTY CO.	12/20/1992			OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	BECKY AND TONY WOODS	BURK ROYALTY CO.	12/20/1992	282	14	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	PEGGY AND JIM MUSAL	BURK ROYALTY CO.	12/20/1992	281	770	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	EMILY B. PEARCE	BURK ROYALTY CO.	12/20/1992	281	772	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	MODESTA BAILEY, A WIDOW	BURK ROYALTY CO.	12/20/1992	281	764	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	JANET S. HODGE	BURK ROYALTY CO.	12/20/1992	281	766	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	JAMES M. AND RITA ENNIS	BURK ROYALTY CO.	12/20/1992	282	12	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	JACK C. ENNIS	BURK ROYALTY CO.	12/20/1992	281	885	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	KIMBERLY A. ENNIS HARROUGH & RANDY HARROUGH	BURK ROYALTY CO.	12/20/1992			OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	MADONNA AND JOSEPH BRYANT	BURK ROYALTY CO.	12/20/1992	281	790	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	CECIL G. & ANNA G. BAILEY	BURK ROYALTY CO.	12/20/1992	281	768	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	DAVID R. ENNIS & HELEN ENNIS	BURK ROYALTY CO.	12/20/1992	281	776	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	HERSHELL AND DEANN WALTZ	BURK ROYALTY CO.	12/20/1992	281	879	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	ANDREA LYNETTE WALTZ CLAYTON AND TODD CLAYTON	BURK ROYALTY CO.	12/20/1992			OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	GREGORY AND TERESA WALTZ	BURK ROYALTY CO.	12/20/1992	281	877	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	RONALD FRANKLIN STILES	BURK ROYALTY CO.	12/20/1992	281	774	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	DAVID AND CAROLE BRIDGES	BURK ROYALTY CO.	12/20/1992			OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	MICHAEL AND ALLISON WALTZ	BURK ROYALTY CO.	12/20/1992	282	52	OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	SHEILA R. ENNIS CHITWOOD & JEFF CHITWOOD	BURK ROYALTY CO.	12/20/1992			OK	CIMARRON	004N-009E-035	NE/4 SW/4
MIDWELL	WINONA KEIFFER AND DICK KIEFFER	BURK ROYALTY CO.	12/20/1992			OK	CIMARRON	004N-009E-035	NE/4 SW/4

MIDWELL	THE ROXIE M. HANKE TESTAMENTARY TRUST UNDER THE WILL OF ROXIE M. HANKE, EDWARD L. NEWLIN, TRUSTEE	BURK ROYALTY CO.	11/30/1992	281	463	OK	CIMARRON	004N-009E-035	NW/4
MIDWELL	THE PAUL HANKE TESTAMENTARY TRUST UNDER THE WILL OF PAUL HANKE EDWARD L. NEWLIN, TRUSTEE	BURK ROYALTY CO.	11/30/1992	281	429	OK	CIMARRON	004N-009E-035	NW/4
SMALTZ	RETA NADINE SMALTS ESTATE, A MINOR, RAYMOND SMALTS, GUARDIAN	THE ATLANTIC REFINING COMPANY	7/1/1959	84	307	OK	CIMARRON	004N-009E-025	SW/4
SMALTZ	IVA ELIZA WILSON, JESSIE MAE WILSON, KALL AND REX E. WILSON	THE ATLANTIC REFINING COMPANY	4/4/1962	100	160	OK	CIMARRON	004N-009E-025	SE/4
SMALTZ	RAYMOND AND NADINE SMALTS - HUSBAND AND WIFE	THE ATLANTIC REFINING COMPANY	9/17/1959	84	319	OK	CIMARRON	004N-009E-025	SE/4
SMALTZ	ESTATE OF ZANE RAYMOND SMALTS, A MINOR, RAYMOND SMALTS, GUARDIAN	THE ATLANTIC REFINING COMPANY	7/1/1959	84	305	OK	CIMARRON	004N-009E-025	NE/4
SMALTZ	ESTATE OF JAMES CLYDE SMALTS, RAYMOND SMALTS, GUARDIAN	THE ATLANTIC REFINING COMPANY	10/1/1959	84	321	OK	CIMARRON	004N-009E-025	NW/4
EVA	WILLIAM C EGGERS ET AL	HW LONG	6/28/1954	252	398	OK	TEXAS	003N-011E-005	S/2 SE/4, NW/4 SE/4
EVA	C F WEBB AND GUYNETH V WEBB HIS WIFE	F P HAMBRIGHT	12/12/1959	312	69	OK	TEXAS	003N-011E-005	W/2
EVA	BERNICE MILES AND E E MILES HER HUSBAND	F P HAMBRIGHT	12/15/1959	312	78	OK	TEXAS	003N-011E-005	W/2
EVA	SYLVESTER N IVIE, A WIDOWER	CARTER OIL COMPANY	1/8/1955	305	487	OK	TEXAS	003N-011E-006
PORTION OF THE SE/4 SE/4 OF SEC. 6, LYING S AND E OF THE TEPEE CREEK FAULT WHICH IS A STRAIGHT LINE BEGINNING AT A POINT 1 ,320' FSL AND 300' FEL OF SEC. 6 AND ENDING AT A POINT ON THE SOUTH LINE OF SEC. 6 ,1 ,200' FEL

EVA	JAMES PETROLEUM CORPORATION	WILLIAM N PRICE	7/6/1961	336	290	OK	TEXAS	003N-011E-006
PORTION OF THE SE/4 SE/4 OF SEC. 6, LYING S AND E OF THE TEPEE CREEK FAULT WHICH IS A STRAIGHT LINE BEGINNING AT A POINT 1 ,320' FSL AND 300' FEL OF SEC. 6 AND ENDING AT A POINT ON THE SOUTH LINE OF SEC. 6, 1 ,200' FEL

EVA	F HINER DALE ADMIN. OF WILL OF ORLIA A WEEDE, DECEASED	THE CARTER OIL COMPANY	4/3/1954	301	187	OK	TEXAS	003N-011E-007	PORTION OF THE NE/4 LYING S AND E OF THE TEPEE CREEK FAULT, WHICH IS A STRAIGHT LINE BEGINNING AT A POINT ON THEN LINE OF SEC. 7, 1200' FEL, AND ENDING AT A POINT 2640' FEL AND 3190' FSL OF SEC. 7

EVA	W F DUNAWAY AND MADAL DUNAWAY HUSBAND AND WIFE	THE CARTER OIL COMPANY	9/3/1953	302	1	OK	TEXAS	003N-011E-007	PORTION OF THE NE/4 LYING S AND E OF THE TEPEE CREEK FAULT, WHICH IS A STRAIGHT LINE BEGINNING AT A POINT ON THEN LINE OF SEC. 7, 1200' FEL, AND ENDING AT A POINT 2640' FEL AND 3190' FSL OF SEC. 7
EVA	W F DUNAWAY	THE CARTER OIL CO	12/14/1954	305	473	OK	TEXAS	003N-011E-008	NW/4
EVA	COMMERCIAL NATIONAL BANK OF KANSAS CITY, TRUSTEE	THE CARTER OIL CO	12/14/1954	305	474	OK	TEXAS	003N-011E-008	NW/4
EVA	BERNICE V SHORES	ENSIGN OPERATING CO	8/17/1992	867	168	OK	TEXAS	003N-011E-008	NW/4 NE/4, N/2 NE/4 NE/4
EVA	LOYD V PETERSON AND NORLENE T. LOYD V PETERSON AND NORLENE T.	ENSIGN OPERATING CO	8/17/1992	867	171	OK	TEXAS	003N-011E-008	NW/4 NE/4, N/2 NE/4 NE/4
EVA	ALLEN JOE NORRIS	ENSIGN OPERATING CO	8/17/1992	867	174	OK	TEXAS	003N-011E-008	NW/4 NE/4, N/2 NE/4 NE/4
EVA	MARY LOU NORRIS KENNEY, DANIEL V. NORRIS & STEPHEN W. NORRIS	ENSIGN OPERATING CO	8/17/1992	867	489	OK	TEXAS	003N-011E-008	NW/4 NE/4, N/2 NE/4 NE/4
ONA	KENNETH BOWMAN & WILMA BOWMAN, HIS WIFE & CLIFFORD H. BOWMAN & ELSIA M. BOWMAN, HIS WIFE	DAWSON OPERATING CO. INC.	11/22/1973			OK	TEXAS	004N-010E-017	S/2 SW/4, NW/4 SW/4 - 17; NE/4 SW/4
ONA	J.D. VOILES & T.F. VOILES, TRUSTEES OF J.D. & T.F. VOILES CHILDREN TRUST	BEARD OIL CO.	3/21/1990			OK	TEXAS	004N-010E-018	E/2 SE/4, SW/4 SE/4, S/2 NW/4 SE/4
ONA	IMOGENE METCALF	BEARD OIL CO.	3/21/1990			OK	TEXAS	004N-010E-018	E/2 SE/4, SW/4 SE/4, S/2 NW/4 SE/4
ONA	CHARLOTTE BUTLER	BEARD OIL CO.	3/22/1990			OK	TEXAS	004N-010E-018	E/2 SE/4, SW/4 SE/4, S/2 NW/4 SE/4
ONA	ADRIENNE LEBLANC	BEARD OIL CO.	3/28/1990			OK	TEXAS	004N-010E-018	E/2 SE/4, SW/4 SE/4, S/2 NW/4 SE/4
ONA	VONCIELE W. GRAY, A SINGLE WOMAN	BEARD OIL CO.	5/10/1990			OK	TEXAS	004N-010E-018	E/2 SE/4, SW/4 SE/4, S/2 NW/4 SE/4
ONA	BILLY F. BRUNS & JANET E. BURNS, HUSBAND & WIFE	HP O&G PROPERTIES INC.	8/26/1992			OK	TEXAS	004N-010E-018	S/2 NE/4 SW/4, SE/4 SW/4
ONA	ETHEL BRUMLEY, DARREL C. BRUMLEY & ELISABETH JEAN BRUMLEY	HP O&G PROPERTIES INC.	10/30/1958			OK	TEXAS	004N-010E-019	Lots 1, 2, 3, 4; E/2 W/2, E/2 (being all of Section 19)
ONA	EDWARD KAAR AND DOROTHY KAAR, HIS WIFE	RALPH H. GRAY	3/2/1973			OK	TEXAS	004N-010E-029	NW/4
ONA	C.D. LONG & MARY A. LONG, HIS WIFE	RALPH H. GRAY	3/8/1973			OK	TEXAS	004N-010E-029	NW/4
ONA	HUBERT X. ELROD & HELEN L. ELROD, HIS WIFE	RALPH H. GRAY	3/9/1973			OK	TEXAS	004N-010E-029	NW/4
ONA	JOHN MARCHBANKS AND FRANCES B. MARCHBANKS, HIS WIFE	RALPH M. REYNOLDS	4/9/1973			OK	TEXAS	004N-010E-029	NW/4
ONA	JACK K. CREATE	DAWSON OPERATING CO. INC.	4/12/1973			OK	TEXAS	004N-010E-029	NW/4

ONA	WALLACE R. HOUSTON	RJ SULLIVAN AND WE LEROUX DBA SULLIVAN & LEROUX	6/22/1968			OK	TEXAS	004N-010E-030	E/2 NW/4, Ltd. from surface to 103' into Mississippi Chester - 30; W/2 NW/4, Ltd. from surface to 4750'
ONA	LEWIS W LONG, E UX	J C SOWERS, JR.	2/22/1972	438	387	OK	TEXAS	004N-010E-030	Lots 3 & 4 a/k/a W/2 SW/4 & E/2 SW/4
ONA	DARLENE S. FISKE, TRUSTEE	HP O&G PROPERTIES INC.	2/20/1992			OK	TEXAS	004N-010E-030	NE/4, Ltd. from surface to 100' below producing zone
ONA	MARTIN S. MILLER, TRUSTEE OF THOMAS S. MILLER 1975 TRUST	HP O&G PROPERTIES INC.	2/20/1992			OK	TEXAS	004N-010E-030	NE/4, Ltd. from surface to 100' below producing zone
ONA	DONALD E. SHARP	HP O&G PROPERTIES INC.	2/20/1992			OK	TEXAS	004N-010E-030	NE/4, Ltd. from surface to 100' below producing zone
ONA	CHAUNCEY HAMMOND PERSONAL REPRESENTATIVE FOR ESTATE OF HERBERT EUGENE HAMMOND, DECEASED	BEARD OIL CO.	3/6/1992			OK	TEXAS	004N-010E-030	NE/4, Ltd. from surface to 100' below producing zone
WPWFU I	AUGUSTA HENRICHS	PANHANDLE EASTERN PIPE LINE COMPANY	8/4/1941	231	223	OK	TEXAS	002N-016E-005	SW/4 SECTION 5-2N-16ECM
WPWFU I	AUGUSTA HENRICHS	PANHANDLE EASTERN PIPE LINE COMPANY	8/19/1941	231	224	OK	TEXAS	002N-016E-005	SE/4 SECTION 5-2N-16ECM
WPWFU I	H G WITT ETUX	JOE E. DENHAM	1/2/1937	207	300	OK	TEXAS	002N-016E-007	NE/4 SECTION 7-2N-16ECM
WPWFU I	ADELLE DAVIS ETAL	THE TEXAS COMPANY	9/1/1937	211	98	OK	TEXAS	002N-016E-007	S/2 SECTION 7-2N-16ECM
WPWFU I	DAVID THOMAS	JOE E. DENHAM	12/19/1936	207	15	OK	TEXAS	002N-016E-008	E/2 SECTION 8-2N-16ECM
WPWFU I	DAVID THOMAS	JOE E. DENHAM	12/19/1936	207	5	OK	TEXAS	002N-016E-008	NW/4 SECTION 8-2N-16ECM
WPWFU I	A J GROSS ETUX	JOE E. DENHAM	1/1/1937	207	282	OK	TEXAS	002N-016E-008	SW/4 SECTION 8-2N-16ECM
WPWFU I	ATHOL COCHRAN ETUX	SKELLY OIL COMPANY	2/11/1937	207	319	OK	TEXAS	002N-016E-017	E/2 AND SW/4 SECTION 17-2N-16ECM
WPWFU I	N H READ	PHILLIPS PETROLEUM COMPANY	8/23/1943	243	158	OK	TEXAS	002N-016E-017	NW/4 SECTION 17-2N-16ECM
WPWFU I	WILLIAM F DOTTS ETUX	STANLEY MARSH, JR.	1/5/1940	217	136	OK	TEXAS	002N-016E-018	ALL SECTION 18-2N-16ECM
WPWFU II	W L & ISABEL BUSTER	JOE E. DENHAM	1/13/1937	207	149	OK	TEXAS	002N-015E-001	NW/4 SECTION 1-2N-15ECM
WPWFU II	W L & ISABEL BUSTER	JOE E. DENHAM	1/13/1937	207	149	OK	TEXAS	002N-015E-001	NE/4 SECTION 1-2N-15ECM
WPWFU II	CHRISTIAN & CLIFFIE OLSON	JOE E. DENHAM	12/21/1936	207	210	OK	TEXAS	002N-015E-001	S/2 SECTION 1-2N-15ECM
WPWFU II	HENRY & HELEN MARTIN	JOE E. DENHAM	1/13/1937	207	140	OK	TEXAS	002N-015E-012	NE/4 SECTION 12-2N-15ECM
WPWFU II	NELLIE M WATSON	PANHANDLE EASTERN PIPE LINE COMPANY	8/28/1939	217	96	OK	TEXAS	002N-016E-005	NW/4 SECTION 5-2N-16ECM
WPWFU II	ALICE STROTHER ETAL	SKELLY OIL COMPANY	3/2/1937	195	209	OK	TEXAS	002N-016E-006	ALL SECTION 6-2N-16ECM
WPWFU II	H G WITT ETUX	STANLEY MARSH, JR.	3/8/1941	210	97	OK	TEXAS	002N-016E-007	NW/4 SECTION 7-2N-16ECM
WPWFU II	JACOB REWERTS	R.G.KELLER & I.L. ENNIS	6/14/1922	114	535	OK	TEXAS	003N-015E-025	SW/4 SECTION 25-3N-15ECM
WPWFU II	JACOB REWERTS	R.G.KELLER & I.L. ENNIS	6/14/1922	114	535	OK	TEXAS	003N-015E-026	SE/4 SECTION 26-3N-15ECM
WPWFU II	GAIL F KING ETUX	H.W. LONG	10/19/1937	209	545	OK	TEXAS	003N-015E-035	SE/4 SECTION 35-3N-15ECM
WPWFU II	ALLIANCE LIFE INSURANCE	H.W. LONG	3/10/1941	210	17	OK	TEXAS	003N-015E-035	E/2 SECTION 35-3N-15ECM
WPWFU II	CLAUDE LAIRD ETAL	SKELLY OIL COMPANY	5/5/1937	206	486	OK	TEXAS	003N-015E-036	ALL SECTION 36-3N-15ECM

WPWFU II	R D & CARRY M HALL	STANLEY MARSH, JR.	1/7/1941	231	302	OK	TEXAS	003N-016E-031	SW/4 SECTION 31-3N-16ECM
Clawson	Clawson, Carl H.,et al	Landmark Exploration Company	12122/1986	770	371	OK	TEXAS	001N-016E-001	Township 1 North, Range 16 ECM Section 1: NW/4 NW/4
Clawson	Clawson, Carl H., et al	Landmark Exploration Company	1212211986	770	338	OK	TEXAS	001N-016E-001	Township 1 North, Range 16 ECM Section 1: SW/4SW/4
Clawson	Clawson,Carl H., et al	Landmark Exploration Company	12/2211986	770	335	OK	TEXAS	001N-016E-001	Township 1 North, Range 16 ECM Section 1: NW/4 SW/4
Clawson	Clawson,Carl H., et al	Landmark Exploration Company	12122/1986	770	332	OK	TEXAS	001N-016E-001	Township 1 North, Range 16 ECM Section 1: SE/4 SW/4
Clawson	Clawson, Carl H., et al	Landmark Exploration Company	12/2211986	770	329	OK	TEXAS	001N-016E-001	Township 1 North, Range 16 ECM Section 1: NE/4 SW/4
Clawson	Clawson, Carl H., et al	Landmark Exploration Company	12122/1986	770	326	OK	TEXAS	001N-016E-001	Township 1 North, Range 16 ECM Section 1: SW/4 NW/4
Clawson	Mathewson, C.L., et ux	Skelly Oil Company	03/03/1937	206	173	OK	TEXAS	001N-016E-001	Township 1 North, Range 16 ECM Section 1: W/2 NE/4, E/2 NW/4
Clawson	Cabot Carbon Company	Phillips Petroleum Company	07/1211944	255	171	OK	TEXAS	001N-016E-001	INSOFAR AND ONLY INSOFAR as said lease covers Township 1 North, Range 16 ECM Section 1: E/2 NE/4,W/2 NW/4, SW/4
Clawson	Clawson, Kirby, et al	Samson Resources Company	05/25/2000	1012	598	OK	TEXAS	001N-016E-001	Township 1 North, Range 16 ECM Section 1: W/2 SE/4
Clawson	Clawson, Carl H.,et al	Tidemark Exploration Company	08/0211983	614	440	OK	TEXAS	001N-016E-002	Township 1 North. Range 16 ECM Section 2: E/2 SW/4
Clawson	Clawson, Carl H., et al	Tidemark Exploration Company	08/02/1983	614	392	OK	TEXAS	001N-016E-002	Township 1 North, Range 16 ECM Section 2: E/2 SE/4
Clawson	Clawson, Carl H.,et al	Landmark Exploration Company	1212211986	770	347	OK	TEXAS	001N-016E-002	Township 1 North, Range 16 ECM Section 2: SE/4 NW/4
Clawson	Clawson, Carl H., et al	Landmark Exploration Company	12122/1986	770	344	OK	TEXAS	001N-016E-002	Township 1 North. Range 16 ECM Section 2: NE/4 NW/4
Clawson	Clawson,Carl H., et al	Landmark Exploration Company	12122/1986	770	341	OK	TEXAS	001N-016E-002	Township 1 North, Range 16 ECM Section 2: NW/4 NE/4
Clawson	Clawson, Carl H., et al	Landmark Exploration Company	1212211986	770	323	OK	TEXAS	001N-016E-002	Township 1 North, Range 16 ECM Section 2: SE/4 NE/4
Clawson	Clawson, Carl H.,et al	Landmark Exploration Company	1212211986	770	320	OK	TEXAS	001N-016E-002	Township 1 North, Range 16 ECM Section 2: SW/4 NE/4
Clawson	Clawson, Carl H., et al	Landmark Exploration Company	1212211986	770	317	OK	TEXAS	001N-016E-002	Township 1 North, Range 16 ECM Section 2: NE/4 NE/4
Clawson	Cabot Carbon Company	Phillips Petroleum Company	07/1211944	255	170	OK	TEXAS	001N-016E-002	INSOFAR AND ONLY INSOFAR as said lease covers Township 1 North, Range 16 ECM Section 2: E/2 W/2, E/2
Clawson	Clawson, Kirby,et al	Samson Resources Company	05/25/2000	1012	616	OK	TEXAS	001N-016E-002	Township 1 North. Range 16 ECM Section 2: W/2 SE/4
Clawson	Clawson, Carl H., et ux	Tidemark Exploration Company	1/12/1982	610	1	OK	TEXAS	001N-016E-011	Township 1 North. Range 16 ECM Section 11: E/2 NE/4
Clawson	Clawson, Carl H., et ux	Tidemark Exploration Company	1/12/1982	610	14	OK	TEXAS	001N-016E-011	Township 1 North. Range 16 ECM Section 11: W/2 SW/4

Clawson	Clawson,Carl H., et ux	Tidemark Exploration Company	1/12/1982	610	53	OK	TEXAS	001N-016E-011	Township 1 North, Range 16 ECM Section 11: W/2 SE/4
Clawson	Clawson, Carl H., et ux	Tidemark Exploration Company	1/12/1982	610	66	OK	TEXAS	001N-016E-011	Township 1 North, Range 16 ECM Section 11: E/2 SE/4
Clawson	Clawson, Carl H.,et ux	Tidemark Exploration Company	1/12/1982	610	79	OK	TEXAS	001N-016E-011	Township 1 North, Range 16 ECM Section 11: E/2 NW/4
Clawson	Clawson,Carl H., et ux	Tidemark Exploration Company	1/12/1982	610	92	OK	TEXAS	001N-016E-011	Township 1 North, Range 16 ECM Section 11: W/2 NE/4
Clawson	Cabot Carbon Company	Phillips Petroleum Company	7/12/1944	255	165	OK	TEXAS	001N-016E-011	Township 1 North, Range 16 ECM Section 11: N/2, SE/4,W/2 SW/4
Clawson	Clawson, Kirby, et al	Samson Resources Company	5/25/2000	1012	589	OK	TEXAS	001N-016E-011	Township 1 North, Range 16 ECM Section 11: W/2 NW/4
Clawson	Clawson, Kirby,et al	Samson Resources Company	5/25/2000	1012	607	OK	TEXAS	001N-016E-011	Township1 North, Range 16 ECM Section 11: E/2 SW/4
Clawson	Clawson, Carl H., et al	Landmark Exploration Company	12/22/1986	770	368	OK	TEXAS	001N-016E-012	Township 1 North, Range 16 ECM Section 12: NE/4 NW/4
Clawson	Clawson, Carl H., et al	Landmark Exploration Company	12/22/1986	770	365	OK	TEXAS	001N-016E-012	Township 1 North, Range 16 ECM Section 12: SW/4 NW/4
Clawson	Clawson, Carl H.,et al	Landmark Exploration Company	12/22/1986	770	296	OK	TEXAS	001N-016E-012	Township 1 North, Range 16 ECM Section 12: NW/4 NW/4
Clawson	Clawson, Carl H., et al	Landmark Exploration Company	12/22/1986	770	293	OK	TEXAS	001N-016E-012	Township1 North, Range 16 ECM Section 12: SE/4 NW/4
Clawson	Cabot Carbon Company	Phillips Petroleum Company	7/12/1944	255	164	OK	TEXAS	001N-016E-012	Township 1 North, Range 16 ECM Section 12: NW/4
Clawson	Miller, Charles A., et ux, et al	Panhandle Eastern Pipe Line Company	1/27/1943	240	36	OK	TEXAS	002N-016E-025	Township 2 North, Range 16 ECM Section 25: SW/4,W/2 SE/4
Clawson	Miller, Charles R., et ux	THE TEXAS COMPANY	9/13/1937	211	124	OK	TEXAS	002N-016E-026	INSOFAR AND ONLY INSOFAR as said lease covers Township North. Range 16 ECM Section 26: E/2 SE/4
Clawson	Clawson,Carl H., et al	Landmark Exploration Company	12/22/1986	770	362	OK	TEXAS	002N-016E-035	Township 2 North. Range 16 ECM Section 35: NE/4 SE/4
Clawson	Clawson, Carl H., et al	Landmark Exploration Company	12/22/1986	770	359	OK	TEXAS	002N-016E-035	Township 2 North. Range 16 ECM Section 35: NW/4 SE/4
Clawson	Clawson, Carl H., et al	Landmark Exploration Company	12/22/1986	770	356	OK	TEXAS	002N-016E-035	Township 2 North.Range 16 ECM Section 35: SE/4 SW/4
Clawson	Clawson, Carl H., et al	Landmark Exploration Company	12/22/1986	770	308	OK	TEXAS	002N-016E-035	Township 2 North. Range 16 ECM Section 35: NE/4 SW/4
Clawson	Clawson, Carl H., et a	Landmark Exploration Company	12/22/1986	770	305	OK	TEXAS	002N-016E-035	Township 2 North. Range 16 ECM Section 35: SW/4 SE/4
Clawson	Clawson, CarlH., et al	Landmark Exploration Company	12/22/1986	770	302	OK	TEXAS	002N-016E-035	Township 2 North, Range 16 ECM Section 35: SE/4 SE/4
Clawson	Cabot Carbon Company	PETROLEUM COMPANY	7/12/1944	255	173	OK	TEXAS	002N-016E-035	INSOFAR AND ONLY INSOFAR as said lease covers Township North. Range 16 ECM Section 35: E/2 SW/4, SE/4
Clawson	Prudential Insurance Company of America	FRANK PARKES	9/9/1941	231	263	OK	TEXAS	002N-016E-035	INSOFAR AND ONLY INSOFAR as said lease covers Township North. Range 16 ECM Section 35: E/2 NW/4, NE/4

Clawson	Miller C. A., et ux	Panhandle Eastern Pipe Line Company	1/27/1943	240	19	OK	TEXAS	002N-016E-036	Township 2 North. Range 16 ECM Section 36: W/2
Clawson	Miller C. A., et ux, et al	Panhandle Eastern Pipe Line Company	8/19/1941	231	218	OK	TEXAS	002N-016E-036	Township 2 North. Range 16 ECM Section 36: E/2
Bivins	OLIVER W BIVINS ET AL	BAKER & TAYLOR DRILLING CO	4/9/1982	1433	285	TX	POTTER
ALL LANDS INCLUDED WITHIN THE BIVINS RANCH PENN UNIT, 40-ACRE PRORATION UNITS, BEING IN SECTIONS 2 AND 3, BLOCK 4, ACH&B SURVEY AND N /4 SECTION 209, BLOCK 2, AB&M SURVEY, FROM THE SURFACE TO THE STRATIGRAPHIC EQUIVALENT OF 5,849 FEET WHICH IS 100 FEET BELOW THE BASE OF THE PENN SAND AS IDENTIFIED ON THE HALLIBURTON SPECTRAL DENSITY DUAL SPACED NEUTRON II LOG RUN ON JANUARY 19, 2002 IN THE BIVINS RANCH #15-3 WELL LOCATED IN THE NW/4 OF SECTION 3, BLOCK 4, ACH&B SURVEY, POTTER COUNTY TX

Bivins	MARY E BIVINS TRUST	BAKER & TAYLOR DRILLING CO	4/9/1982	1433	279	TX	POTTER
ALL LANDS INCLUDED WITHIN THE BIVINS RANCH PENN UNIT, 40-ACRE PRORATION UNITS, BEING IN SECTIONS 2 AND 3, BLOCK 4, ACH&B SURVEY AND N/4 SECTION 209, BLOCK 2, AB&M SURVEY, FROM THE SURFACE TO THE STRATIGRAPHIC EQUIVALENT OF 5,849 FEET WHICH IS 100 FEET BELOW THE BASE OF THE PENN SAND AS IDENTIFIED ON THE HALLIBURTON SPECTRAL DENSITY DUAL SPACED NEUTRON II LOG RUN ON JANUARY 19, 2002 IN THE BIVINS RANCH #15-3 WELL LOCATED IN THE NW/4 OF SECTION 3, BLOCK 4, ACH&B SURVEY, POTTER COUNTY TEXAS

Bivins	STATE OF TEXAS, THROUGH AGENT LX CATTLE COMPANY	QUESTAR EXPLORATION AND PRODUCTION COMPANY	10/21/2000	3013	330	TX	POTTER		SECTION 1, BLOCK B, LEE BIVINS SURVEY, A-1540, POTTER COUNTY TX
Bivins	OLIVER W BIVINS ET AL	JOE E WATKINS	7/18/1995	2512	677	TX	POTTER
12 PARCELS OF LAND CONTAINING 40 ACRES AROUND EACH SHALLOW GAS WELL LOCATED IN SECTION 2 ACH&B SVY BLK 4 A-1355 AND IN SECTION 3 ACH&B BLK 4 A-81, SLIMITED FROM THE SURFACE TO 50' BELOW THE LOWEST PRODUCING ZONE, POTTER COUNTY TX

Bivins	OLIVER BIVINS ET AL TRUST	SAND RIVER O&E LLC	12/11/2003	3573	711	TX	POTTER
SECTION 3, ACH&B SVY BLK 4, 40 ACRES DESCRIBED AS 40 ACRE PRORATION UNIT COVERING THE BIVINS RANCH 3005 SURFACE TO 50' BELOW BOTTOM OF LOWEST PRODUCING ZONE IN THE BIVINS RANCH 3005, POTTER COUNTY TEXAS

Bivins	J M HUBER CORPORATION	SAND RIVER O&E LLC	12/11/2003	3573	728	TX	POTTER
SECTION 3, ACH&B SVY BLK 4, 40 ACRES DESCRIBED AS 40 ACRE PRORATION UNIT COVERING THE BIVINS RANCH 3005 SURFACE TO 50' BELOW BOTTOM OF LOWEST PRODUCING ZONE IN THE BIVINS RANCH 3005, POTTER COUNTY TEXAS

EXHIBIT A-1
Attached to and for all purposes made a part of that certain Purchase and Sale Agreement dated May 26, 2016, by and among MID-CON ENERGY PROPERTIES, LLC, as Seller, and PO&G PANHANDLE, LP, as Purchaser.

UNIT/LEASE	WELL NAME	ALTERNATE WELL NAME	LOCATION	API/ALT WELL NAME	ST	COUNTY
HRMU	HRMU 1 INJ		NE NW 12-13S-43W	05-017-07046	CO	CHEYENNE
HRMU	HRMU 11 INJ		NW NW 13-13S-43W	05-017-07793	CO	CHEYENNE
HRMU	HRMU 2 INJ		SW NE 12-13S-43W	05-017-07078	CO	CHEYENNE
HRMU	HRMU 4 INJ		NW SE 12-13S-43W	05-017-07112	CO	CHEYENNE
HRMU	HRMU 14-1		SW SW 1-13S-43W	05-017-07148	CO	CHEYENNE
HRMU	HRMU 3		SW NW 12-13S-43W	05-017-07111	CO	CHEYENNE
HRMU	HRMU 5		SW SE 1-13S-43W	05-017-07157	CO	CHEYENNE
HRMU	HRMU 6		SW SW 12-13S-43W	05-017-07145	CO	CHEYENNE
HRMU	HRMU 7		NE SW 12-13S-43W	05-017-07080	CO	CHEYENNE
HRMU	HRMU 8 WSW		NE NW 13-13S-43W	05-017-07166	CO	CHEYENNE
HRMU	HRMU 9		Lot 14 12-13S043W	05-017-07709	CO	CHEYENNE
OMU	OMU 2512		CSE4 NE4 of 25-T4N-R9E	3502520885	OK	CIMARRON
Midwell	MIDWELL 2		SE4 SE4 of 26-T4N-R9E	3502520007	OK	CIMARRON
Midwell	MIDWELL 103		SW4 SE4 of 26-T4N-R9E	3502520072	OK	CIMARRON
Midwell	MIDWELL 206		S2 N2 SW4 SW4 of 25-T4N-R9E	3502520390	OK	CIMARRON
Midwell	MIDWELL 7-35		NW4 NW4 NE4 NE4 of 35-T4N-R9E	3502521017	OK	CIMARRON
Midwell	MIDWELL 8-35		NW NW SW NE of 35-T4N-R9E	3502521018	OK	CIMARRON
Midwell	MIDWELL 9-35		SE NE SW NW of 35-T5N-R9E	3502521058	OK	CIMARRON
Midwell	SMALTZ 1 WSW		C E2 E2 SE4 of 26-T4N-R9E		OK	CIMARRON
SMALTZ	SMALTS UNIT 7		CSE4 SW4 of 25-T4N-R9E	3502520460	OK	CIMARRON
SMALTZ	SMALTS UNIT 8-25		SW4 SW4 NE4 SW4 of 25-T4N-R9E	3502521060	OK	CIMARRON
EVA	ESU 8		CSW4 NE4 of 7-T3N-R11E	3513900289	OK	TEXAS
EVA	ESU 3		SW4 SW4 SW4 of 5-T3N-R11E	3513922240	OK	TEXAS
EVA	ESU #4 WSW		SE4 SE4 SE4 of 6-T3N-R11E	3513922481	OK	TEXAS
EVA	ESU 9		CNW4 SE4 SE4 of 5-T3N-R11E	3513922556	OK	TEXAS
EVA	ESU 10		SE4 SE4 NW4 NE4 of 7-T3N-R11E	3513922583	OK	TEXAS
EVA	ESU 11		S2 N2 SE4 NE4 of 7-T3N-R11E	3513922664	OK	TEXAS
EVA	ESU 12		SE4 NE4 NW4 NW4 of 8-T3N-R11E	3513922724	OK	TEXAS
EVA	ESU 13-H		SE4 SW4 SE4 SE4 of 6-T3N-R11E	3513923072	OK	TEXAS
EVA	ESU 14		W2 NE4 NE4 NW4 of 8-T3N-R11E	3513924036	OK	TEXAS
EVA	ESU 15		N2 SW4 NW4 NW4 of 8-T3N-R11E	3513924150	OK	TEXAS
EVA	ESU 17		C SW SW SE of 5-T3N-R11E	3513924549	OK	TEXAS
EVA	ESU 16		S2 NE SE SW of 5-T3N-R11E	3513924550	OK	TEXAS
EVA	ESU 4		CSE4 SE4 of 6-T3N-R11E	3513935647	OK	TEXAS
EVA	ESU 6		CN2 NW4 of 8-T3N-R11E	3513936000	OK	TEXAS
EVA	ESU #1 WSW		N2 SW NW of 8-T3N-R11E	3513921753	OK	TEXAS
EVA	ESU #2 WSW		C SE NW of 7-T3N-R11E	3513935649	OK	TEXAS
OMU	OMU 1	BRUMLEY 1	NW4 of 19-T4N-R10E	3513900217	OK	TEXAS
OMU	OMU 3-19	BRUMLEY 3-19	CSW4 NE4 of 19-T4N-R10E	3513920537	OK	TEXAS

EXHIBIT B

OMU	OMU 3031		NE4 SW4 NW4 of 30-T4N-R10E	3513920538	OK	TEXAS
OMU	OMU 3011X		NW4 NE4 of 30-T4N-R10E	3513920541	OK	TEXAS
OMU	OMU 3042X		CN2 NW4 SW4 of 30-T4N-R10E	3513920543	OK	TEXAS
OMU	OMU 1914X		CSE4 SE4 of 19-T4N-R10E	3513920562	OK	TEXAS
OMU	OMU 2015		CSW4 SW4 of 20-T4N-R10E	3513920578	OK	TEXAS
OMU	OMU 3012X		NE4 NE4 of 30-T4N-R10E	3513920594	OK	TEXAS
OMU	OMU 2012		CNW4 SW4 of 20-T4N-R10E	3513920609	OK	TEXAS
OMU	OMU 1915		SW4 SE4 of 19-T4N-R10E	3513920626	OK	TEXAS
OMU	OMU 1821X		SE4 SE4 of 18-T4N-R10E	3513920631	OK	TEXAS
OMU	OMU 2013		SW4 SE4 NW4 of 20-T4N-R10E	3513920636	OK	TEXAS
OMU	OMU 1711		NW4 SW4 SW4 of 17-T4N-R10E	3513920712	OK	TEXAS
OMU	OMU 6-19		S2 N2 NE4 SE4 of 19-T4N-R10E	3513920713	OK	TEXAS
OMU	OMU 3041		CN2 NE4 SW4 of 30-T4N-R10E	3513920728	OK	TEXAS
OMU	OMU 2911X		NW4 SW4 NW4 of 29-T4N-R10E	3513922196	OK	TEXAS
OMU	OMU 2016		C N2 NW of 20-T4N-R10E	3513922587	OK	TEXAS
OMU	OMU 2017		C NW SW NW of 20-T4N-R10E	3513924592	OK	TEXAS
OMU	OMU 2912Y		W2 NW4 NW4 NW4 of 29-T4N-R10E	3513922597	OK	TEXAS
OMU	OMU 3032		NE SW NW NW of 30-T4N-R10E	3513923112	OK	TEXAS
OMU	OMU 1917		CNE4 SE4 NW4 of 19-T4N-R10E	3513923150	OK	TEXAS
OMU	OMU 1918		SE4 SE4 NE4 SE4 of 19-T4N-R10E	3513924192	OK	TEXAS
OMU	OMU 3043		SE4 SE4 SW4 NW4 of 30-T4N-R10E	3513924193	OK	TEXAS
OMU	OMU 3044		E2 W2 NE NW of 30-T4N-R10E	3513924566	OK	TEXAS
OMU	OMU 1919		W2 SE NE NE of 19-T4N-R10E	3513924567	OK	TEXAS
OMU	OMU 1920		SE SE SE NE of 19-T4N-R10E	35139245910001	OK	TEXAS
OMU	OMU 1		NE SE NW SE of 19-T4N-R10E	3513924600	OK	TEXAS
OMU	OMU 2-19		NE4 NE4 NW4 of 19-T4N-R10E	3513935646	OK	TEXAS
WPWFU I	WPWF 5#1	HIGGINS 5-1	SW/4 of 5-T2N-R16E	3513922882	OK	TEXAS
WPWFU I	WPWF 5#2	HIGGINS 5-2	SW/4 of 5-T2N-R16E	3513923290	OK	TEXAS
WPWFU I	WPWF HIGGINS 5-3	HIGGINS 5-3	SW/4 of 5-T2N-R16E	3513924534	OK	TEXAS
WPWFU I	WPWF 5#3	AUBREY 5-1	SE/4 of 5-T2N-R16E	3513923327	OK	TEXAS
WPWFU I	WPWF 5#4	AUBREY 5-2	SE/4 of 5-T2N-R16E	3513923361	OK	TEXAS
WPWFU I	WPWF 7#2	PETUNIA PIG 7-2	NE/4 of 7-T2N-R16E	3513923269	OK	TEXAS
WPWFU I	WPWF 7#5	DAVIS HITCH 7-5	NE/4 of 7-T2N-R16E	3513923055	OK	TEXAS
WPWFU I	WPWF 7#1	PETUNIA PIG 7-1	SE/4 of 7-T2N-R16E	3513923264	OK	TEXAS
WPWFU I	WPWF 7#3	PETUNIA PIG 7-3	SE/4 of 7-T2N-R16E	3513923270	OK	TEXAS
WPWFU I	WPWF 7#4	DAVIS HITCH 7-4	SE/4 of 7-T2N-R16E	3513922877	OK	TEXAS
WPWFU I	WPWF 8#11	PORKY PIG 8-11	NE/4 of 8-T2N-R16E	3513923231	OK	TEXAS
WPWFU I	WPWF 8#13	PORKY PIG 8-13	NE/4 of 8-T2N-R16E	3513923306	OK	TEXAS
WPWFU I	WPWF 8#15	PORKY PIG 8-15	NE/4 of 8-T2N-R16E	3513923331	OK	TEXAS
WPWFU I	WPWF 8#12	PORKY PIG 8-12	NW/4 of 8-T2N-R16E	3513923271	OK	TEXAS
WPWFU I	WPWF 8#17	PORKY PIG 8-17	NW/4 of 8-T2N-R16E	3513923983	OK	TEXAS
WPWFU I	WPWF 8#8	PORKY PIG 8-8	NW/4 of 8-T2N-R16E	3513923228	OK	TEXAS
WPWFU I	WPWF 8#9	PORKY PIG 8-9	NW/4 of 8-T2N-R16E	3513923229	OK	TEXAS
WPWFU I	WPWF 8#2	PORKY PIG 8-2	SW/4 of 8-T2N-R16E	3213923132	OK	TEXAS
WPWFU I	WPWF 8#3	PORKY PIG 8-3	SW/4 of 8-T2N-R16E	3513923182	OK	TEXAS
WPWFU I	WPWF 8#6	PORKY PIG 8-6	SW/4 of 8-T2N-R16E	3513923226	OK	TEXAS
WPWFU I	WPWF 8#7	PORKY PIG 8-7	SW/4 of 8-T2N-R16E	3513923227	OK	TEXAS
WPWFU I	WPWF 8#10	PORKY PIG 8-10	SE/4 of 8-T2N-R16E	3513923230	OK	TEXAS
WPWFU I	WPWF 8#16	PORKY PIG 8-16	SE/4 of 8-T2N-R16E	3513923368	OK	TEXAS
WPWFU I	WPWF 8#4	PORKY PIG 8-4	SE/4 of 8-T2N-R16E	3513923183	OK	TEXAS
WPWFU I	WPWF 8#5	PORKY PIG 8-5	SE/4 of 8-T2N-R16E	3513923184	OK	TEXAS
WPWFU I	WPWF 17#3	HITCH ENTERPRISES 17-3	NE/4 of 17-T2N-R16E	3513923185	OK	TEXAS

WPWFU I	WPWF 17#6	HITCH ENTERPRISES 17-6	NE/4 of 17-T2N-R16E	3513923259	OK	TEXAS
WPWFU I	WPWF 17#7	HITCH ENTERPRISES 17-7	NE/4 of 17-T2N-R16E	3513923277	OK	TEXAS
WPWFU I	WPWF 17#4	HITCH ENTERPRISES 17-4	NW/4 of 17-T2N-R16E	3513923195	OK	TEXAS
WPWFU I	WPWF 17#5	HITCH ENTERPRISES 17-5	NW/4 of 17-T2N-R16E	3513923233	OK	TEXAS
WPWFU I	WPWF 18#1	HITCH ENTERPRISES 18-1	NE/4 of 18-T2N-R16E	3513923292	OK	TEXAS
WPWFU II	WP2 1 #1	BUSTER, W.L. 1#1	NE NE of 1-T2N-R15E	3513923054	OK	TEXAS
WPWFU II	WP2 1 #3	MINA 1#3	NW NW of 1-T2N-R15E	3513923972	OK	TEXAS
WPWFU II	WP2 MINA 1-4		SE NE of 1-T2N-R15E	3513924535	OK	TEXAS
WPWFU II	MINA 1-4	MINA 1#4	SW NE of 1-T2N-R15E	3513924553	OK	TEXAS
WPWFU II	MINA 1-5	MINA 1#5	NE SE of 1-T2N-R15E	3513924613	OK	TEXAS
WPWFU II	WP2 12 #1	MARTIN 12#1	NE NE of 12-T2N-R15E	3513923131	OK	TEXAS
WPWFU II	WP2 5 #1	KAUFFMAN 5#1	SW NW of 5-T2N-R16E	3513922929	OK	TEXAS
WPWFU II	WP2 5 #2	KAUFFMAN 5#2	SW NW of 5-T2N-R16E	3513923500	OK	TEXAS
WPWFU II	WP2 6 #1	MISS PIGGIE 6#1	SE NW of 6-T2N-R16E	3513923266	OK	TEXAS
WPWFU II	WP2 6 #2H	TRUESDELL 6#2H	SW SW of 6-T2N-R16E	3513922730	OK	TEXAS
WPWFU II	WP2 6 #3	TRUESDELL 6#3	SW NW of 6-T2N-R16E	3513922800	OK	TEXAS
WPWFU II	WP2 6 #4	TRUESDELL 6#4	NE SW of 6-T2N-R16E	3513922851	OK	TEXAS
WPWFU II	WP2 6 #5	TRUESDELL 6#5	SW SE of 6-T2N-R16E	3513922866	OK	TEXAS
WPWFU II	WP2 6 #6	TRUESDELL 6#6	NE NW of 6-T2N-R16E	3513922848	OK	TEXAS
WPWFU II	WP2 6 #7	TRUESDELL 6#7	SW NE of 6-T2N-R16E	3513922875	OK	TEXAS
WPWFU II	WP2 6 #8	TRUESDELL 6#8	NE SE of 6-T2N-R16E	3513922876	OK	TEXAS
WPWFU II	WP2 7 #2	DAVIS-HITCH 7#2	SE NW of 7-T2N-R16E	3513922350	OK	TEXAS
WPWFU II	WP2 7 #3	DAVIS-HITCH 7#3	NW NW of 7-T2N-R16E	3513922787	OK	TEXAS
WPWFU II	WP2 35 #6	SCHLUCKENIER 35#6	NE SE of 35-T3N-R15E	3513922811	OK	TEXAS
WPWFU II	WP2 35 #7	SCHLUCKENIER 35#7	NE NE of 35-T3N-R15E	3513922831	OK	TEXAS
WPWFU II	WP2 35 #8	SCHLUCKENIER 35#8	SE SE of 35-T3N-R15E	3513923930	OK	TEXAS
WPWFU II	WP2 36 #1	ARA 36#1	SW SE of 36-T3N-R15E	3513922795	OK	TEXAS
WPWFU II	WP2 36 #2 (ARA)	ARA 36#2	NE SE of 36-T3N-R15E	3513922821	OK	TEXAS
WPWFU II	WP2 36 #2 (LAIRD)	LAIRD 36#2	NE NW of 36-T3N-R15E	3513922792	OK	TEXAS
WPWFU II	WP2 36 #3 (ARA)	ARA 36#3	SW NE of 36-T3N-R15E	3513922822	OK	TEXAS
WPWFU II	WP2 36 #3 (LAIRD)	LAIRD 36#3	NE SW of 36-T3N-R15E	3513922793	OK	TEXAS
WPWFU II	WP2 36 #4	LAIRD 36#4	SW NW of 36-T3N-R15E	3513922796	OK	TEXAS
WPWFU II	WP2 36 #5	LAIRD 36#5	SW SW of 36-T3N-R15E	3513922819	OK	TEXAS
WPWFU II	WP2 36 #6	LAIRD 36#6	NW SW of 36-T3N-R15E	3513923310	OK	TEXAS
WPWFU II	WP2 36 #7	LAIRD 36#7	NW NW of 36-T3N-R15E	3513923569	OK	TEXAS
WPWFU II	WP2 31 #1	AIRWAVES 31#1	SW SW of 31-T3N-R16E	3513922834	OK	TEXAS
WPWFU II	WP2 36 #8	LAIRD 36#8	C NW of 35-T3N-R15E	3513924536	OK	TEXAS
WPWFU II	WP2 36 #9	LAIRD 36#9	SE SW of 36-T3N-R15E	3513924541	OK	TEXAS
Clawson	STEPHENS #7-25		W/2 SW/4 of 25-T02N-R16ECM	3513922920	OK	TEXAS
Clawson	STEPHENS #8-25		SW/4 NE/4 SW/4 of 25-T02N-R16ECM	35-139-22962	OK	TEXAS
Clawson	STEPHENS #6-25		C SW/4 SE/4 of 25-T02N-R16ECM	35-139-22756	OK	TEXAS
Clawson	MILLER Q #4		W/2 NW/4 of 36-T02N-R16ECM	35-139-22727	OK	TEXAS
Clawson	MILLER Q #6		NW/4 SE/4 NW/4 NW/4 of 36-T02N-R16ECM	35-139-24372	OK	TEXAS
Clawson	MILLER Q #2		E/2 NW/4 of 36-T02N-R16ECM	35-139-22725	OK	TEXAS
Clawson	MILLER Q #5		NW/4 SE/4 SE/4 NW/4 of 36-T02N-R16ECM	35-139-24367	OK	TEXAS
Clawson	STEPHENS #4-36		W/2 NE/4 of 36-T02N-R16ECM	35-139-22751	OK	TEXAS

Clawson	STEPHENS #5-36	NE/4 NE/4 of 36-T2N-R16ECM	35-139-24611	OK	TEXAS
Clawson	CLAWSON TRUST #3-35	E/2 SW/4 of 35-T02N-R16ECM	35-139-22233	OK	TEXAS
Clawson	CLAWSON TRUST #1-35	W/2 SE/4 of 35-T02N-R16ECM	35-139-22209	OK	TEXAS
Clawson	CLAWSON TRUST #2-35	E/2 SE/4 of 35-T02N-R16ECM	35-139-22258	OK	TEXAS
Clawson	MILLER TRUST #1-36	W/2 SW/4 of 36-T02N-R16ECM	35-139-22295	OK	TEXAS
Clawson	MILLER TRUST #2-36	SW/4 SE/4 NW/4 SW/4 of 36-T02N-R16ECM	35-139-24378	OK	TEXAS
Clawson	MILLER TRUST #3-36	SE NW SE SW of 36-T2N-R16ECM	35-139-24564	OK	TEXAS
Clawson	STEPHENS #1-36	E/2 SW/4 of 36-T02N-R16ECM	35-139-22661	OK	TEXAS
Clawson	STEPHENS #2-36	W/2 SE/4 of 36-T02N-R16ECM	35-139-22673	OK	TEXAS
Clawson	STEPHENS #3-36	C NE/4 SE/4 of 36-T02N-R16ECM	35-139-22746	OK	TEXAS
Clawson	BERNICE #7-2	NE SE SE NE of 2-T1N-R16ECM	35-139-24604	OK	TEXAS
Clawson	BERNICE #6-2	E/2 NW/4 of 2-T01N-R16ECM	35-139-22235	OK	TEXAS
Clawson	BERNICE #4-2	W/2 NE/4 of 2-T01N-R16ECM	35-139-22162	OK	TEXAS
Clawson	BERNICE #5-2	C NE/4 NE/4 of 2-T01N-R16ECM	35-139-22208	OK	TEXAS
Clawson	CARL #2-1	SE/4 NE/4 SW/4 NW/4 of 1-T01N-R16ECM	35-139-24275	OK	TEXAS
Clawson	KIRBY #1-1	E/2 NW/4 of 1-T01N-R16ECM	35-139-22662	OK	TEXAS
Clawson	KIRBY #2-1	C SW/4 NE/4 of 1-T01N-R16ECM	35-139-22683	OK	TEXAS
Clawson	KIRBY #3-1	E/2 NE/4 of 1-T01N-R16ECM	35-139-22740	OK	TEXAS
Clawson	KIRBY #4-1	C NW NW of 1-T1N-R16ECM	35-139-24562	OK	TEXAS
Clawson	BERNICE #2-2	E/2 SW/4 of 2-T01N-R16ECM	35-139-21943	OK	TEXAS
Clawson	BERNICE #1-2	W/2 SE/4 of 2-T01N-R16ECM	35-139-21829	OK	TEXAS
Clawson	BERNICE #3-2	W/2 NE/4 SE/4 of 2-T01N-R16ECM	35-139-27946	OK	TEXAS
Clawson	LANDON #1	W/2 SW/4 of 1-T01N-R16ECM	35-139-22163	OK	TEXAS
Clawson	LANDON #2-1	E/2 SW/4 of 1-T01N-R16ECM	35-139-22217	OK	TEXAS
Clawson	CLAWSON #4-11	W/2 NE/4 of 11-T01N-R16ECM	35-139-21690	OK	TEXAS
Clawson	CLAWSON #5-11	E/2 NE/4 of 11-T01N-R16ECM	35-139-21745	OK	TEXAS
Clawson	LANDON #4	NW/4 NW/4 NW/4 of 12-T01N-R16ECM	35-139-22232	OK	TEXAS
Clawson	LANDON #3	E/2 NW/4 of 12-T01N-R16ECM	35-139-22231	OK	TEXAS
Clawson	PRUDENTIAL #2	E/2 NE/4 of 35-T02N-R16ECM	35-139-22892	OK	TEXAS
Clawson	CLAWSON #8-11	W/2 NW/4 of 11-T01N-R16ECM	35-139-21902	OK	TEXAS
Clawson	CLAWSON #6-11	E/2 NW/4 of 11-T01N-R16ECM	35-139-21818	OK	TEXAS
Clawson	CLAWSON #2-11	W/2 SW/4 of 11-T01N-R16ECM	35-139-21641	OK	TEXAS
Clawson	CLAWSON #1-11	E/2 SW/4 of 11-T01N-R16ECM	35-139-20283-A	OK	TEXAS
Clawson	CLAWSON #3-11	W/2 SE/4 of 11-T01N-R16ECM	35-139-21653	OK	TEXAS
Clawson	CLAWSON #7-11	E/2 SE/4 of 11-T01N-R16ECM	35-139-21881	OK	TEXAS
Bivins	BIVINS RANCH 202	2800’ FSL & 1055’ FEL SEC 2	42 375 31407	TX	POTTER
Bivins	BIVINS RANCH 302	2800’ FSL & 2255’ FEL SEC 2	42 375 31421	TX	POTTER
Bivins	BIVINS RANCH 602	2876’ FEL & 1416’ FNL SEC 2	42 375 31459	TX	POTTER
Bivins	BIVINS RANCH 702	1416’ FNL & 4126’ FEL SEC 2	42 375 31465	TX	POTTER
Bivins	BIVINS RANCH 902	1625’ FWL & 2748’ FSL SEC 2	42 375 31462	TX	POTTER
Bivins	BIVINS RANCH 1102	1500’ FEL & 2375’ FSL SEC 2	42 375 31747	TX	POTTER
Bivins	BIVINS RANCH 1202	NE/4 NE/4 SW/4 FEL SEC 2	42 375 31745	TX	POTTER
Bivins	BIVINS RANCH 1302	2800’ FSL & 2255’ FWL SEC 2	42 375 31794	TX	POTTER
Bivins	BIVINS RANCH 1502	1840’ FWL & 1749’ FNL SEC 2	42 375 31808	TX	POTTER
Bivins	BIVINS RANCH 103	1760’ FSL & 745’ FWL SEC 3	42 375 31378	TX	POTTER
Bivins	BIVINS RANCH 303	SW/4 SW/4 NW/4 OF SEC 3	42 375 31393	TX	POTTER
Bivins	BIVINS RANCH 503	SW/4 SE/4 NW/4 SEC 3	42 375 31461	TX	POTTER
Bivins	BIVINS RANCH 803	2800’ FSL & 2850’ FWL SEC 3	42 375 31463	TX	POTTER
Bivins	BIVINS RANCH 1103	1230’ FNL & 2500’ FWL SEC 3	42 375 31538	TX	POTTER
Bivins	BIVINS RANCH 1303	1230’ FNL & 2500’ FWL SEC 3	42 375 31614	TX	POTTER
Bivins	BIVINS RANCH 1703	SEC 3, BLK 4, ACH&B SVY	42 375 31793	TX	POTTER

Bivins	BIVINS RANCH 1603	4687’ FEL & 3830’ FNL SEC 3	42 375 31746	TX	POTTER
Bivins	BIVINS RANCH 2203	SEC 3, BLK 4, ACH&B SVY	42 375 31807	TX	POTTER
Bivins	BIVINS RANCH 1003	1800’ FSL & 1756’ FEL SEC 3	42 375 31467	TX	POTTER
Bivins	BIVINS RANCH 502	1416’ FNL & 476’ FEL SEC 2	42 375 31460	TX	POTTER
Bivins	BIVINS RANCH 403	1615’ FSL & 2163’ FWL SEC 3	42 375 31458	TX	POTTER
Bivins	BIVINS RANCH 1503	1700’ FNL & 800’ FWL SEC 3	42 375 31641	TX	POTTER
Bivins	BIVINS RANCH 2001	900’ FWL & 1010’ FNL SEC 2	42 375 31433	TX	POTTER
Bivins	BIVINS RANCH 102 (WOLFCAMP)	1320’ FSL & 2025’ FWL SEC 2	42 375 31374	TX	POTTER
Bivins	BIVINS RANCH 1029 (WOLFCAMP)	SEC 29, BLK GM-05, G&M SVY	42 375 31348	TX	POTTER
Bivins	BIVINS RANCH 203 (RED CAVE)	1328’ FSL & 967’ FEL SEC 2	42 375 31366	TX	POTTER
Bivins	BIVINS RANCH 3002 (WOLFCAMP)	1640’ FWL & 950’ FSL SEC 3	42 375 31472	TX	POTTER
Bivins	BIVINS RANCH 3003 (WOLFCAMP)	NW/4 SW/4 SE/4 SEC 3	42 375 31473	TX	POTTER
Bivins	BIVINS RANCH C 3001 (RED CAVE)	SW/4 NW/4 SEC 3	42 375 31471	TX	POTTER
Bivins	BIVINS RANCH B 2003 (RED CAVE)	SW/4 NE/4 SEC 3	42 375 31474	TX	POTTER
Bivins	BIVINS RANCH 3004 (RED CAVE)	Sec 3, Blk 4, ACH&B Svy	42 375 31599	TX	POTTER
Bivins	BIVINS RANCH 3005 (RED CAVE)	Sec 3, Blk 4, ACH&B Svy	42 375 31615	TX	POTTER

It is the intent for this instrument to include all of Seller’s right, title and interest in and to the above described leases, whether such interests are properly described herein or no, including, but not limited to the following:

THIS EXHIBIT INCLUDES ALL RIGHT, TITLE AND INTEREST IN AND TO THE HARKER RANCH MORROW SAND UNIT ESTABLISHED UNDER THE OIL AND GAS CONSERVATION COMMISSION OF THE STATE OF COLORADO, ORDER #477-4, CAUSE #477, COVERING THE SOUTH HALF OF SECTION 1, TOWNSHIP 13, RANGE 43 WEST; ALL OF SECTION 12, TOWNSHIP 13 SOUTH, RANGE 43 WEST; AND THE NORTH HALF OF SECTION 13, TOWNSHIP 13 SOUTH, RANGE 43 WEST IN CHEYENNE COUNTY, COLORADO.

THIS EXHIBIT INCLUDES ALL RIGHT, TITLE AND INTEREST, IN THE MIDWELL WATERFLOOD UNIT, COVERING THE SW/4 SW/4 OF SECTION 25, E/2 OF SECTION 26, NE/4 SW/4 AND N/2 OF SECTION 35, ALL IN TOWNSHIP 4 NORTH, RANGE 9 EAST, CIMARRON COUNTY, OKLAHOMA AS UNITIZED UNDER ORDER NO. 375069, CD CAUSE NO. 93016774, CONTAINING 720 ACRES, MORE OR LESS

THIS EXHIBIT INCLUDES ALL RIGHT, TITLE AND INTEREST, IN THE ONA NORTHWEST MORROW SAND UNIT, COVERING THE W/2 SW/4 AND SE/4 SW/4 OF SECTION 17; THE E/2 SE/4 AND SW/4 SE/4 AND S/2 NW/4 SE/4 AND S/2 NE/4 SW/4 AND SE/4 SW/4 OF SECTION 18; ALL OF SECTION 19; THE W/2 OF SECTION 20; THE SW/4 OF SECTION 29; THE N/2 AND N/2 S/2 AND N/2 S/2 SW/4 OF SECTION 30, ALL IN TOWNSHIP 4 NORTH, RANGE 10 EAST, TEXAS COUNTY, OKLAHOM AND THE E/2 NE/4 AND NE/4 SE/4 AND

N/2 SE/4 SE/4 OF SECTION 25, TOWNSHIP 4 NORTH, RANGE 9 EAST, CIMARRON COUNTY, OKLAHOMA AS UNITIZED UNDER ORDER NO. 371665 (CD CAUSE NO. 930166378), CONTAINING 2061.54 ACRES, MORE OR LESS

THIS EXHIBIT INCLUDES ALL RIGHT, TITLE AND INTEREST IN THE EVA SOUTH MORROW SAND UNIT, COVERING ALL OF SE/4 SE/4 OF SECTION 6 LYING SOUTH AND EAST OF THE TEPEE CREEK FAULT WHICH IS A STRAIGHT LINE BEGINNING AT A POINT 1320 FEET FROM THE SOUTH LINE AND 300 FEET FROM THE EAST LINE OF SECTION 6 AND ENDING AT A POINT ON THE SOUTH LINE OF SECTION 6, 1200 FEET FROM THE EAST LINE; AND ALL OF NE/4 OF SECTION 7 LYING SOUTH AND EAST OF THE TEPEE CREEK FAULT WHICH IS A STRAIGHT LINE BEGINNING AT A POINT ON THE NORTH LINE OF SECTION 7, 1200 FEET FROM THE EAST LINE, AND ENDING AT A POINT 2640 FEET FROM THE EAST LINE AND 3190 FEET FROM THE SOUTH LINE OF SECTION 7; AND S/2 SW/4 OF SECTION 5; AND NW/4 OF SECTION 8; AND S/2 SE/4 OF SECTION 5; AND NW/4 NE/4 AND N/2 NE/4 NE/4 OF SECTION 8, ALL IN TOWNSHIP 3 NORTH, RANGE 11 ECM, TEXAS COUNTY, OKLAHOMA, AS UNITIZED UNDER ORDER NO 376157 (CAUSE CD NO. 930166378)

THIS EXHIBIT INCLUDES ALL RIGHT, TITLE AND INTEREST, IN THE WAR PARTY WATERFLOOD UNIT I, COVERING THE S/2 OF SECTION 5, E/2 OF SECTION 7, ALL OF SECTION 8, N/2 OF SECTION 17 AND NE/4 OF SECTION 18, TOWNSHIP 2 NORTH, RANGE 16 ECM, TEXAS COUNTY, OKLAHOMA, AS UNITIZED UNDER ORDER 457185 (CAUSE CD NO. 200104363)

THIS EXHIBIT INCLUDES ALL RIGHT, TITLE AND INTEREST, IN THE WAR PARTY WATERFLOOD UNIT II, COVERING THE E/2 AND N/2 NW/4 OF SECTION 1 AND THE NE/4 OF SECTION 12, TOWNSHIP 2 NORTH, RANGE 15 EAST CM, THE NW/4 OF SECTION 5, ALL OF SECTION 6 AND THE NW/4 OF SECTION 7, TOWNSHIP 2 NORTH, RANGE 16 EAST CM, THE SW/4 OF SECTION 25, SE/4 OF SECTION 26, E/2 OF SECTION 35 AND ALL OF SECTION 36, TOWNSHIP 3 NORTH, RANGE 15 EAST CM, AND THE SW/4 OF SECTION 31, TOWNSHIP 3 NORTH, RANGE 16 EAST CM, TEXAS COUNTY, OKLAHOMA, AS UNITIZED UNDER ORDER 470777 (CAUSE CD NO. 200205514)

THIS EXHIBIT INCLUDES ALL RIGHT, TITLE AND INTEREST, IN THE CLAWSON RANCH WATERFLOOD UNIT, COVERING PARTS OF SECTIONS 25, 26, 35, ALL OF SECTION 36, TOWNSHIP 2 NORTH, RANGE 16 ECM AND PARTS OF SECTIONS 1,2,12, ALL OF SECTION 11, TOWNSHIP 1 NORTH, RANGE 16 ECM, TEXAS COUNTY, OKLAHOMA, AS UNITIZED UNDER ORDER 444359 (CAUSE CD NO. 990002444-T)

EXHIBIT A-2
Attached to and for all purposes made a part of that certain Purchase and Sale Agreement dated May 26, 2016, by and among MID-CON ENERGY PROPERTIES, LLC, as Seller, and PO&G PANHANDLE, LP, as Purchaser.

WELL NAME	WORKING INTEREST	NET REVENUE INTEREST
HARKER RANCH MORROW UNIT	100.00%	82.780876%
MIDWELL WATERFLOOD UNIT	100.00%	80.00%
ONA NORTHWEST MORROW UNIT	100.00%	81.31909%
SMALTS LEASE	100.00%	80.00%
EVA SOUTH MORROW SAND UNIT	100.00%	84.523118% WI 0.885217% ORRI
WAR PARTY WATERFLOOD UNIT I	100.00%	87.1923% WI 0.11215% ORRI
WAR PARTY WATERFLOOD UNIT II	99.00%	86.198014% WI 0.109354% ORRI
CLAWSON RANCH WATERFLOOD UNIT	100.00%	83.45325%
BIVINS RANCH PENN UNIT	84.582225%	59.580163% WI 0.115334% ORRI
BIVINS RANCH GAS WELLS	85.00%	63.75%

EXHIBIT B
Attached to and for all purposes made a part of that certain Purchase and Sale Agreement dated May 26, 2016, by and among MID-CON ENERGY PROPERTIES, LLC, and MID-CON ENERGY OPERATING, LLC, as Seller, and PO&G PANHANDLE, LP, as Purchaser.

PRIOR TO CLOSING, THE PARTIES AGREE TO NEGOTIATE A MUTUALLY AGREEABLE ASSIGNMENT FORM

EXHIBIT C
Attached to and for all purposes made a part of that certain Purchase and Sale Agreement dated May 26, 2016, by and among MID-CON ENERGY PROPERTIES, LLC, and MID-CON ENERGY OPERATING, LLC, as Seller, and PO&G PANHANDLE, LP, as Purchaser.

[Indemnity Agreement to follow]

EXHIBIT C

INDEMNITY AGREEMENT
This Indemnity Agreement is executed on _____________, 2016 (the “Effective Date”), by and among MID-CON ENERGY PROPERTIES, LLC, a          limited liability company (“Indemnifying Party”), and [________________], a ___________________ (“Indemnified Party”).
WHEREAS, Indemnifying Party, as seller, and Indemnified Party, as purchaser, entered into that certain Purchase and Sale Agreement, dated ________________, 2016 (the “PSA”); and
WHEREAS, pursuant to Section 3.4(d)(ii) of the PSA, Indemnifying Party desires to indemnify and hold Indemnified Party harmless with respect to certain losses associated with certain Title Defects (as defined in the PSA), as more fully set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Indemnification by Indemnifying Party. Indemnifying Party hereby indemnifies and holds harmless the Indemnified Party from and against loss of property value, as well as reasonable outside counsel attorney fees and other actual and reasonable third-party costs and expenses of investigation and litigation (“Losses”) arising out of or attributable to Third Party Claims (as defined below) relating to the Title Defects identified on Exhibit A attached hereto and incorporated herein by reference (individually, a “Subject Title Defect”, collectively, the “Subject Title Defects”), up to the amount attributed to each Subject Title Defect, which amount is also identified on Exhibit A (with respect to each Subject Title Defect, the “Individual Defect Amount”, with respect to the aggregate amount for all Subject Title Defects identified on Exhibit A, the “Aggregate Defect Amount”).
2.    Limits on Indemnification, Dispute regarding Losses.
(a)    Notwithstanding anything in the PSA or this Agreement to the contrary, the Indemnified Party and the Indemnifying Party hereby agree and acknowledge that the Indemnified Party’s sole and exclusive remedy with relation to Losses suffered by the Indemnified Party relating to all Subject Title Defects shall be limited to the Aggregate Defect Amount and with relation to Losses suffered by the Indemnified Party regarding any individual Subject Title Defect shall be limited to the corresponding Individual Defect Amount. Additionally, notwithstanding anything in the PSA or this Agreement to the contrary, the Indemnified Party’s sole and exclusive remedy with respect to any and all claims, liabilities, suits, controversies, losses, costs and expenses relating to the Subject Title Defects shall be limited to a claim for reimbursement of Losses pursuant to this Agreement. Each of the parties to this Agreement expressly waives and agrees not to seek, and to cause its affiliates not to seek, indirect, consequential, punitive or exemplary damages or damages for lost profits of any kind with respect to any dispute arising under, related to, or in connection with this Agreement or the Subject Title Defects.

INDEMNITY AGREEMENT        PAGE 1

(b)    For purposes of calculating the amount of any Losses payable by the Indemnifying Party, the amount of such Losses shall be determined as agreed upon by the Indemnifying Party and the Indemnified Party with reference to the applicable Individual Defect Amount in accordance with the terms of, and subject to the limitations contained in, this Agreement and with regard to the portion of the Individual Defect Amount that is affected by a Third Party Claim. In the event the parties to this Agreement are unable to agree upon the amount of any Losses, the dispute shall be exclusively and finally resolved pursuant to this Section 2(b). There shall be a single arbitrator, who shall be a title attorney with at least ten (10) years experience in oil and gas titles involving properties in the regional area in which the properties constituting the Subject Title Defect are located, as selected by mutual agreement of the parties hereto (the “Title Expert”). The Title Expert’s determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon all parties to this Agreement, without right of appeal. In making his determination, the Title Expert shall be bound by the rules and limitations set forth in this Agreement and may consider such other matters as in the opinion of the Title Expert are necessary or helpful to make a proper determination. The Title Expert may allow the parties to make written submissions of their positions in the manner and to the extent the Title Expert deems appropriate, and the Title Expert may call on the parties to submit such other materials as the Title Expert deems helpful and appropriate to resolution of the dispute. Additionally, the Title Expert may consult with and engage disinterested third parties to advise the Title Expert, including without limitation petroleum engineers. The parties hereto shall each bear its own legal fees and other costs of presenting its case. Each party shall bear one-half of the costs and expenses of the Title Expert, including any costs incurred by the Title Expert that are attributable to such third party consultation. Within ten (10) days after the Title Expert delivers written notice to the parties to this Agreement of his award with respect to the disputed Losses, the Indemnifying Party shall pay to the Indemnified Party the amount, if any, so awarded by the Title Expert to the Indemnified Party.
(c)    Claims by the Indemnified Party for reimbursement for Losses pursuant to this Agreement shall be limited to claims made within the Claim Period (as defined below). To the extent the Indemnified Party fails to notify the Indemnifying Party of any claims for reimbursement for Losses within the Claim Period, the Indemnified Party shall be deemed to have waived any right to reimbursement for any Losses or any other damages the Indemnified Party may have suffered or incurred with respect to any such Subject Title Defect.
3.    Indemnification Proceedings.
(a)    At any time prior to the date which is two (2) years following the Effective Date (the “Claim Period”), the Indemnified Party will have the right to notify the Indemnifying Party in writing that the Indemnified Party is making an indemnification claim for reimbursement for any Losses incurred or reasonably anticipated to be incurred with respect to any third party claim regarding title to or ownership of an interest in a property which is identified as a Subject Title Defect. In the event that any third party makes a claim regarding title to or ownership of an interest in a property which is identified as a Subject Title Defect for which the Indemnifying Party may be liable to the Indemnified Party pursuant to Section 1 above (a “Third Party Claim”), the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Third Party Claim by delivery of a written notice to the Indemnifying Party (a “Claim Notice”), provided

INDEMNITY AGREEMENT        PAGE 2

that the failure or delay to so notify the Indemnifying Party shall not relieve the Indemnifying Party of their obligations under this Agreement, except to the extent that the Indemnifying Party demonstrates that its defense of such Third Party Claim is materially prejudiced thereby. The Indemnifying Party shall have thirty (30) days from receipt of the Claim Notice from the Indemnified Party (the “Notice Period”) to notify the Indemnified Party whether or not the Indemnifying Party desires, at the Indemnifying Party’s sole cost and expense, to defend the Indemnified Party against such claim or demand; provided, that the Indemnified Party is hereby authorized prior to and during the Notice Period, and at the cost and expense of the Indemnifying Party, to file any motion, answer or other pleading that it shall reasonably deem necessary to protect its interests or those of the Indemnifying Party. The Indemnifying Party shall have the right to assume the defense of such Third Party Claim only if and for so long as the Indemnifying Party (i) notifies the Indemnified Party during the Notice Period that the Indemnifying Party is assuming the defense of such Third Party Claim, (ii) uses counsel of its own choosing that is reasonably satisfactory to the Indemnified Party, and (iii) conducts the defense of such Third Party Claim in an active and diligent manner. If the Indemnifying Party is entitled to, and does, assume the defense of any such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the Indemnifying Party elects (and are entitled) to assume the defense of such Third Party Claim, (i) no compromise or settlement thereof or consent to any admission or the entry of any judgment with respect to such Third Party Claim may be effected by the Indemnifying Party without the Indemnified Party’s written consent (which shall not be unreasonably withheld, conditioned or delayed) unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party (and no injunctive or other equitable relief is imposed upon the Indemnified Party) and there is an unconditional provision whereby each plaintiff or claimant in such Third Party Claim releases the Indemnified Party from all liability with respect thereto and (ii) the Indemnified Party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld). If the Indemnifying Party elects not to assume the defense of such Third Party Claim (or fails to give notice to the Indemnified Party during the Notice Period), the Indemnified Party shall be entitled to assume the defense of such Third Party Claim with counsel of its own choice, at the expense and for the account of the Indemnifying Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of the Indemnifying Party without the prior written consent of such Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.
(b)    Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any Third Party Claim (i) at the reasonable expense of the Indemnifying Party, as to which the Indemnifying Party fails to assume the defense during the Notice Period after the Indemnified Party gives notice thereof to the Indemnifying Party or (ii) at the reasonable expense of the Indemnifying Party, to the extent the Third Party Claim seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, could materially adversely affect the business, condition (financial or other), capitalization, assets, liabilities, results of operations or prospects of the Indemnified Party. The Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of the Indemnifying Party

INDEMNITY AGREEMENT        PAGE 3

without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).
4.    Tax Treatment of Indemnification Payments. All indemnification payments pursuant to this Agreement shall be treated as adjustments to the Purchase Price (as defined in the PSA).
5.    Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.
6.    Notice. All notices which are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by telecopy or by registered or certified mail, postage prepaid, or sent by electronic mail (provided any such electronic mail transmission is confirmed either orally or by written confirmation), as follows:

If to Indemnifying Party: If to Indemnified Party:
Mid-Con Energy Properties, LLC
Attn: Charles L. McLawhorn, III
2431 E. 61st Street, Suite 850
Tulsa, Oklahoma 74136
Telephone: (918) 743-7575
Telecopy: (918) 743-8859
Email: cmclawhorn@midcon-energy.com

PO&G Panhandle, LP
Attn: George A. Oggero, General Counsel, Chief Compliance Officer, & Land Manager
5847 San Felipe, Suite 3200
Houston, Texas 77057
Telephone: 713-589-8138
Telecopy: 713-244-0650
Email: George_oggero@pogresources.com

INDEMNITY AGREEMENT        PAGE 4

Any party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the party to which such notice is addressed.
7.    Governing Law and Venue. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS. JURISDICTION AND VENUE WITH RESPECT TO ANY DISPUTES ARISING HEREUNDER SHALL BE PROPER ONLY IN TARRANT COUNTY, TEXAS.
8.    Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.
9.    Waivers. Any failure by any party or parties to comply with any of its or their obligations, agreements or conditions herein contained may be waived in writing, but not in any other manner, by the party or parties to whom such compliance is owed. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
10.    Assignment. No party to this Agreement shall assign all or any part of this Agreement, nor shall any party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other parties. Notwithstanding the preceding, however, either of the Indemnifying Party may, without the Indemnified Party’s consent, assign its rights and duties hereunder to a successor to all or substantially all of the Indemnifying Party’s business or assets. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
11.    Amendment.
This Agreement may be amended or modified only by an agreement in writing executed by the parties hereto.
No waiver of any right under this Agreement shall be binding unless executed in writing by the party to be bound thereby.
12.    No Third-Party Beneficiaries. Nothing in this Agreement shall entitle any Person (as defined in the PSA) other than the parties to this Agreement to any benefit, claims, remedy or right of any kind.
13.    Construction. Each of the parties to this Agreement has had substantial input into the drafting and preparation of this Agreement and has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transactions contemplated hereby. This Agreement is the result of arm’s-length negotiations from equal bargaining positions. In the event

INDEMNITY AGREEMENT        PAGE 5

of a dispute over the meaning or application of this Agreement, it shall be construed fairly and reasonably and neither more strongly for nor against any party.
14.    Severability. If any term or other provisions of this Agreement is held invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to any party; provided, however, that if any such term or provision may be made enforceable by limitation thereof, then such term or provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable Law (as defined in the PSA).
[SIGNATURE PAGE FOLLOWS.]

INDEMNITY AGREEMENT        PAGE 6

IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto on the date first above written.

INDEMNIFYING PARTY:
MID-CON ENERGY PROPERTIES, LLC,
a Delaware limited liability company

By:      Mid-Con Energy Partners, LP, a
   Delaware limited partnership, its
   Sole Member

By:      Mid-Con Energy GP, LLC, a
   Delaware limited liability company,
   Its General Partner

   By:________________________                    Jeffrey R. Olmstead
      Chief Executive Officer
MID-CON ENERGY OPERATING, LLC,
an Oklahoma limited liability company

By: ________________________
   Jeffrey R. Olmstead
   Chief Executive Officer

INDEMNIFIED PARTY:
PO&G PANHANDLE, LP,
a Texas limited partnership

By:      PO&G Panhandle Manager, LLC, a
   Texas limited liability company,
Its General Partner

By:      TJK, LLC, a
   Nevada limited liability company
   Its Sole Member

   By:________________________                    Steven A. Pfeifer
      Manager

INDEMNITY AGREEMENT        PAGE 7

SCHEDULE 1.2(d)
CONTRACTS

•	Gas Marketing Agreement with DCP Midstream, LP (Contract No. CRG022450A) dated September 1, 2014

•	Gas Marketing Agreement with DCP Midstream, LP (Contract No. CRG0229500) dated July 1, 2009

•	Gas Marketing Agreement with DCP Midstream, LP (Contract No. BOR1413503) dated August 31, 2012

•	Gas Marketing Agreement with DCP Midstream, LP (Contract No. NHC029200) terminated February 1, 2016

•	Crude Marketing Agreement with Plains Marketing, LP (Contract No. 8220-1004) dated May 1, 2016

•	Crude Marketing Agreement with Plains Marketing, LP (Contract No. 8220-1003) dated May 1, 2016

•	Crude Marketing Agreement with CHS McPherson Refinery, Inc. (Contract No. 213692) dated May 1, 2016

•	Crude Marketing Agreement with Valero and Marketing Supply Company (Contract No. 11-0030) dated June 1, 2013

•	Crude Marketing Agreement with Valero and Marketing Supply Company (Contract No. 12-0015) dated March 1, 2012

•	Unit Agreement for Bivins Rach Penn Unit dated October 15, 2001

•	Unit Operating Agreement for Bivins Ranch Penn Unit dated October 15, 2001

•	Line Well Agreement dated February 1, 2014.

•	Unit Agreement for Harker Ranch Morrow Sand Unit dated October 17, 2005

•	Unit Operating Agreement for Harker Ranch Morrow Sand Unit dated October 17, 2005

•	Plan of Unitization for Clawson Ranch Waterflood Unit dated July 1, 1999

•	Plan of Unitization for Eva South Morrow Sand Unit dated November 2, 1992

•	Plan of Unitization for Midwell Waterflood Unit dated March 10, 1993

•	Plan of Unitization for Ona Northwest Morrow Sand Unit dated September 23, 1992

•	Plan of Unitization for War Party Waterflood Unit dated August 23, 2001

•	Plan of Unitization for War Party II Waterflood Unit dated November 5, 2002

SCHEDULE 1.2(e)
EASEMENTS/SURFACE AGREEMENTS

•	Surface Damage Agreement with LX Cattle Company and Mid-Con Energy Operating, LLC.

•	Surface Damage Agreement with LX Cattle Company and Mid-Con Energy Operating, LLC.

•	Surface Damage Agreement with LX Cattle Company and Mid-Con Energy Operating, LLC.

•	Surface Agreement with Stephens Land & Cattle dated January 24, 2001.

•	Agreement for Surface Damages with Carl & Bernice Clawson dated May 5, 2000.

•	Surface Damage Agreement between Kirby B. Clawson and Mid-Con Energy Operating, Inc. dated February 15, 2013.

•	Surface Damage Agreement between Carl & Bernice Clawson Trust and Mid-Con Energy Operating, LLC.

•	Surface Agreement with Mid-Con Energy Operating, LLC and Stephens Land & Cattle dated May 22, 2014.

•	Surface Agreement with Mid-Con Energy Operating, LLC and Stephens Land & Cattle dated January 1, 2013.

•	Surface Damage Agreement between Mid-Con Energy Operating, Inc. and Douglas & Kay Horton Inter Vivos Trust dated October 30, 2012.

•	Surface Damage Agreement between Mid-Con Energy Operating, Inc. and Webb Red Living Trust dated December 21, 2012.

•	Surface Damage Agreement between Mid-Con Energy Operating, Inc. and Donna Campbell dated March 6, 2012.

•	Surface Damage Agreement between Mid-Con Energy Operating, LLC and Donna Campbell dated April 29, 2014.

•	Surface Damage Agreement between RDT Properties and Donna Campbell and Campbell Family Trust dated May 20, 2006.

•	Surface Agreement and Right of Way Easement between Robert H. Campbell and Bass Enterprises Production Company dated March 23, 1990.

•	Surface Damage Agreement between Mid-Con Energy Operating, LLC and Harker Family Registered, LLLP dated June 23, 2014.

•	Surface Damage Agreement between Mid-Con Energy Operating, LLC and Barry J. & Carolyn L. Gerstner dated June 3, 2014.

•	Addendum to Surface Damage Agreement between Mid-Con Energy Operating, LLC and Hanke Properties, LLC dated July 19, 2014.

•	Surface Damage Agreement between Mid-Con Energy Operating, LLC and Ada Phillips, LLC dated January 31, 2014.

•	Surface Damage Agreement between Mid-Con Energy Operating, LLC and Ada Phillips, LLC dated September 4, 2013.

•	Surface Damage Agreement between Mid-Con Energy Operating, LLC and Triple S. Land Company dated September 9, 2013.

•	Surface Damage Agreement between Mid-Con Energy Operating, Inc. and JB & Carol J. Stewart dated March 22, 2013.

•	Surface Damage Agreement between Mid-Con Energy Operating, LLC and N&R Dry Acres, LLC.

•	Surface Damage Agreement between Mid-Con Energy Operating, Inc. and James B. & Kim R. Alleman dated June 5, 2012.

•	Surface Damage Agreement between Mid-Con Energy Operating, Inc. and Steven C. Robin K. Laird dated April 26, 2012.

•	Surface Damage Agreement between Mid-Con Energy Operating, Inc. and Steven C. Robin K. Laird dated April 26, 2012.

•	Surface Damage Agreement between Mid-Con Energy Operating, Inc. and Neva Joyce Keesecker Revocable Trust dated September 20, 2013.

•	Surface Damage Agreement between Mid-Con Energy Operating, Inc. and Loren J. & Anita C. Witt, Kathleen Fyffe and Eugene & Bonita Harke.

•	Surface Damage Agreement between & Mid-Con Energy Operating, Inc. and Ada Phillips, LLC dated November 12, 2013.

•	Surface Damage Agreement between Mid-Con Energy Operating Inc. and Triple S Land Company dated March 22, 2013.

•	Surface Damage Agreement between Mid-Con Energy Operating, LLC and Barry J. and Carolyn L. Gerstner dated November 15, 2014.

•	Surface Damage Agreement between RDT Properties, Inc. and Donna M. Campbell dated July 26, 2011.

SCHEDULE 1.2(k)
VEHICLES AND VESSELS
None.

SCHEDULE 1.3(e)
EXCLUDED ASSETS

VEHICLES

Unit No.	Year	Make	Model	VIN	OK-Tag
14584	2012	Ford	F-150	1FTFW1EFXCFB14584	696JGE
80418	2013	Ford	F-150	1FTFX1EFXDKD80418	820JPW
15197	2012	Ford	F-250	1FT7X2B6XCEA15197	I39706
2454	2011	Ford	F-250	1FT7X2B66BED02454	I39649
7228	2012	Ford	F-250	1FT7X2B69CED07228	490JPW
56397	2012	Ford	F-250	1FT7X2B63CEA56397	327JGG
23240	2013	Ford	F-250	1FT7X2B68DEB23240	928JPX
53447	2014	Ford	F-150	1FTFW1EF0EKF53447	838KSS
2609	2016	Toyota	Tacoma	5TFSZ5AN7GX002609	Z33695

EQUIPMENT

FIELD	Equipment Type	MAKE	SIZE	SERIAL NUMBER	MOTOR HP
Midwell	Pumping Unit	Unknown	C-114-143-74	20060701	20
Midwell	Pumping Unit	Lufkin	C114D		20
Midwell	Pumping Unit	American	80-119-54	T11F54-11-1322

CONTRACTS

• Water Supply Well Agreement dated January 2016; between Mid-Con Energy Properties, LLC and
Mid-Con Energy III, LLC

SCHEDULE 3.3(l)
PERMITTED ENCUMBRANCES
None.

SCHEDULE 3.4(a)
ALLOCATED VALUES ($)

Unit	Allocation
Bivins Ranch	2,199,000
Clawson Ranch Waterflood	1,064,000
Eva South Morrow Unit	0
Harker Ranch Morrow Unit	2,525,000
Midwell Unit	1,882,000
Ona Morrow Unit	7,060,000
Smaltz Unit	270,000
War Party Unit I	0
War Party Unit II	3,000,000
Total	18,000,000

SCHEDULE 5.7
LITIGATION

None.

SCHEDULE 5.8
TAXES AND ASSESSMENTS
None.

SCHEDULE 5.9
COMPLIANCE WITH LAWS
None.

SCHEDULE 5.10
OUTSTANDING CAPITAL COMMITMENTS

•	May 15, 2016 AFE for Harker Ranch #9 well -- $61,890

SCHEDULE 5.11
IMBALANCES
None.

SCHEDULE 5.13
TRANSFER REQUIREMENTS

•	War Party II Waterflood Unit Plan of Unitization

•	Bivins Ranch leases

SCHEDULE 5.16
OIL & GAS OPERATIONS
None.

SCHEDULE 5.17
PLUGGING & ABANDONMENT
None.

SCHEDULE 5.21
SUSPENSE ACCOUNTS
$3,969.67.

SCHEDULE 5.22
INSURANCE; BONDING
INSURANCE:

•	2015-07-01 Commercial Umbrella - Chubb #7988-64-97 - MCEO, Inc.

•	2015-07-01 Commercial Umbrella - Chubb #7988-64-97 - amendment to MCEO LLC

•	2015-07-01 Commercial Umbrella 2nd layer - AIG #047721714 - MCEO Inc.

•	2015-07-01 Commercial Umbrella 2nd layer - AIG #047721714 - amendment to MCEO LLC

•	2015-07-01 General Liability - Chubb #3600-37-89 - MCEO, Inc.

•	2015-07-01 General Liability - Chubb #3600-37-89 - amendment to MCEO, LLC

•	2015-07-01 General Liability - Chubb #3600-37-89 - WFB to additional insured

•	2015-07-01 General Liability Certificate of Insurance - Chubb #3600-37-89 - MCEO, LLC w WF

•	2015-10-02 General Liability - Chubb #3600-37-89 - 30-day cancellation notice to Harwood

•	2015-07-01 Pollution Liability - Chubb #3733-43-65 - MCEO, Inc.

•	2015-07-01 Pollution Liability - Chubb #3733-43-65 - amend to MCEO, LLC

•	2015-07-01 Property Equipment - Allianz #MXI93067888 - MCEO Inc.

•	2015-07-01 Property Equipment - Allianz #MXI93067888 - amend to MCEO LLC

•	2015-09-09 Worker's Compensation - Chubb-Federal Insurance Co. #16-7174-65-95 - MCEO LLC

•	2015-09-09 Worker's Compensation - Chubb-Federal Insurance Co. #16-7174-65-95 - final audit 2015-12-29

•	2015-07-01 Control of Well - Lloyd's #AMW146847 - MCEO Inc.

•	2015-10-15 Control of Well - Lloyd's #AMW146847 - amendment to MCEO, LLC

•	2015-12-31 Control of Well - Lloyd's #AMW146847 - terrorism exclusion

•	2016-01-05 Control of Well - Lloyd's #AMW156987 - MCEO, Inc.

BONDS:

•	Mid-Con Energy Operating, LLC – Colorado Oil & Gas Conservation;

◦	Surety ID 2016-0018 Cash Blanket Plugging Bond for $60,000.

•	Mid-Con Energy Operating, LLC – Oklahoma Corporation Commission;

o	Irrevocable Letter of Credit #320 - $25,000.

•	Mid-Con Energy Operating, LLC – Oklahoma Secretary of State;

o	Irrevocable Letter of Credit #321 - $25,000.

•	Mid-Con Energy Operating, LLC – Commissioners of the Land Office, State of Oklahoma;

o	Irrevocable Letter of Credit #322 - $10,000.

•	Mid-Con Energy Operating, LLC – Texas Railroad Commission;

o	Irrevocable Letter of Credit #323 - $250,000.

•	Mid-Con Energy Operating, LLC – Anadarko E&P Company;

o	Irrevocable Letter of Credit #315 - $50,000.

SCHEDULE 5.23
MATERIAL CONTRACTS

•	Unit Agreement for Bivins Rach Penn Unit dated October 15, 2001

•	Unit Operating Agreement for Bivins Ranch Penn Unit dated October 15, 2001

•	Line Well Agreement dated February 1, 2014

•	Unit Agreement for Harker Ranch Morrow Sand Unit dated October 17, 2005

•	Unit Operating Agreement for Harker Ranch Morrow Sand Unit dated October 17, 2005

•	Plan of Unitization for Clawson Ranch Waterflood Unit dated July 1, 1999

•	Plan of Unitization for Eva South Morrow Sand Unit dated November 2, 1992

•	Plan of Unitization for Midwell Waterflood Unit dated March 10, 1993

•	Plan of Unitization for Ona Northwest Morrow Sand Unit dated September 23, 1992

•	Plan of Unitization for War Party Waterflood Unit dated August 23, 2001

•	Plan of Unitization for War Party II Waterflood Unit dated November 5, 2002

SCHEDULE 5.24
ENVIRONMENTAL MATTERS
None.

SCHEDULE 7.5
OPERATIONS OF BUSINESS
None.

SCHEDULE 7.14
Employees

•	Anthony Aton, Field Supervisor

•	Jeremy Lavielle, Fluid Tech

•	John Byrd, Jr., Pumper

•	Guy Dickerson, Pumper

•	Luis Gutierrez, Pumper

•	Jesus Nevarez, Pumper

•	Juan Carlos Rodriguez, Pumper

•	Will Berry, Pumper